                                                Filed Pursuant to Rule 424(b)(3)
                                                File No. 333-15285


PROSPECTUS                       $500,300,000
----------

            [LOGO OF GREEN TREE FINANCIAL CORPORATION APPEARS HERE]
                 GREEN TREE FLOORPLAN RECEIVABLES MASTER TRUST
   $478,800,000 FLOATING RATE FLOORPLAN RECEIVABLE TRUST CERTIFICATES, SERIES
                                 1996-2, CLASS A
    $21,500,000 FLOATING RATE FLOORPLAN RECEIVABLE TRUST CERTIFICATES, SERIES
                                 1996-2, CLASS B
  GREEN TREE FLOORPLAN FUNDING CORP.      GREEN TREE FINANCIAL CORPORATION
              TRANSFEROR                              SERVICER
                                ---------------
  Each of the Floating Rate Floorplan Receivable Trust Certificates, Series 1996-2, Class A (the "Class A Certificates") and each of the Floating Rate Floorplan Receivable Trust Certificates, Series 1996-2, Class B (the "Class B Certificates," and, together with the Class A Certificates, the "Offered Certificates") will represent an undivided interest in the Green Tree
Floorplan Receivables Master Trust (the "Trust"), created pursuant to a
Pooling and Servicing Agreement among Green Tree Floorplan Funding Corp., as transferor (the "Transferor"), Green Tree Financial Corporation, as servicer ("Green Tree" or the "Servicer") and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). The fractional undivided interests in the Trust represented by the Class B Certificates will be subordinated to fund certain payments with respect to the Class A Certificates as described in "Description of the Offered Certificates--Application of Collections," "--Reallocated Principal Collections," and "--Investor Charge-Offs." The assets of the Trust will include the amounts owed from time to time ("Receivables")
by retail dealers, manufacturers and distributors ("Dealers") pursuant to revolving financing arrangements (each such arrangement, an "Account") between such Dealers and Green Tree to finance (i) in the case of retail dealers, their inventory of consumer and commercial products and (ii) in the case of manufacturers and distributors, their inventory of finished goods, parts and other items and the accounts receivable arising from the sale thereof. Any increase in the Receivables referred to in clause (ii) to an amount in excess of 20% of total Receivables will be subject to the limitations described under "Description of the Offered Certificates--The Overconcentration Amounts."
  Concurrently with the issuance of the Offered Certificates, the Trust will issue the Floorplan Receivable Trust Certificates, Series 1996-2, Class C (the "Class C Certificates"), which initially will be issued to the Transferor but may in the future be privately placed, and the Floorplan Receivable Trust Certificates, Series 1996-2, Class D (the "Class D Certificates," and,
together with the Class C Certificates and the Offered Certificates, the "Certificates") to the Transferor. The Offered Certificates, the Class C Certificates and the Class D Certificates constitute "Series 1996-2." The fractional undivided interests in the Trust represented by the Class C Certificates will be subordinated to fund certain payments with respect to the Offered Certificates and the Class D Certificates will be subordinated to fund certain payments with respect to the Class C Certificates and the Offered Certificates as described in "Description of the Offered Certificates-- Application of Collections," "--Reallocated Principal Collections," and "--Investor Charge-Offs." The Transferor will own the remaining undivided interest in the Trust not represented by the Certificates and any other investor certificates issued by the Trust, which retained interest will be represented by the Exchangeable Transferor Certificate. The Exchangeable Transferor Certificate will be held initially by the Transferor and will be transferable only as provided in the Pooling and Servicing Agreement. The Transferor from time to time may offer to the public or other investors under a prospectus or other disclosure document in transactions either registered under the Securities Act of 1933, as amended, or exempt from registration thereunder, other series of certificates that evidence undivided interests in certain assets of the Trust by exchanging a portion of its interest in the Trust therefor. Only the Offered Certificates are being offered pursuant to this Prospectus.
  Interest on the outstanding principal balance of the Class A Certificates will accrue at a rate per annum equal to the lesser of (i) the applicable one-month LIBOR (calculated and determined as described under "Description of the Offered Certificates--Interest Payments") plus .08% per annum or (ii) the Net Receivables Rate (as defined under "Description of the Offered Certificates-- Interest Payments") (the "Class A Certificate Rate"). Interest on the outstanding principal balance of the Class B Certificates will accrue at a rate per annum equal to the lesser of (i) the applicable one-month LIBOR plus
 .30% per annum or (ii) the Net Receivables Rate (as defined under "Description of the Offered Certificates--Interest Payments") (the "Class B Certificate Rate"). Interest with respect to the Certificates will be distributed on January 13, 1997 and on the 13th day of each month thereafter (or, if such
13th day is not a business day, the next succeeding business day) (each, a "Distribution Date"). Principal on the Class A Certificates is scheduled to be distributed on the Distribution Date in December 1999 but may be paid earlier under certain limited circumstances described herein. Principal on the Class B Certificates is scheduled to be paid on the Distribution Date in January 2000 but may be paid earlier under certain limited circumstances described herein.
  Application will be made to list the Offered Certificates on the Luxembourg Stock Exchange.
  There currently is no secondary market for the Offered Certificates, and there is no assurance that one will develop or, if one does develop, that it will continue until the Offered Certificates are paid in full.
                                ---------------
  POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" ON PAGES 24 THROUGH 29 HEREIN.
                                ---------------
        THE OFFERED CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY
          AND DO NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS
             OF THE TRANSFEROR, GREEN TREE FINANCIAL CORPORATION
                OR ANY AFFILIATE THEREOF. NEITHER THE OFFERED
                     CERTIFICATES NOR THE RECEIVABLES ARE
                         INSURED OR GUARANTEED BY ANY
                             GOVERNMENTAL AGENCY.


   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                  PROCEEDS TO
                                        PRICE TO   UNDERWRITING       THE
                                       PUBLIC(1)     DISCOUNT   TRANSFEROR(1)(2)
--------------------------------------------------------------------------------
Per Class A Certificate..............     100%        .225%         99.775%
--------------------------------------------------------------------------------
Per Class B Certificate..............     100%         .5%           99.5%
--------------------------------------------------------------------------------
Total................................ $500,300,000  $1,184,800    $499,115,200
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Plus accrued interest, if any, from December 18, 1996.
(2) Before deduction of expenses estimated to be $583,000.
                                ---------------
  The Offered Certificates are offered by the Underwriters as described in "Underwriting," subject to prior sale, when, as and if issued to and accepted by the Underwriters and subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to reject orders in whole or in part. It is expected that the Offered Certificates will be delivered in book-entry form on or about December 18, 1996 through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System.
                                ---------------
MERRILL LYNCH & CO.                         FIRST CHICAGO CAPITAL MARKETS, INC.
                                ---------------
               The date of this Prospectus is December 11, 1996.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until Definitive Certificates (as defined herein) are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the Pooling and Servicing Agreement (as defined herein). All references herein to "holders" or "Certificateholders" of the Class A or Class B Certificates reflect the rights of the owners of the beneficial interests in the Offered Certificates ("Certificate Owners") as they may indirectly exercise such rights through DTC and its participants, except as otherwise specified herein. Neither Green Tree Financial Corporation nor any successor servicer intends to send any of such monthly and annual reports to Certificate Owners. See "Description of the Offered Certificates-- Book-Entry Registration," "--Reports to Certificateholders" and "--Evidence as to Compliance." Certificate Owners may receive such reports upon written request, together with (i) a certification that they are Certificate Owners and (ii) payment of reproduction and postage expenses associated with the distribution of such reports, from the Trustee at Norwest Bank Minnesota, National Association, Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0069, Attention: Corporate Trust Department. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                             AVAILABLE INFORMATION

  Green Tree Floorplan Funding Corp., as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission on behalf of the Trust with respect to the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public references facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the address "http://www.sec.gov." Periodic reports with respect to the Trust that have been filed under the Exchange Act and the rules and regulations of the Commission thereunder and other information filed by the Servicer can be inspected and copied at the public reference facilities maintained by the Commission referred to above.

                               OTHER INFORMATION

  Upon receipt of a request by an investor who has received an electronic Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, the Transferor or such Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used herein are defined in the "Glossary of Terms" or elsewhere in this Prospectus. Unless the context requires otherwise, certain capitalized terms, when used in this Prospectus, relate only to the Series 1996-2 Certificates and not to other certificates which may exist from time to time.

Offered Certificates.........  $ 478,800,000 aggregate principal amount of
                                Class A Certificates and $21,500,000 aggregate principal amount of Class B Certificates are being offered hereby. The Offered Certificates will be available for purchase in minimum de-nominations of $1,000 and in integral multiples of $1,000 in excess thereof.

                               The Offered Certificates represent obligations
                                of the Trust only and do not represent inter-ests in or recourse obligations of Green Tree, the Transferor, or any affiliate of either of them.

                               The Class B Certificates will be subordinated to
                                fund certain payments with respect to the Class A Certificates as described herein. See "De-scription of the Offered Certificates--Subordi-nation of the Class B Certificates."

Other Series 1996-2            $8,100,000 aggregate principal amount of Class C
 Certificates................   Certificates, which initially will be issued to
                                the Transferor but may in the future be pri-vately placed, and $29,600,000 aggregate prin-cipal amount (exclusive of the Class D Incre-mental Invested Amount) of Class D Certifi-cates, which are being issued concurrently to the Transferor. The Class D Invested Amount will be adjusted from time to time as described under "Description of the Offered Certifi-cates--The Overconcentration Amounts." Only the
                                Offered Certificates are being offered pursuant to this Prospectus.

Transferor...................  Green Tree Floorplan Funding Corp., a wholly owned subsidiary of Green Tree, is the Trans-feror. The principal executive offices of the Transferor are located at 500 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639, telephone number (612) 293-3400.
                                See "The Transferor."

Servicer.....................  Green Tree Financial Corporation (in such capac-
                                ity, "Green Tree" or the "Servicer"). The prin-cipal executive offices of the Servicer are lo-cated at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639, tele-phone number (612) 293-3400. A substitute Servicer may be appointed in certain circum-stances. See "Green Tree Financial Corporation and Its Commercial Finance Division" and "De-scription of the Offered Certificates--Certain Matters Regarding the Transferor and the Servicer."

Trustee .....................  Norwest Bank Minnesota, National Association, is
                                the Trustee. Under certain circumstances speci-fied herein, the beneficial owners of investor certificates representing more than 50% of the aggregate invested amount of all Series will have the right to remove the Trustee. See "De-scription of the Offered Certificates--The Trustee."

Trust........................  The Trust has been formed pursuant to the Pool-
                                ing and Servicing Agreement, which has been supplemented by Supplements thereto relating to two previous Series of Certificates and which will be supplemented by the Series 1996-2 Sup-plement relating to the Series 1996-2 Certifi-cates and by Supplements applicable to other Series that may be issued in the future. See "The Trust."

Trust Assets.................  The Trust assets include (i) all Receivables arising under the Accounts from time to time satisfying certain criteria described herein (see "The Receivables--Eligible Receivables and Eligible Accounts"), (ii) all funds to be col-lected in respect of the Receivables, (iii) all the rights of the Transferor under the Receiv-ables Purchase Agreement between the Transferor and Green Tree (the "Purchase Agreement"), (iv) all funds on deposit in certain accounts of the Trust, (v) any amounts received by the Servicer with respect to Receivables that were previ-ously charged off as uncollectible in accor-dance with the Servicer's customary and usual servicing procedures ("Recoveries"), (vi) an assignment of a security interest in the con-sumer and commercial products or other assets securing each Receivable (collectively, the "Collateral Security"), (vii) the Transferor's rights under all Floorplan Agreements with Man-ufacturers relating to the Collateral Security, and (viii) all proceeds of the foregoing. The Offered Certificates will not have the benefit of any credit enhancement other than the subor-dination of the Class B Certificates, Class C Certificates and Class D Certificates for the benefit of each Class of Series 1996-2 Certifi-cates with an earlier alphabetical designation as described above.

                               Pursuant to the Purchase Agreement, the Trans-
                                feror will purchase from Green Tree all of the Receivables arising from time to time under the Accounts. See "Description of the Purchase Agreement--Transfer of Receivables."

                               Pursuant to the Pooling and Servicing Agreement,
                                the Transferor will automatically transfer to the Trust all of its right, title, and interest in and to the Receivables. See "Risk Factors-- Transfer of the Receivables; Insolvency Risk Considerations" for a discussion of certain le-gal considerations relating to such transfer.

The Accounts.................  The Accounts pursuant to which the Receivables will be generated are revolving credit agree-ments entered into with Green Tree or one of its subsidiaries by dealers, manufacturers and distributors located throughout the United States ("Dealers") to finance their production and inventory of consumer and commercial prod-ucts. The Receivables constitute payment obli-gations arising from time to time under the Ac-counts. "Floorplan Receivables" represent ex-tensions of credit to finance product inventory for dealers, and are secured by the related dealer's product inventory. The products for which Green Tree currently pro-vides floorplan financing to dealers include manufactured housing, recreational vehicles and marine products. "Asset-Based Receivables" rep-resent extensions of credit generally to manu-facturers and distributors to finance their production and inventory, and are secured by finished goods inventory, accounts receivable, certain work-in-process, raw materials and com-ponent parts, as well as other assets of the borrower. In general, Green Tree's credit ap-proval process focuses on the creation of the Account with the Dealer, with credit limits and other appropriate restrictions established upon creation of the Account. The amount of Receiv-ables arising under an Account at any time will be determined primarily by the financing needs of the Dealer.

                               Green Tree expects that it will provide financ-
                                ing to Dealers in other products in the future, and that the relative proportions of the Re-ceivables representing financing for each type of product will change over time as the Receiv-ables balance of each Dealer fluctuates over time. The Accounts will be selected from all such credit agreements of Green Tree that meet the credit and eligibility criteria specified in the Pooling and Servicing Agreement and the related Series Supplement (the "Eligible Ac-counts"). Under certain circumstances Accounts may be added to, or removed from, the Trust, and the Transferor expects to add additional Accounts to the Trust from time to time. See "Description of the Offered Certificates--Rep-resentations and Warranties," "--Addition of Accounts" and "--Removal of Accounts."

Receivables..................  The Receivables represent the amounts payable from time to time pursuant to the Accounts. The Receivables will bear interest at an adjustable rate described herein. Certain Receivables do not bear interest for a specified period fol-lowing their origination. Generally, the prin-cipal amount of a Receivable is due (i) in the case of Floorplan Receivables, in scheduled in-stallments with payment in full due upon the retail sale of the related product, or (ii) in the case of Asset-Based Receivables, upon the reduction of eligible collateral or as the bor-rower's needs decline, and in full upon the termination of the facility. Accordingly, the amount of Receivables will fluctuate from day to day as new Receivables are generated and as existing Receivables are collected, written off as uncollectible, or otherwise adjusted. See "Green Tree Financial Corporation and its Com-mercial Finance Division."

Overconcentration Amounts....  In order to reduce the Trust's exposure to any single Dealer or any single industry, certain diversification thresholds ("Overconcentration
                                Amounts") will be tested at the end of each Monthly Period. Initially, except as provided below, no more than 20% of the Receivables may be Asset-Based Receivables; no more than 2% (or 3% for certain designated Dealers) of the Re-ceivables may have arisen under an Account with a single Dealer; no more than 15% of the Re-ceivables may be Floorplan Receivables financ-ing products from a single manufacturer; no more than 5% of the Receivables may be Floorplan Re-ceivables financing marine products; no more than 15% of the Receivables may be Floorplan Receivables financing recreational vehicles, and no more than 5% of the Receivables may be Floorplan Receivables financing products other than manufactured housing, marine products or recreational vehicles. Green Tree expects that the Receivables will from time to time exceed one or more of these thresholds. To the extent that any such threshold is exceeded at the end of a Monthly Period, the Class D Invested Amount will be increased by an equivalent amount. These threshold percentages may, howev-er, be increased in the future without the con-sent of any Certificateholder to a level ac-ceptable to each Rating Agency without any re-duction or withdrawal of its rating of the Class A or Class B Certificates. See "Descrip-tion of the Offered Certificates--The Overconcentration Amounts."

Collections..................  The Servicer will deposit all collections of Re-
                                ceivables (other than collections allocable to the Exchangeable Transferor Certificate, sub-ject to certain exceptions specified herein) in the Collection Account on each business day. The aggregate of (A) all collections on the Re-ceivables with respect to interest or other fees, (B) investment earnings on amounts on de-posit in the Interest Funding Account, the Principal Account, the Distribution Account, the Collection Account, the Excess Funding Ac-count, the Pre-Funding Account and the Class D Subaccount of the Excess Funding Account (col-lectively, the "Trust Accounts") on such busi-ness day and (C) Recoveries will be treated as "Finance Charge Collections." In addition, in order to provide additional yield to the Trust to offset the effect of any increase in Receiv-ables that do not bear interest for a specified period, any increase in the length of such a period or any decrease in the level of interest rates borne by the Receivables, the Transferor may elect at any time to instruct the Servicer to allocate a specified percentage (the "Dis-count Factor") of Principal Collections to be treated as interest collections ("Imputed Yield Collections"). The Discount Factor, if any, may vary from time to time (subject to the limita-tions set forth in the Series 1996-2 Supple-
                                ment), and initially will be zero. Finance
                                Charge Collections and Imputed Yield Collec-tions, if any, are collectively referred to as "Interest Collections." The remainder of the collections on the Receivables received on any business day will be treated as "Principal Col-lections." Principal Collections and Interest Collections are collectively sometimes referred to herein as "Collections." See "Description of the Offered Certificates--Interest Collections; Principal Collections." All such amounts will then be allocated in accordance with the re-spective interests of the Certificateholders, the certificateholders of any other Series, and the holder of the Exchangeable Transferor Certificate in the Principal Receivables and in the Interest Receivables in the Trust. During the Revolving Period, upon the retail sale of a product securing a Receivable where Green Tree is providing the customer financing for such retail sale, Green Tree will not, except under certain limited circumstances, be obligated to deposit cash in the Collection Account in re-spect of the principal amount of such Receiv-able but may instead replace such Receivable with other Receivables. See "Description of the Offered Certificates--Allocation Percentages."

The Series 1996-2
 Certificates

  A. Class A Certificates....  The Class A Certificates will evidence undivided interests in the assets of the Trust allocated to the Class A Certificateholders' Interest and will represent the right to receive from such assets funds up to (but not in excess of) the amounts required to make payments of interest on the Class A Certificates at the Class A Cer-tificate Rate and the payment of principal to the extent of the Class A Invested Amount (which may be less than the aggregate unpaid principal amount of the Class A Certificates, in certain circumstances, if the Investor De-fault Amount exceeds funds allocable thereto and the Class B Invested Amount, the Class C Invested Amount and the Class D Invested Amount are reduced to zero). See "Description of the Offered Certificates--Subordination of the Class B Certificates," "--Allocation Percent-ages" and "--Investor Charge-Offs."

  B. Class B Certificates....  The Class B Certificates will evidence undivided interests in the assets of the Trust allocated to the Class B Certificateholders' Interest and will represent the right to receive from such assets funds up to (but not in excess of) the amounts required to make payments of interest on the Class B Certificates at the Class B Cer-tificate Rate and the payment of principal to the extent of the Class B Invested Amount (which may be less than the aggregate unpaid principal amount of the Class B Certificates, in certain circumstances, if the Investor De-fault Amount exceeds funds allocable thereto and the Class C Invested Amount and the Class D Invested Amount are reduced to zero). See "De-scription of the Offered Certificates--Subordi-nation of the Class B Certificates," "--Alloca-tion Percentages" and "--Investor Charge-Offs."

  C. Class C Certificates....  The Class C Certificates will evidence undivided interests in the assets of the Trust allocated to the Class C Certificateholders' Interest and will represent the right to receive from such assets funds up to (but not in excess of) the amounts required to make payments of principal to the extent of the Class C Invested Amount (which may be less than the aggregate unpaid principal amount of the Class C Certificates, in certain circumstances, if the Investor De-fault Amount exceeds funds allocable thereto and the Class D Invested Amount is reduced to zero). See "Description of the Offered Certifi-cates--Allocation Percentages" and "--Investor Charge-Offs." The Class C Certificates are not being offered hereby.

  D. Class D Certificates....  The Class D Certificates will evidence undivided interests in the assets of the Trust allocated to the Class D Certificateholders' Interest and will represent the right to receive from such assets funds up to (but not in excess of) the amounts required to make payments of principal to the extent of the Class D Invested Amount. The Class D Invested Amount will initially equal $29,600,000 (exclusive of the Class D In-cremental Invested Amount, which is expected to be zero on the Series 1996-2 Issuance Date), and will be adjusted from time to time as de-scribed under "Description of the Offered Cer-tificates--The Overconcentration Amounts." The Class D Certificates are not being offered hereby.

Transferor Interest..........  The Pooling and Servicing Agreement provides that the Trustee will issue two types of cer-tificates: (i) investor certificates in one or more Series, each of which may have multiple classes and of which one or more such classes may be transferable, and (ii) the Exchangeable Transferor Certificate. The Exchangeable Trans-feror Certificate will evidence the Transferor Interest, will be held by the Transferor, and will be transferable only as provided in the Pooling and Servicing Agreement. The Transferor Interest will represent the right to the assets of the Trust not allocated to the Series 1996-2 Certificateholders' Interest or the interest of the holders of certificates of any other Series pursuant to the Pooling and Servicing Agreement and applicable Supplements.

Issuance of New Series.......  The Pooling and Servicing Agreement provides that, pursuant to any one or more supplements thereto (each, a "Supplement"), the Transferor may cause the Trustee to issue one or more new Series of certificates (a "New Issuance"). The Transferor may create a New Issuance pursuant to an Exchange (described below). The Trans-feror may offer any Series for sale in transac-tions either registered under the Securities Act or exempt from registration thereunder, di-rectly or through one or more underwriters or placement agents, in fixed-price offerings, in negotiated transactions or otherwise. The Transferor has previously offered Floating Rate Floorplan Receivable Trust Certificates, Series 1995-1 (the "Series 1995-1 Certificates"), in a public offering, and has privately placed Vari-able Funding Certificates, Series 1996-1 (the "Series 1996-1 Certificates"). See Annex B hereto. The Transferor currently intends to of-fer, from time to time, additional Series is-sued by the Trust.

Exchanges....................  The Pooling and Servicing Agreement provides that, pursuant to any one or more Supplements to the Pooling and Servicing Agreement, the Transferor may tender the Exchangeable Trans-feror Certificate or, if provided in the rele-vant Supplement, certificates comprising any Series and the Exchangeable Transferor Certifi-cate, to the Trustee in exchange for certifi-cates comprising one or more new Series and a reissued Exchangeable Transferor Certificate (an "Exchange"). Any Exchange will be subject to certain conditions specified in the Pooling and Servicing Agreement. See "Description of the Offered Certificates--Exchanges."

Interest.....................  Interest on the respective outstanding balance of each Class of Offered Certificates will ac-crue at the applicable Certificate Rate (as de-fined below) and will be payable on the 13th day of each month, or if such day is not a business day, on the next succeeding business day (each a "Distribution Date"), beginning
                                 January 13, 1997. Interest will accrue from
                                and including the preceding Distribution Date
                                (or, in the case of the first Distribution
                                Date, from and including the Series 1996-2 Is-suance Date) to but excluding such Distribution Date (each an "Interest Accrual Period") and will be calculated on the basis of the actual number of days in the related Interest Accrual Period divided by 360.

                               Interest on the outstanding principal balance of
                                the Class A Certificates will accrue for each Interest Accrual Period at a rate per annum equal to the lesser of (i) one-month LIBOR (calculated as described under "Description of the Offered Certificates--Interest Payments") determined as of the second LIBOR business day prior to such Interest Accrual Period plus .08% per annum or (ii) the Net Receivables Rate (as described under "Description of the Offered Certificates--Interest") (the "Class A Certifi-cate Rate"). Interest on the outstanding prin-cipal balance of the Class B Certificates will accrue for each Interest Accrual Period at a rate per annum equal to the lesser of (i) one-month LIBOR determined as of the second LIBOR business day prior to such Interest Accrual Pe-riod plus .30% per annum or (ii) the Net Re-ceivables Rate (the "Class B Certificate Rate" and together with the Class A Certificate Rate, the "Certificate Rates").

                               Interest payments on the Offered Certificates
                                will be made from Series Available Interest
                                Collections, as described under "Description of the Offered Certificates--Application of Col-lections--Payment of Fees, Interest and Other Items," and from certain other funds allocated for such purpose under the Pooling and Servic-ing Agreement. See "Description of the Offered Certificates--Reallocated Principal Collec-tions."

Funding Period...............  During the period from and including the Series
                                1996-2 Issuance Date to but excluding the ear-lier of (x) the first day for which the In-vested Amount equals the Full Invested Amount;
                                (y) the first day on which a Pay Out Event is deemed to occur; and (z) the last day of the June 1997 Monthly Period (the "Funding Peri-od"), the Pre-Funded Amount will be maintained in a trust account to be established with the Trustee (the "Pre-Funding Account"). The "Pre-Funded Amount" as of any date during the Fund-ing Period will equal the amount of the initial deposit to the Pre-Funding Account, less the amounts of any increases in the Invested Amount pursuant to the Series 1996-2 Supplement in connection with the increase in the amount of Receivables in the Trust. On the Series 1996-2 Issuance Date a cash deposit will be made to the Pre-Funding Account such that the amount of Principal Receivables plus the amount of such cash deposit on such date will at least equal the sum of the initial outstanding principal bal-ances of the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates, and the then current out-standing principal amount of the Series 1995-1 Certificates and the Series 1996-1 Variable Funding Certificates. Funds on deposit in the Pre-Funding Account will be invested by the Trustee at the direction of the Servicer in Cash Equivalents.

                               During the Funding Period, funds on deposit in
                                the Pre-Funding Account will be withdrawn and paid to the Transferor, as frequently as daily, to the extent of any increases in the Invested Amount as a result of the increase in the amount of Receivables in the Trust. The Trans-feror expects that the funds on deposit in the Pre-Funding Account will be fully invested in Receivables by the end of the June 1997 Monthly Period. In the event of the occurrence of a Pay Out Event during the Funding Period the amounts remaining on deposit in the Pre-Funding Ac-count, will be payable as principal first to the Class A Certificateholders until the Class A Invested Amount is paid in full, then to the Class B Certificateholders until the Class B Invested Amount is paid in full, then to the Class C Certificateholders until the Class C Invested Amount is paid in full, and then to the Class D Certificateholders until the Class D Invested Amount is paid in full. Should the Pre-Funded Amount be greater than zero on the last day of the June 1997 Monthly Period, such amount will be deposited in the Excess Funding Account and the Invested Amount will be in-creased in an amount equal to such deposit. Amounts on deposit in the Excess Funding Ac-count are treated as assets of the Trust allo-cated to all Series then outstanding and the Exchangeable Transferor Certificate and will be applied as described in "Description of the Of-fered Certificates--Excess Funding Account."

Revolving Period.............  The "Revolving Period" with respect to Series
                                1996-2 means the period from and including the Series 1996-2 Issuance Date to, but not includ-ing, the earlier of (a) the commencement of the Controlled Accumulation Period (described be-low) and (b) the commencement of the Early Am-ortization Period. During the Revolving Period, Principal Collections otherwise allocable to the Certificateholders (other than any Reallo-cated Principal Collections applied to make in-terest distributions) will, subject to certain limitations, be paid from the Trust to the holder of the Exchangeable Transferor Certifi-cate or applied as Shared Principal Collections and paid to holders of certificates of other series, as described below under "Shared Prin-cipal Collections."

                               The aggregate principal amount of the Series
                                1996-2 Certificates, except as otherwise pro-vided herein, will remain fixed during the Re-volving Period.

Principal Payments

  A. Controlled Accumulation
     Period..................
                               On July 13, 1999, the Servicer will determine
                                the Accumulation Period Length. The "Accumula-tion Period Length" will be one, two, three or four month(s) and will be calculated as the product, rounded upwards to the nearest inte-ger, of (a) four and (b) a fraction, the numer-ator of which is the Invested Amount as of July 13, 1999 (after giving effect to all changes therein on such date) and the denominator of which is the sum of such Invested Amount and the invested amounts as of July 13, 1999 (after giving effect to all changes therein on such date) of all other outstanding Series whose re-spective revolving periods are not scheduled to end before the last day of the November 1999 Monthly Period. Depending on whether the Accu-mulation Period Length is one month, two months, three months or four months, the "Accu-mulation Period Commencement Date" will be the first day of the November 1999 Monthly Period, the October 1999 Monthly Period, the September 1999 Monthly Period or the August 1999 Monthly Period, respectively. Notwithstanding the fore-going, the Accumulation Period Commencement Date will be August 2, 1999 if, prior to such date, any other outstanding Series has entered into an early amortization period. In addition, if the Accumulation Period Length has been de-termined to be less than four months and, thereafter, any outstanding Series enters into an early amortization period, the Accumulation Period Commencement Date will be the earlier of
                                (i) the date that such outstanding Series en-tered into its early amortization period and
                                (ii) the Accumulation Period Commencement Date as previously determined.

                               The Controlled Accumulation Period will end on
                                the earliest of (i) the commencement of the Early Amortization Period, (ii) payment of the Invested Amount in full and (iii) the Series 1996-2 Termination Date.

                               On each business day during the Controlled Accu-
                                mulation Period, prior to the payment of the Class A Invested Amount in full, the Servicer will deposit into an account established for the Certificateholders (the "Principal Ac-count") an amount equal to the lesser of (a) Principal Collections allocable to the Class A, Class B and Class C Certificateholders' Inter-ests plus Shared Principal Collections, if any, from other Series allocable to the Class A, Class B and Class C Certificates, plus certain other amounts comprising Class A, Class B and Class C Principal, and (b) the amount, if any, by which (i) the sum of the Controlled Accumu-lation Amount for such Monthly Period plus the Accumulation Shortfall (described below), if any (such sum being referred to as the "Con-trolled Deposit Amount" for the related Monthly Period) exceeds (ii) the amount in the Princi-pal Account for the account of the Class A Certificateholders.

                               On each business day during the Controlled Accu-
                                mulation Period, following the payment (or de-posit in the Principal Account) of the Class A Invested Amount in full but prior to the pay-ment (or deposit in the Principal Account) of the Class B Invested Amount in full, an amount equal to the lesser of (a) Principal Collec-tions allocable to the Class B and Class C Certificateholders' Interests (on the basis of the ABC Fixed/Floating Allocation Percentage) plus Shared Principal Collections, if any, from other Series allocable to the Class B and Class C Certificates, plus certain other amounts com-prising Class B and Class C Principal, and (b) the amount, if any, by which (i) the Controlled Deposit Amount for the related Monthly Period exceeds (ii) the amount in the Principal Ac-count for the account of the Class B Certificateholders, will be deposited daily in the Principal Account.

                               On any business day when the amount on deposit
                                in the Principal Account equals or exceeds the Controlled Deposit Amount for the related Dis-tribution Date, the balance of all such funds remaining on deposit in the Collection Account will be treated as Shared Principal Collections and may be used to make payments to other Se-ries which are in an accumulation or amortiza-tion period.

                               If, for any Monthly Period, the amount deposited
                                in the Principal Account is less than the Con-trolled Deposit Amount, the amount of such de-ficiency will be the "Accumulation Shortfall" for the succeeding Monthly Period.

                               All funds on deposit in the Principal Account
                                will be invested at the direction of the Servicer by the Trustee in certain Cash Equiva-lents. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Account (the "Principal Investment Proceeds") during the Controlled Accumulation Period will be treated as Available Series In-terest Collections. Amounts, if any, in the Principal Account may be expected to earn in-terest at a rate that is less than the weighted average of the Class A Certificate Rate and the Class B Certificate Rate plus 2% per annum (the "Base Rate"). The difference between the amount of interest actually earned on investments in the Principal Account on any day and the amount of interest that would have been earned on such investments at the Base Rate is the "Principal Funding Investment Shortfall" for such day. On each business day, the Servicer will apply an amount equal to the lesser of (i) the Series Allocation Percentage of the Interest Collec-tions allocable to the Transferor Interest ("Transferor Interest Collections") on such business day and (ii) the Principal Funding In-vestment Shortfall plus the Negative Carry Amount (described below under "Excess Funding Account"), if any, for such business day, in the manner specified for application of Avail-able Series Interest Collections.

                               Funds on deposit in the Principal Account will
                                be available to pay the Class A
                                Certificateholders the Class A Invested Amount on the Class A Scheduled Payment Date. If the aggregate principal amount of deposits made to the Principal Account is insufficient to pay the Class A Invested Amount on the Class A Scheduled Payment Date, the Early Amortization Period will commence as described below. Al-though it is anticipated that during the Con-trolled Accumulation Period prior to the pay-ment of the Class A Invested Amount in full, funds will be deposited in the Principal Ac-count in an amount equal to the applicable Con-trolled Deposit Amount for each Monthly Period and that scheduled principal will be available for distribution to the Class A Certificateholders on the Class A Scheduled Payment Date, no assurance can be given in that regard. See "Risk Factors--Certificate Rating" and "Maturity Considerations."

                               On the Class B Scheduled Payment Date, provided
                                that the Class A Invested Amount is paid in full on the Class A Scheduled Payment Date and the Early Amortization Period has not com-menced, Principal Collections will be paid to the Class B Certificateholders in respect of the Class B Invested Amount as described here-in. If the Principal Collections are insuffi-cient to pay the Class B Invested Amount in full on the Class B Scheduled Payment Date, the Early Amortization Period will commence as de-scribed below. Although it is anticipated that scheduled principal will be available for dis-tribution to the Class B Certificateholders on the Class B Scheduled Payment Date, no assur-ance can be given in that regard. See "Risk Factors--Certificate Rating" and "Maturity Con-siderations."

                               If a Pay Out Event occurs during the Controlled
                                Accumulation Period, the Early Amortization Pe-riod will commence and any amounts on deposit in the Principal Account will be applied as de-scribed under "B. Early Amortization Period" below.

                               Other Series issued by the Trust may have either
                                an accumulation period or an amortization peri-od. Such periods may have different lengths and begin on different dates than the Controlled Accumulation Period described herein. Thus, certain Series may be in their revolving peri-ods while others are in their amortization or accumulation periods. In addition, other Series may allocate Principal Collections based upon different investor percentages. No Supplement with respect to any such Series, however, may change the terms of the Series 1996-2 Certifi-cates or the terms of the Pooling and Servicing Agreement as it relates to the Offered Certifi-cates. See "Description of the Offered Certifi-cates--Exchanges" for a discussion of the po-tential terms of other Series.

 B. Early Amortization         If a Pay Out Event occurs, either during the Re-
 Period......................   volving Period or the Controlled Accumulation
                                Period, the Early Amortization Period will be-gin. During the Early Amortization Period,
                                Principal Collections allocable to the Class A,
                                Class B and Class C

                                Certificateholders' Interest and certain other amounts (including Shared Principal Collections from any other Series and funds, if any, on de-posit in the Pre-Funding Account or the Excess Funding Account (other than funds in the Class D Subaccount)) will no longer be reinvested in the Trust or otherwise used to maintain the Certificateholders' Interest, but instead will be distributed as principal payments monthly on each Distribution Date beginning with the first Distribution Date following the Monthly Period in which a Pay Out Event occurs or is deemed to have occurred. Principal payments will be made first to the Class A Certificateholders until the Class A Invested Amount has been paid in full, and then to the Class B
                                Certificateholders until the Class B Invested Amount has been paid in full, and then to the Class C Certificateholders until the Class C Invested Amount has been paid in full, and then to the Class D Certificateholders until the Class D Invested Amount has been paid in full. See "Description of the Offered Certificates-- Pay Out Events."

Allocation of Trust Assets...  The Trust's assets will be allocated among the
                                Class A Certificateholders' Interest, the Class B Certificateholders' Interest, the Class C Certificateholders' Interest, the Class D Certificateholders' Interest, the interest of the certificateholders of any other Series is-sued pursuant to the Pooling and Servicing Agreement and applicable Supplements, and the Transferor Interest. The interest of the certificateholders of any class of any Series in the assets of the Trust will be limited to the certificateholders' interest for such class and Series, and such certificateholders will not have any recourse against any assets of the Trust other than those allocated to such certificateholders' interest pursuant to the Pooling and Servicing Agreement and any appli-cable Supplement. The principal amount of the Transferor Interest will fluctuate as the amount of Receivables in the Trust, the in-vested amount of each Series, and the amounts, if any, on deposit in the Excess Funding Ac-count change from time to time. See "Descrip-tion of the Offered Certificates--General" and "--Excess Funding Account."

                               The Class A Certificateholders' Interest, the
                                Class B Certificateholders' Interest, the Class C Certificateholders' Interest, and the Class D Certificateholders' Interest will each include the right to receive (but only to the extent needed to make required payments under the Pooling and Servicing Agreement) varying per-centages of Interest Collections and Principal Collections during each Monthly Period. Inter-est Collections and the amount of Defaulted Re-ceivables will be allocated on each business day, and Principal Collections will be allo-cated on each business day during the Revolving Period, to the Class A Certificateholders' In-terest, the Class B Certificateholders' Inter-est, the Class C Certificateholders' Interest, and the Class D Certificateholders' Interest based on the Class A Floating Allocation Per-centage, the Class B Floating Allocation Per-centage, the Class C Floating

                                Allocation Percentage, and the Class D Floating Allocation Percentage, respectively. During the Revolving Period for each Series, all Principal Collections that would otherwise be allocated to the Certificateholders will be allocated on each business day and paid to the Transferor (except for Shared Principal Collections used to make payments to other Series and Reallo-cated Principal Collections). During the Con-trolled Accumulation Period, until the Class A Scheduled Payment Date, Principal Collections will generally be allocated on each business day to the Class A Certificateholders' Interest based on the ABC Fixed/Floating Allocation Per-centage. On and after the Class A Scheduled Payment Date, Principal Collections will gener-ally be allocated on each business day to the Class B Certificateholders' Interest based on the ABC Fixed/Floating Allocation Percentage. On and after the Class B Scheduled Payment Date, all Principal Collections will generally be allocated on each business day to the Class C Certificateholders' Interest based on the ABC Fixed/Floating Allocation Percentage. See "De-scription of the Offered Certificates--Alloca-tion Percentages."

Shared Principal               To the extent that Principal Collections and
 Collections.................   other amounts that are allocated to the
                                certificateholders' interest of any class of any series (other than any Transferor Retained
                                Class) are not needed to make payments to the certificateholders of such class or required to be deposited in the Principal Account, they may be applied to cover principal payments due to or for the benefit of certificateholders of an-other Series. Any such reallocation will not result in a reduction in the certificate-holders' interest of the Series to which such Principal Collections were initially allocated.
                                As a result, Principal Collections and certain other amounts otherwise allocable to other Se-ries, to the extent such collections are not needed to make payments to the certificateholders of such other Series, may be applied to cover principal payments due to or for the benefit of the holders of the Series
                                1996-2 Certificates, and Principal Collections and certain other amounts otherwise allocable to the Series 1996-2 Certificates, to the ex-tent such collections are not needed to make payments to the holders of the Series 1996-2
                                Certificates, may be applied to cover principal payments due to or for the benefit of the hold-ers of certificates of other Series. See "De-scription of the Offered Certificates--Applica-tion of Collections."

Excess Funding Account.......  At any time during which the Transferor Interest is less than the Minimum Transferor Interest, funds (to the extent available therefor as de-scribed herein) otherwise payable to the Trans-feror will be deposited in the Excess Funding Account on each business day until the Trans-feror Interest is equal to the Minimum Trans-feror Interest. If for any reason the Trans-feror Interest (plus any funds on deposit in the Excess Funding Account) is less than the Minimum Transferor Interest, or if the amount of funds in the Excess Funding Account exceeds certain threshholds for a specified period of time, a Pay Out Event will occur and the Early Amorti-zation Period will begin. Funds on deposit in the Excess Funding Account will be withdrawn and paid to the Transferor to the extent that on any day the Transferor Interest exceeds the Minimum Transferor Interest. No funds will be deposited in the Excess Funding Account, howev-er, if any Series is in an amortization or ac-cumulation period (including any early amorti-zation period), unless the principal account for such Series has been fully funded for such Monthly Period.

                               Any funds on deposit in the Excess Funding Ac-
                                count at the beginning of the Controlled Accu-mulation Period will be deposited in the Prin-cipal Account. See "Description of the Offered Certificates--Excess Funding Account."

                               Amounts, if any, in the Excess Funding Account
                                may be expected to earn interest at a rate that is less than the Base Rate (described above un-der "Principal Payments--A. Controlled Accumu-lation Period"). The difference between the amount of interest actually earned on invest-ments in the Excess Funding Account and the Pre-Funding Account on any day and the amount of interest that would have been earned on such investments at the Base Rate is the "Negative Carry Amount" for such day. On each business day, the Servicer will apply an amount equal to the lesser of (i) the Transferor Interest Col-lections on such business day and (ii) the Principal Funding Investment Shortfall plus the Negative Carry Amount, if any, for such busi-ness day, in the manner specified for applica-tion of Available Series Interest Collections.

Distribution of Available
 Series Interest Collections
 Allocable to
 Certificateholders..........
                               Available Series Interest Collections will be
                                applied on each business day in a Monthly Pe-riod in the following order of priority:

                                  (i) an amount equal to the amount of Class A
                                  Monthly Interest and any overdue Class A
                                  Monthly Interest not previously deposited in the Interest Funding Account for such Monthly Period and interest on any overdue interest amounts will be deposited in the Interest Funding Account;

                                  (ii) an amount equal to the amount of Class
                                  B Monthly Interest and any overdue Class B
                                  Monthly Interest not previously deposited in the Interest Funding Account for such Monthly Period and interest on any overdue interest amounts will be deposited in the Interest Funding Account;

                                  (iii) if Green Tree or an affiliate of Green
                                  Tree is not the Servicer, an amount equal to the Monthly Servicing Fee plus any unpaid Monthly Servicing Fee for any prior Monthly Period, to the extent such amount has not been paid on prior business days in such Monthly Period, will be paid to the Servicer;

                                  (iv) an amount equal to the ABC Investor
                                  Default Amount on such business day and, to the extent not previously paid, the ABC Investor Default Amount for each prior business day in such Monthly Period will be
                                  (a) during the Revolving Period, treated as Shared Principal Collections, (b) during the Controlled Accumulation Period, deposited in the Principal Account (up to the Controlled Deposit Amount) or (c) during any Early Amortization Period, deposited in the Principal Account;

                                  (v) an amount equal to the Class D Investor
                                  Default Amount on such business day and, to the extent not previously paid, the Class D Investor Default Amount for each prior business day in such Monthly Period will be
                                  (a) during the Revolving Period and the
                                  Controlled Accumulation Period prior to the payment in full of the Class C Invested Amount, paid to the Transferor in order to maintain the Class D Invested Amount, (b) during the Controlled Accumulation Period following the payment in full of the Class C Invested Amount, paid to the Class D Certificateholders up to the Class D Invested Amount, and (c) during the Early Amortization Period prior to the payment of the Class C Invested Amount in full, deposited in the Class D Subaccount of the Excess Funding Account, to be held until the Class C Invested Amount has been paid in full, and to be available to be applied as Reallocated Class D Principal Collections;

                                  (vi) an amount equal to unreimbursed Class A
                                  Investor Charge-Offs on such business day will be (a) during the Revolving Period, treated as Shared Principal Collections, (b) during the Controlled Accumulation Period, on or prior to the Class A Scheduled Payment Date, deposited in the Principal Account (up to the Controlled Deposit Amount), or (c) during any Early Amortization Period, deposited in the Principal Account;

                                 (vii) an amount equal to the accrued and un-paid interest on the outstanding aggregate principal amount of the Class B Certificates not previously deposited in the Interest Funding Account for such Monthly Period will be deposited in the Interest Funding Account;

                                 (viii) an amount equal to unreimbursed Class
                                 B Investor Charge-Offs and unreimbursed re-ductions in the Class B Invested Amount on account of Reallocated Principal Collections on such business day will be (a) during the Revolving Period, treated as Shared Principal Collections, (b) during the Controlled Accu-mulation Period, on or prior to the Class A Scheduled Payment Date, deposited in the Principal Account (up to the Controlled De-posit Amount) for the Class A
                                 Certificateholders, (c) during the Controlled Accumulation Period, on and after the Class A Scheduled Payment Date, de-posited in the Principal Account up to the Class B Invested Amount for the Class B Certificateholders, or (d) during any Early Amortization Period, deposited in the Princi-pal Account;

                                 (ix) an amount equal to unreimbursed Class C
                                 Investor Charge-Offs and unreimbursed reduc-tions in the Class C Invested Amount on ac-count of Reallocated Principal Collections on such business day will be (a) during the Re-volving Period, treated as Shared Principal Collections, (b) during the Controlled Accu-mulation Period, on or prior to the Class A Scheduled Payment Date, deposited in the Principal Account (up to the Controlled De-posit Amount) for the Class A
                                 Certificateholders, (c) during the Controlled Accumulation Period, prior to the Class C Principal Commencement Date, deposited in the Principal Account up to the Class B Invested Amount for the Class B Certificateholders, or
                                 (d) during any Early Amortization Period, de-posited in the Principal Account;

                                 (x) an amount equal to unreimbursed Class D
                                 Investor Charge-Offs and unreimbursed reduc-tions in the Class D Invested Amount on ac-count of Reallocated Principal Collections on such business day will be (a) during the Re-volving Period and during the Controlled Ac-cumulation Period prior to the payment in full of the Class C Invested Amount, paid to the Transferor in order to maintain the Class D Invested Amount, (b) during the Controlled Accumulation Period following the payment in full of the Class C Invested Amount, paid to the Class D Certificateholders, and (c) dur-ing the Early Amortization Period prior to the payment of the Class C Invested Amount in full, deposited in the Class D Subaccount of the Excess Funding Account, to be held until the Class C Invested Amount has been paid in full, and to be available to be applied as Reallocated Class D Principal Collections;

                                 (xi) if Green Tree or an affiliate of Green
                                 Tree is the Servicer, an amount equal to the Monthly Servicing Fee plus any unpaid Monthly Servicing Fee for any prior Monthly Period, to the extent such amount has not been paid on prior business days in such Monthly Peri-od, will be paid to the Servicer; and

                                 (xii) the remainder will be treated as Excess Interest Collections.

                                 See "Description of the Offered Certifi-cates--Application of Collections."

Sharing of Excess Interest     Interest Collections on any business day in ex-
 Collections.................   cess of the amounts necessary to make required
                                payments in respect of the Series 1996-2 Cer-tificates on such business day will be applied to cover any shortfalls with respect to amounts payable from Interest

                                Collections allocable to any other Series then outstanding, pro rata based upon the amount of the shortfall, if any, with respect to such other Series. Any Excess Interest Collections remaining after covering shortfalls with re-spect to all outstanding Series will be paid to the Transferor.

Investor Default Amount;
 Investor Charge-Offs........
                               A portion of all Defaulted Receivables (the "In-
                                vestor Default Amount") will be allocated to the Certificateholders in an amount equal to the product of the Floating Allocation Percent-age applicable during the related Monthly Pe-riod and the principal amount of Defaulted Re-ceivables for such Monthly Period. Available Series Interest Collections will be applied to the payment thereof as described in clauses
                                (iv) and (v) of "Distribution of Available Se-ries Interest Collections Allocable to Certificateholders" above. If such application is not sufficient to cover the entire Investor Default Amount, then the amount of Excess In-terest Collections, to the extent applied to the payment thereof as described in "Sharing of Excess Interest Collections" above and any Re-allocated Principal Collections applied with respect thereto, as described under "Descrip-tion of the Offered Certificates--Reallocated Principal Collections," will be applied to cover any remaining Investor Default Amount. If such amounts are not sufficient to cover such remaining Investor Default Amount, then the Class D Invested Amount will be reduced by the remaining aggregate Investor Default Amount (a "Class D Investor Charge-Off") for such Monthly Period to avoid a charge-off with respect to the Class A Certificates, the Class B Certifi-cates or the Class C Certificates.

                               The Class D Invested Amount will thereafter be
                                increased (but by no more than the amount of previously unreimbursed Class D Investor Charge-Offs and Reallocated Class D Principal Collections) on any business day by the amount of Available Series Interest Collections allo-cated and available for such purpose as de-scribed in clause (x) of "Distribution of Available Series Interest Collections Allocable to Certificateholders." If the Class D Invested Amount is reduced to zero, a portion of the Class C Invested Amount equal to the amount by which such insufficiency would have caused the Class D Invested Amount to be reduced below zero (but not in excess of the remaining aggre-gate Investor Default Amount for such Monthly Period) will be deducted from the Class C In-vested Amount (a "Class C Investor Charge-Off") to avoid a charge-off with respect to the Class A Certificates or the Class B Certificates. If and for so long as the Class D Invested Amount is reduced to zero, the Class C Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

                               The Class C Invested Amount will thereafter be
                                increased (but not in excess of the unpaid principal balance of the Class C Certifi-cates) on any business day by the amount of Available Series Interest Collections allocated and available for that purpose as described in clause (ix) of "Distribution of Available Se-ries Interest Collections Allocable to Certificateholders." If the Class C Invested Amount is reduced to zero, a portion of the Class B Invested Amount equal to the amount by which such insufficiency would have caused the Class C Invested Amount to be reduced below zero (but not in excess of the remaining aggre-gate Investor Default Amount for such Monthly Period) will be deducted from the Class B In-vested Amount (a "Class B Investor Charge-Off") to avoid a charge-off with respect to the Class A Certificates. If and for so long as the Class C Invested Amount is reduced to zero, the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

                               The Class B Invested Amount will thereafter be
                                increased (but not in excess of the unpaid principal balance of the Class B Certificates) on any business day by the amount of Available Series Interest Collections allocated and available for that purpose as described in clause (viii) of "Distribution of Available Se-ries Interest Collections Allocable to Certificateholders." If the Class B Invested Amount is reduced to zero, a portion of the Class A Invested Amount equal to the amount by which such insufficiency would have caused the Class B Invested Amount to be reduced below zero (but not in excess of the remaining aggre-gate Investor Default Amount for such Monthly Period) will be deducted from the Class A In-vested Amount (a "Class A Investor Charge-Off"). If and for so long as the Class B In-vested Amount and the Class C Invested Amount are reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

                               The Class A Invested Amount will thereafter be
                                increased (but not in excess of the unpaid principal balance of the Class A Certificates) on any business day by the amount of Available Series Interest Collections allocated and available for that purpose as described in clause (vi) of "Distribution of Available Se-ries Interest Collections Allocable to Certificateholders." See "Description of the Offered Certificates--Investor Charge-Offs."

Subordination of the Class B
 Certificates, the Class C
 Certificates and the Class
 D Certificates..............
                               The Class B Certificates will be subordinated to
                                fund payments of principal and interest on the Class A Certificates. The Class C Certificates will be subordinated to fund payments of prin-cipal and interest on the Class A Certificates and the Class B Certificates. The Class D Cer-tificates will be subordinated to fund payments of principal and interest on the Class A Cer-tificates and the Class B Certificates and pay-ments of principal on the

                                Class C Certificates. See "Description of the Offered Certificates--Subordination of the Class B Certificates," "--Reallocation of Cash Flows" and "--Reallocated Principal Collec-tions" herein. The Class B Invested Amount, the Class C Invested Amount and the Class D In-vested Amount will be subordinated as described herein to the extent necessary to fund certain payments with respect to each Class of Certifi-cates with an earlier alphabetical designation as described herein. If at the end of any Monthly Period there is a positive Class A Re-quired Amount, Class B Required Amount or Class C Required Amount, then, commencing on the first business day of the following Monthly Pe-riod, certain Principal Collections for such business day will be used to fund first the Class A Required Amount, second the Class B Re-quired Amount and third the Class C Required Amount, as more fully described herein in "De-scription of the Offered Certificates--Reallo-cated Principal Collections." To the extent the Class B Invested Amount, the Class C Invested Amount or the Class D Invested Amount is re-duced for any reason, the percentage of Inter-est Collections allocated to the Class B Certificateholders, the Class C Certificateholders, or the Class D Certificateholders, as applicable, will be re-duced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount, the Class C Invested Amount, or the Class D In-vested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders, the Class C Certificateholders, or the Class D Certificateholders, as applicable, from the Collection Account will be reduced. Principal payments with respect to the Class B Certifi-cates will not be made until the final payment of the Class A Invested Amount has been made to the Class A Certificateholders. Principal pay-ments with respect to the Class C Certificates will not be made until the final payment of the Class A Invested Amount has been made to the Class A Certificateholders and the final pay-ment of the Class B Invested Amount has been made to the Class B Certificateholders. Princi-pal payments with respect to the Class D Cer-tificates will not be made until the final pay-ment of the Class A Invested Amount has been made to the Class A Certificateholders, the fi-nal payment of the Class B Invested Amount has been made to the Class B Certificateholders and the final payment of the Class C Invested Amount has been made to the Class C Certifi-cateholders. See "Description of the Offered Certificates--Subordination of the Class B Cer-tificates," "--Reallocation of Cash Flows" and "--Reallocated Principal Collections."

Servicing Compensation.......  The Servicer will receive a monthly servicing fee as described herein as servicing compensa-tion from the Trust. See "Description of the Certificates--Servicing Compensation and Pay-ment of Expenses." In certain circumstances, the Servicer will be permitted to use for its own benefit and not segregate collections on the Receivables received by it during each Monthly Period until no later than the business day prior to the related Distribution Date. See "Description of the Offered Certificates--Ap-plication of Collections."

Companion Series.............  On or prior to the commencement of the Con-
                                trolled Accumulation Period or the Early Amor-tization Period, the Series 1996-2 Certificates may be paired with one or more other Series (each a "Companion Series"). Each Companion Se-ries either will be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of such Com-panion Series, funded primarily from the pro-ceeds for the sale of such Companion Series, or will have a variable principal amount. Any such prefunding account will be held for the benefit of such Companion Series and not for the bene-fit of Series 1996-2 Certificateholders. As principal is paid with respect to the Series 1996-2 Certificates, either (i) in the case of a prefunded Companion Series, an equal amount of funds on deposit in any prefunding account for such prefunded Companion Series will be re-leased (which funds will be distributed to the Transferor) or (ii) in the case of a Companion Series having a variable principal amount, an interest in such variable Companion Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be dis-tributed to the Transferor) and, in either case, the invested amount in the Trust of such Companion Series will increase by up to the corresponding amount. See "Description of the Offered Certificates--Companion Series."

Optional Repurchase..........  The Class A Certificates, the Class B Certifi-
                                cates and the Class C Certificates will be sub-ject to optional repurchase by the Transferor on any Distribution Date after the Invested Amount of the Class A Certificates, the Class B Certificates and the Class C Certificates is reduced to an amount less than or equal to $50,840,000 (10% of the initial outstanding principal amount of the Class A Certificates, the Class B Certificates and the Class C Cer-tificates), if certain conditions set forth in the Pooling and Servicing Agreement are met. The repurchase price will be equal to the In-vested Amount plus accrued and unpaid interest on the Class A Certificates, the Class B Cer-tificates and the Class C Certificates through the day preceding the Distribution Date on which the repurchase occurs. See "Description of the Offered Certificates--Final Payment of Principal; Termination."

Tax Status...................  In the opinion of counsel to Green Tree and the
                                Transferor, the Class A Certificates and the
                                Class B Certificates will be characterized as debt and the Trust will not be characterized as an association, publicly traded partnership or taxable mortgage pool taxable as a corporation for federal income tax purposes under existing law. Under the Pooling and Servicing Agreement, the Transferor, the Servicer, the Class A Certificateholders and the

                                Class B Certificateholders will agree to treat the Class A Certificates and the Class B Cer-tificates as debt for federal, state and other tax purposes. See "Certain Federal Income Tax Consequences" for additional information con-cerning the application of federal income tax laws.

ERISA Considerations.........  Under regulations issued by the U.S. Department of Labor, the Trust's assets would not be deemed "plan assets" of an employee benefit plan holding an interest in the Certificates if certain conditions are met, including that in-terests in each Class of the Certificates be held by at least 100 persons independent of the Transferor and each other upon completion of the public offering being made hereby. The Un-derwriters expect, although no assurance can be given, that the Class A Certificates will be held by at least 100 such persons, and the Transferor anticipates that the other condi-tions of the "publicly offered security" excep-tion contained in the regulations will be met with respect to the Class A Certificates. No monitoring or other measures will be taken to ensure that any such conditions will be met with respect to the Class A Certificates. The Underwriter of the Class B Certificates expects that the Class B Certificates will not be held by at least 100 persons. Consequently, the pub-licly offered security exception contained in the regulations will not be met with respect to the Class B Certificates. If the Trust's assets were deemed to be "plan assets" of such a plan, there is uncertainty as to whether existing ex-emptions from the "prohibited transaction" rules of the Employee Retirement Income Secu-rity Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code") would apply to all transactions involv-ing the Trust's assets. Accordingly, employee benefit plans contemplating purchasing the Of-fered Certificates should consult their counsel before making a purchase. See "Employee Benefit Plan Considerations."

Offered Certificate Ratings..  It is a condition to the issuance of the Class A
                                Certificates that they be rated "AAA" by Stan-dard & Poor's Rating Services, a Division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), and "Aaa" by Moody's Investors Serv-ice, Inc. ("Moody's"). Standard & Poor's and Moody's are sometimes collectively referred to herein as the "Rating Agencies."

                               It is a condition to the issuance of the Class B
                                Certificates that they be rated at least "A" by Standard & Poor's and "A3" by Moody's.

                               A rating is not a recommendation to buy, sell or
                                hold securities and may be subject to revision or withdrawal at any time by the assigning Rat-ing Agency. Each rating should be evaluated in-dependently of any other rating. See "Risk Fac-tors--Certificate Rating."

Listing......................  Application will be made to list the Offered
                                Certificates on the Luxembourg Stock Exchange.

                                 RISK FACTORS

  Prospective investors in the Offered Certificates should consider, among other things, the following factors in connection with the purchase of the Offered Certificates:

LIMITED EXPERIENCE

  Green Tree began originating and servicing revolving credit arrangements in February 1994, and thus has limited underwriting and servicing experience, and limited delinquency, default and loss experience, with respect to such accounts. Green Tree's substantial experience in underwriting and servicing retail installment sales contracts is not necessarily indicative that satisfactory results will be experienced on Accounts and the Receivables generated in Accounts. See "Green Tree Financial Corporation and its Commercial Finance Division."

  Green Tree's historical loss experience with respect to its portfolio of revolving credit agreements is presented under "The Accounts--Loss Experience." However, because Green Tree's portfolio has grown rapidly in the past two years, and Green Tree expects to create a substantial number of Additional Accounts that will be transferred to the Trust in the future, the actual loss experience with respect to the Accounts owned by the Trust may be different. Since a substantial number of the accounts in Green Tree's portfolio were only recently originated, it may be expected that such accounts have not yet exhibited a loss experience that is representative of the losses that may be experienced over a longer period of time. There can be no assurance that the loss experience for the Receivables in the future will be similar to Green Tree's historical experience. In addition, Green Tree's historical experience includes the effect of the financial obligations of Manufacturers in respect of repossessed products as described under "Green Tree Financial Corporation and its Commercial Finance Division--Floorplan Agreements with Manufacturers." If Manufacturers are not able to perform such obligations in the future, the loss experience in respect of the Receivables may be adversely affected.

ADDITION OF TRUST ASSETS; ADDITIONAL PRODUCT TYPES

  The Transferor expects, and in some cases will be obligated, to designate Additional Accounts, the Receivables in which will be conveyed to the Trust. Such Additional Accounts may include accounts with dealers originated by Green Tree under criteria different from those which were applied to the Dealers on the Accounts designated as of the Series 1996-2 Issuance Date, because such accounts were originated at a different date. Such Accounts may also provide financing for products of types different from those included in the Trust on the Series 1996-2 Issuance Date. Consequently, there can be no assurance that Additional Accounts designated in the future will relate to the same types of products or will be of the same credit quality as previously designated Accounts or that new product types that may secure the Receivables in new Accounts will provide security that is as favorable as that provided by manufactured homes or other additional product types. The designation of Additional Accounts will be subject to the satisfaction of certain conditions described herein under "Description of the Offered Certificates--Addition of Accounts."

MASTER TRUST CONSIDERATIONS; POSSIBLE EFFECTS OF NEW SERIES ON PREVIOUSLY ISSUED SERIES

  In addition to the Certificates and the Series described in Annex B hereto, the Trust, as a master trust, is expected to issue additional Series from time to time. While the Principal Terms of any Series will be specified in a Supplement to the Pooling and Servicing Agreement, the provision of a Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review or consent of holders of the certificates of any previously issued Series. Such Principal Terms may include methods for determining applicable investor percentages and allotting collections, provisions creating security or credit enhancement, different classes of certificates (including subordinated classes of certificates), provisions subordinating such Series to another Series (if the Supplement relating to such Series so permits) or another Series to such Series (if the Supplement for such other Series so permits), and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. See "Description of the Offered Certificates--Exchanges." In addition, the provisions of any Supplement may give the holders of the certificates issued pursuant thereto consent, approval, or other rights that could result in such holders having the power to cause the Transferor, the Servicer, or the Trustee to take or refrain from taking certain actions, including, without limitation, actions with respect to the exercise of certain rights and remedies under the Pooling and Servicing Agreement, without regard to the position or interest of the Series 1996-2 Certificateholders or the certificateholders of any other Series. Similar rights may also be given to the provider of any credit enhancement for any Series. It is a condition precedent to issuance of any additional Series that each rating agency that has rated any outstanding Series deliver written confirmation to the Trustee that the Exchange will not result in such rating agency reducing or withdrawing its rating on any outstanding Series. There can be no assurance, however, that the Principal Terms of any other Series, including any Series issued from time to time hereafter, might not have an adverse impact on the timing and amount of payments received by a Certificateholder or the value of Certificates even if there is no change in the rating of any outstanding Series. See "Description of the Offered Certificates--Exchanges."

TRANSFER OF THE RECEIVABLES; INSOLVENCY RISK CONSIDERATIONS

  Green Tree has warranted to the Transferor in the Purchase Agreement that the sale of the related Receivables by it to the Transferor is a valid sale of such Receivables to the Transferor. Green Tree has taken and will take all actions that are required under Minnesota law to perfect the Transferor's ownership interest in such Receivables. See "Certain Legal Aspects of the Receivables--Transfer of Receivables." Notwithstanding the foregoing, if Green Tree were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of Green Tree, or Green Tree itself as debtor-in-possession, were to take the position that any sale of Receivables to the Transferor should be recharacterized as a pledge of such Receivables to secure a borrowing of Green Tree, then delays in payments to the Transferor (and therefore to the Trust and the Certificateholders) of collections on the Receivables could occur or (should the court rule that such transfers were borrowings rather than sales) reductions in the amount of such payments could result. If a transfer of Receivables to the Transferor were recharacterized as a pledge, a tax or government lien on the property of Green Tree arising before any Receivables come into existence may have priority over the Transferor's (and therefore the Trust's) interest in such Receivables. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy." If the transfer of Receivables to the Transferor were respected as a sale, the Receivables would not be part of Green Tree's bankruptcy estate and would not be available to Green Tree's creditors.

  In addition, if Green Tree were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of Green Tree, or Green Tree itself as debtor-in-possession, were to request a bankruptcy court to order that the Transferor be substantively consolidated with Green Tree, delays in and reductions in the amount of distributions on the Certificates could occur.

  Although the Pooling and Servicing Agreement provides that the Transferor is transferring all of its right, title, and interest in and to the Receivables to the Trust, a court could treat such transactions as an assignment of collateral as security for the benefit of holders of certificates issued by the Trust. It is possible that the risk of such treatment may be increased by the retention by the Transferor of the Exchangeable Transferor Certificate, the Class C Certificates and the Class D Certificates. The Transferor has represented and warranted in the Pooling and Servicing Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Transferor has taken and will take certain actions required to perfect the Trust's interest in the Receivables and will warrant that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein, subject only to Permitted Liens (as defined in the Pooling and Servicing Agreement). If the transfer of the Receivables to the Trust is deemed to create a security interest therein under the Uniform Commercial Code (the "UCC"), a tax or government lien on property of the Transferor arising before Receivables come into existence may have priority over the Trust's interest in such Receivables. In the event of the insolvency of the Transferor, certain administrative expenses may also have priority over the Trust's interest in such Receivables. See "Certain Legal Aspects of the Receivables--Transfer of Receivables."

  In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts or chattel paper from a seller to a buyer constitutes a "true sale," the accounts or chattel paper would nevertheless constitute property of the seller's estate in a bankruptcy of the seller. If Green Tree or the Transferor were to become subject to a bankruptcy proceeding and a court were to follow the Octagon court's reasoning, Certificateholders might experience delays in payment or possibly losses in their investment in the Certificates. Counsel to the Transferor has advised the Transferor that the reasoning of the Octagon case appears to be inconsistent with established precedent and the UCC. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy."

  To the extent that the Transferor is deemed to have granted a security interest in the Receivables to the Trust and such security interest was validly perfected before any insolvency of the Transferor and was not granted or taken in contemplation of insolvency or with the intent to hinder, delay, or defraud the Transferor or its creditors, such security interest should not be subject to avoidance in the event of insolvency or receivership of the Transferor, and payments to the Trust with respect to the Receivables should not be subject to recovery by a bankruptcy trustee or receiver of the Transferor. If, however, such a bankruptcy trustee or receiver were to assert a contrary position, delays in payments on the Offered Certificates and possible reductions in the amount of those payments could occur. If a bankruptcy trustee or receiver were appointed for the Servicer, and no Servicer Default other than such bankruptcy or receivership or insolvency of the Servicer exists, the bankruptcy trustee or receiver may have the power to prevent either the Trustee or the majority of the Certificateholders from effecting a transfer of servicing to a successor Servicer. If a bankruptcy trustee or receiver were appointed for the Transferor, causing a Pay Out Event to occur with respect to all Series then outstanding, new Receivables would not be transferred to the Trust pursuant to the Pooling and Servicing Agreement and the Trustee would sell the portion of the Receivables allocable in accordance with the Pooling and Servicing Agreement to each Series (unless holders of more than 50% of the principal amount of each class of each Series, excluding any class or portion thereof held by the Transferor, and the holders of any Supplemental Certificates or any other interest in the Exchangeable Transferor Certificates other than the Transferor instruct otherwise), thereby causing early termination of the Trust and a loss to the Certificateholders if the net proceeds allocable to the Certificateholders from such sale, if any, were insufficient to pay the Certificateholders in full. The net proceeds of any such sale of the portion of the Receivables allocated in accordance with the Pooling and Servicing Agreement to each Series will first be used to pay amounts due to the Class A Certificateholders, will thereafter be used to pay amounts due to the Class B Certificateholders, will thereafter be used to pay amounts due to the Class C Certificateholders, and will thereafter be used to pay amounts due to the Class D Certificateholders. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a bankruptcy trustee or receiver for the Transferor, the bankruptcy trustee or receiver may have the power to continue to require the Transferor to transfer new Receivables to the Trust and to prevent the early sale, liquidation, or disposition of the Receivables and the commencement of the Early Amortization Period. In addition, a bankruptcy trustee or receiver for the Transferor may have the power to cause early payment of the Certificates. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy."

BASIS RISK

  The Receivables will bear interest at a variable rate above a designated index rate. See "Green Tree Financial Corporation and its Commercial Finance Division--Floorplan Payment Terms." The Offered Certificates bear interest at the lesser of (i) a floating rate based on LIBOR and (ii) the Net Receivables Rate. If there is a decline in such index rate, the amount of Interest Collections on such Accounts may be reduced. It is possible that, with respect to any Interest Accrual Period, LIBOR plus the margin used to compute the applicable Certificate Rate will exceed the Net Receivables Rate for the preceding Monthly Period. In such event, interest will accrue on the Offered Certificates during such Interest Accrual Period at a rate equal to the Net Receivables Rate. The Servicer has the right to change the Discount Factor to offset any such reduced Interest Collections. The interest rates borne by the Receivables will be limited by the applicable state usury laws.

SOCIAL, ECONOMIC AND OTHER FACTORS; COMPETITION

  Green Tree's ability to generate new Receivables, and the Dealers' ability to make payments on the Receivables owned by the Trust, will depend upon the retail sales of manufactured housing and the other products securing such Receivables. The level of retail sales of such products will be affected by a variety of social and economic factors, including national and regional unemployment levels and levels of economic activity in general, interest rates and consumer perceptions of economic conditions. In addition, Green Tree competes with various other financing sources, including independent finance companies, manufacturer-affiliated finance companies and banks, who are in the business of providing floorplan financing arrangements to dealers. If, for any reason, Green Tree were unable to or ceased to generate new Receivables, a Pay Out Event would occur. See "Payments and Maturity; Reinvestment Risk" below.

LIMITED LIQUIDITY

  The Underwriters currently intend to make a market in the Offered Certificates but are not obligated to do so. There can be no assurance that a secondary market will develop for the Offered Certificates, or, if it does develop, that it will provide the holders of any of the Offered Certificates with liquidity of investment or that if such a secondary market develops that it will continue to exist for the term of the Offered Certificates.

NON-RECOURSE TO TRANSFEROR, GREEN TREE OR AFFILIATES THEREOF

  No Certificateholder will have recourse for payment of its Certificates to any assets of any of the Transferor (other than the Exchangeable Transferor Certificate and an interest represented by any class of investor certificates which is retained by the Transferor (a "Transferor Retained Class"), in each case to the extent described herein), Green Tree or any affiliates thereof. Consequently, Certificateholders must rely solely upon payments on the Receivables for the payment of principal of and interest on the Certificates. Furthermore, under the Pooling and Servicing Agreement, the Certificateholders have an interest in the Receivables and Collections only to the extent of the Certificateholders' Interest and, to the limited extent described herein, the Transferor Interest. Should the Offered Certificates not be paid in full on a timely basis, Certificateholders may not look to any assets of any of the Transferor (other than the Exchangeable Transferor Certificate and any Transferor Retained Class, in each case to the extent described herein), Green Tree or any affiliates thereof to satisfy their claims.

PAYMENTS AND MATURITY; REINVESTMENT RISK

  The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created or that any particular pattern of repayments will occur. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event and the commencement of the Early Amortization Period if, as a result, the Transferor Interest were reduced below the Minimum Transferor Interest or amounts in the Excess Funding Account result in significant Negative Carry Amounts. See "Maturity Considerations" and "Description of the Offered Certificates--Pay Out Events" for a discussion of other Pay Out Events. If a Pay Out Event occurs, the Early Amortization Period will commence and the average life and maturity of the Offered Certificates may be significantly reduced. There can be no assurance in that event that the holders of the Offered Certificates would be able to reinvest any accelerated distributions on account of such Offered Certificates in other suitable investments having a comparable yield.

  Floorplan Receivables are generally payable upon the retail sale of the related product. Asset-Based Receivables are payable as described under "Green Tree Financial Corporation and Its Commercial Finance Division--Asset-Based Receivables." The payment of principal on the Certificates is dependent on the receipt of Principal Collections during the Controlled Accumulation Period. No assurance can be given that the Principal Collections allocable to Series 1996-2 during the Controlled Accumulation Period, especially if another Series enters into an early amortization period during such time, will be sufficient to fully pay the Class A Invested Amount on the Class A Scheduled Payment Date or the Class B Invested Amount on the Class B Scheduled Payment Date.

EFFECT OF SUBORDINATION OF CLASS B CERTIFICATES; PRINCIPAL PAYMENTS

  The Class B Certificates will be subordinated in right of payment of principal to the Class A Certificates. Payments of principal in respect of the Class B Certificates will not commence until after the Class A Invested Amount has been paid in full. Moreover, the Class B Invested Amount is subject to reduction on any Determination Date if collections of Principal Receivables allocable to the Class B Certificates are reallocated to cover the Class A Required Amount or if the aggregate Investor Default Amount, if any, for the preceding Monthly Period exceeds the aggregate Available Series Interest Collections applied to the payment thereof and is not funded from Excess Interest Collections, Class C Reallocated Principal Collections or Class D Reallocated Principal Collections and is not assessed against the Class C Invested Amount or the Class D Invested Amount. If the Class B Invested Amount suffers such a reduction, Interest Collections allocable to the Class B Certificateholders' Interest in future Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "Description of the Offered Certificates--Allocation Percentages," "--Reallocated Principal Collections," "--Investor Charge-Offs" and "--Subordination of the Class B Certificates."

NEGATIVE CARRY; DECREASE IN AVAILABLE SERIES INTEREST COLLECTIONS

  Funds in the Pre-Funding Account and funds, if any, in the Excess Funding Account will be invested in Cash Equivalents and, as a result, would be expected to earn a rate of return lower than the interest rates borne by a comparable amount of Principal Receivables. Accordingly, funds in the Pre-Funding Account and any funds in the Excess Funding Account may be expected to reduce the amount of Interest Collections available to the Trust on each business day, until Green Tree is able to generate sufficient Eligible Receivables to permit such funds to be released from the Pre-Funding Account or the Excess Funding Account. Transferor Interest Collections will, however, be applied toward any such Negative Carry Amounts. See "Description of the Offered Certificates--Coverage of Certain Interest Shortfalls."

ABILITY OF SERVICER TO CHANGE PAYMENT TERMS OF THE RECEIVABLES

  The Servicer will have the right, on behalf of the Transferor, to change payment terms (including without limitation the interest rate and repayment terms) and various other terms with respect to the Receivables, subject to the conditions described below. A decrease in the interest rate borne by the Receivables or an increase in interest-free periods without an increase in the Discount Factor would decrease the Portfolio Yield and could result in the occurrence of a Pay Out Event. See "Payments and Maturity; Reinvestment Risk" above. Green Tree will covenant that it will only change the terms relating to the Receivables generally if in its reasonable judgment, no Pay Out Event will occur as a result of the change and the interests of the certificateholders of all outstanding Series will not be materially adversely affected. Except as specified above, there are no restrictions on the ability of the Servicer to change the terms of the Receivables. While the Servicer has no current intention of taking actions which would change the payment or other terms of the Receivables, other than in accordance with its customary and usual procedures, there can be no assurance that changes in the marketplace or prudent business practice might not result in a determination to do so.

  Green Tree will have the right to generate new Receivables with payment terms which are generally longer than the current payment terms on the Receivables. Such a lengthening of the payment period could result in a reduction of the monthly payment rate and consequently a reduction in the Portfolio Yield (if a Discount Factor is in use), unless such Discount Factor is increased accordingly for any Monthly Period.

CONTROL OF CERTAIN ACTIONS UNDER THE POOLING AND SERVICING AGREEMENT

  Subject to certain exceptions, the consent or approval of the holders of a specified percentage of the aggregate unpaid principal amount of all outstanding investor certificates of each Series will be required to direct certain actions to be taken, under the Pooling and Servicing Agreement or the related Supplement. In determining whether the required percentage of Certificateholders have given their approval or consent, except as otherwise specified, the Class A Certificateholders, the Class B Certificateholders and the Class C Certificateholders will be treated as a single Series. Accordingly, the Class A Certificateholders will have the power to determine whether any such action is taken without regard to the position or interests of the Class B Certificateholders or the Class C Certificateholders relating to such action. Neither the Class B Certificateholders nor the Class C Certificateholders will have similar power. However, under certain circumstances the consent or approval of a specified percentage of the aggregate invested amount of all Series outstanding or of the invested amount of each class of each Series may be required to direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the Pooling and Servicing Agreement in certain circumstances, directing the Servicer not to sell the Receivables upon the occurrence of an Insolvency Event and directing a repurchase of all outstanding Series upon the breach of certain representations and warranties by the Transferor. In such instances, it may be difficult for the Certificateholders to achieve the results that they desire.

CERTIFICATE RATING

  It is a condition to issuance of the Class A Certificates that they have an initial rating of "AAA" from Standard & Poor's and "Aaa" from Moody's. It is a condition to issuance of the Class B Certificates that they have an initial rating of "A" from Standard & Poor's and "A3" from Moody's. However, any such rating will not address the likelihood that the principal of, or interest on, the Class A Certificates will be paid by the Class A Scheduled Payment Date or that the principal of, or interest on, the Class B Certificates will be paid by the Class B Scheduled Payment Date. The Class C and Class D Certificates initially will not be rated. The ratings will be based primarily on the value of the Receivables, the funds in the Pre-Funding Account and the funds, if any, on deposit in the Excess Funding Account (and the manner in which such funds are invested). The ratings are not a recommendation to purchase, hold, or sell the Class A Certificates or the Class B Certificates, inasmuch as such ratings do not comment as to the market price or suitability for a particular investor. There can be no assurance that the ratings will remain in effect for any given period of time or that any rating will not be lowered or withdrawn by any Rating Agency if in its judgment circumstances so warrant.

  There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating with respect to any Class of the Offered Certificates, and, if so, what such rating would be. A rating assigned to any Class of the Offered Certificates by a rating agency that has not been requested by the Transferor to do so may be lower than the ratings assigned by the Rating Agencies pursuant to the Transferor's request.

PRE-FUNDING ACCOUNT AND THE FUNDING PERIOD

  The Invested Amount will be increased during the Funding Period (but not in excess of the Full Invested Amount) to the extent amounts are (x) withdrawn from the Pre-Funding Account and paid to the Transferor in connection with the addition of Receivables to the Trust or (y) deposited in the Excess Funding Account. It is anticipated that Receivables will be added to the Trust in an amount necessary to increase the Invested Amount to an amount equal to the Full Invested Amount by the end of the June 1997 Monthly Period; however, there can be no assurance that a sufficient amount of Receivables will be available for such purpose. Should the Pre-Funded Amount be greater than zero at the end of the Funding Period, the amounts remaining on deposit in the Pre-Funding Account will be deposited into the Excess Funding Account. If there is a decline in the balance of the Receivables during the Funding Period, deposits may be made to the Excess Funding Account. Amounts on deposit in the Excess Funding Account are invested in Cash Equivalents and are treated as assets of the entire Trust allocated to all Series then outstanding and to the Exchangeable Transferor Certificate, and will be applied as described in "Description of the Offered Certificates--Excess Funding Account." Such funds may be released to holders of certificates of other Series in connection with a reduction of the principal balance of the certificates of such other Series.

                                   THE TRUST

  The Trust has been formed, in accordance with the laws of the State of Minnesota, pursuant to the Pooling and Servicing Agreement. The Trust was formed for the transactions described herein and similar transactions, as contemplated by the Pooling and Servicing Agreement. The Trust will not engage in any business activity, other than as described herein, but rather will only acquire and hold the Receivables (and related assets), issue (or cause to be issued) the Certificates, the Exchangeable Transferor Certificate, and certificates representing additional Series and engage in related activities (including, with respect to any Series, entering into any credit enhancement and credit enhancement agreement relating thereto) and make payments thereon. As a consequence, the Trust is not expected to have any need for additional capital resources. The Trust has previously issued two Series of Certificates, Series 1995-1 and Series 1996-1.

                                THE TRANSFEROR

  Green Tree Floorplan Funding Corp., a wholly owned subsidiary of Green Tree, was incorporated in Delaware in September 1995. The Transferor was organized for the limited purposes of purchasing receivables from Green Tree and transferring such receivables to third parties, and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Transferor are located at 500 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (612) 293-3400).

  The Transferor has taken, and will take in connection with the creation of each Series of Certificates, steps intended to ensure that the voluntary or involuntary application for relief by Green Tree under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Transferor with those of Green Tree. These steps include the creation of the Transferor as a separate, limited-purpose subsidiary pursuant to a Certificate of Incorporation containing certain limitations (including restrictions on the nature of the Transferor's business and a restriction on the Transferor's ability to commence a voluntary case or proceeding under any Insolvency Laws without the unanimous affirmative vote of all of its directors). The Transferor's Certificate of Incorporation includes a provision that requires the Transferor to have two directors who qualify under the Certificate of Incorporation as "Independent Directors," meaning a person who is not now, and has never been, a director or officer of, employed by, or the holder of any beneficial economic interest in any Affiliate, and who may at no time hold any beneficial or economic interest in the Transferor. "Affiliate" means any entity other than the Transferor (i) which owns beneficially, directly or indirectly, 10% or more of the outstanding shares of Common Stock of the Transferor, or (ii) of which 10% or more of the outstanding shares of its Common Stock is owned beneficially, directly or indirectly, by any entity described in clause (i) above, or (iii) which is controlled by an entity described in clause (i) above, as the term "control" is defined under the Rules and Regulations of the Commission. No assurance can be given, however, that such a consolidation will not occur. See "Risk Factors--Transfer of the Receivables; Insolvency Risk Considerations."

     GREEN TREE FINANCIAL CORPORATION AND ITS COMMERCIAL FINANCE DIVISION

  Green Tree is a Delaware corporation that, as of September 30, 1996, had stockholders' equity of approximately $1,170,546,000. Through its various divisions, Green Tree purchases, pools, sells and services retail installment sales contracts for manufactured housing and retail installment sales contracts for home improvements, a variety of consumer products and equipment finance, and provides inventory financing to dealers, manufacturers and distributors of various consumer and commercial products. Green Tree also offers revolving credit and originates home equity and mortgage loans. Green Tree is currently the largest servicer of manufactured housing government insured or guaranteed contracts, and is one of the largest servicers of conventional manufactured housing contracts, in the United States. Green Tree conducts its business throughout the United States through 52 manufactured housing offices, 80 home improvement locations and 3 regional wholesale lending centers, as well as centralized operations in St. Paul, Minnesota and Rapid City, South Dakota. Its principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (612) 293-3400). Green Tree's Annual Report on Form 10-K for the year ended December 31, 1995, most recent Proxy Statement, and, when available, subsequent quarterly or annual reports are available from Green Tree upon written request. The Certificates do not represent an interest in or obligation of Green Tree, the Transferor or any of their affiliates, and no Certificateholder will have recourse for payment of its Certificates to any assets of any of Green Tree, the Transferor (other than the Exchangeable Transferor Certificate and any Transferor Retained Class, to the extent described herein) or any of their affiliates.

COMMERCIAL FINANCE DIVISION--GENERAL

  The Receivables sold and to be sold to the Transferor were and will be selected from extensions of credit made by Green Tree's Commercial Finance Division ("CFD") under revolving credit agreements with dealers, manufacturers and distributors of various consumer and commercial products. The Green Tree party to such an agreement may be a subsidiary of Green Tree. "Floorplan Receivables" represent the financing of product inventory for retail dealers of a variety of consumer products. "Asset-Based Receivables" generally represent the financing of production and inventory by manufacturers, such revolving credit arrangements being secured by finished goods inventory, accounts receivable arising from the sale of such inventory, certain work-in-process, raw materials and component parts, as well as other assets of the borrower, which may include commercial real estate in some cases. The dealers, manufacturers and distributors obligated under the Receivables are collectively referred to as "Dealers." The products securing the Floorplan Receivables currently include manufactured housing, recreational vehicles and marine products. Green Tree expects to provide financing to additional Dealers in the future, and Green Tree expects that the financing needs of Dealers will change over time, whether as a result of seasonality or other changes in the Dealers' business. Accordingly, though the types of credit arrangements are expected to remain the same, the products securing those arrangements are expected to expand over time, and the relative proportions of the various types of product collateral will change over time.

FLOORPLAN RECEIVABLES--GENERAL

  The Floorplan Receivables are secured by the products being financed and the Dealer's other inventory, together with personal guaranties in some instances. The amount of the advance is generally equal to 100% of the invoice price of the product. The Floorplan Receivables are generally full recourse obligations of the related Dealer.

FLOORPLAN AGREEMENTS WITH MANUFACTURERS

  Green Tree will provide financing for products for a particular Dealer, in most instances, only if Green Tree has also entered into a floorplanning agreement (the "Floorplan Agreement") with the manufacturer, distributor or other vendor (each a "Manufacturer") of such product. Pursuant to the Floorplan Agreement, the Manufacturer will agree, among other matters, to purchase from Green Tree those products sold by such Manufacturer to a Dealer and financed by Green Tree if Green Tree acquires possession of such products pursuant to repossession, voluntary surrender, or other circumstances. The terms of such repurchase obligations may vary, both by industry and by Manufacturer. In some instances, the Manufacturer will be obligated to repurchase the product for a price equal to the unpaid principal balance owed by the Dealer for the product in question whenever Green Tree acquires possession thereof. On occasion, different terms may be negotiated. Such terms may provide for a smaller purchase price, or a purchase price which declines over time, or time periods beyond which no obligation to purchase by the Manufacturer shall apply. Certain Floorplan Agreements may also eliminate the repurchase obligation or reduce the purchase price payable by the Manufacturer, depending upon the condition of the inventory acquired by Green Tree.

FLOORPLAN CREDIT UNDERWRITING PROCESS

  A Dealer requesting the establishment of a credit line with Green Tree is required to submit an application and financial information, including audited or unaudited financial statements and, in some cases, tax returns.

CFD attempts to talk to, or receive reference letters from, several of the applicant's current creditors and may also obtain a credit agency report on the applicant's credit history. In addition to such current financial information and historical credit information, CFD will consider the following factors: the reason for the request for the extension of credit; the need for the credit line; the products to be financed and the financial status of the manufacturer of such products, if any, that would enter into a related Floorplan Agreement; and the experience of the Dealer's management. The determination of whether to extend credit and the amount to be extended is based upon a weighing of the above factors.

  Extensions of credit lines in excess of $5,000,000 must be approved at the corporate level of Green Tree. Extensions of credit up to $5,000,000 may be approved by division level credit officers and up to $1,000,000 by a business center vice president. CFD reviews individual Dealer credit limits (i) prior to any increase in such credit limit, (ii) generally every 12 to 18 months and
(iii) upon becoming aware that the Dealer is experiencing financial difficulties or is in default on its obligations under its agreement with Green Tree.

CREATION OF FLOORPLAN RECEIVABLES

  Green Tree's floorplan business is typically documented by an agreement between Green Tree and the Dealer which provides for both the extension of credit and a grant of a security interest. Such agreements are generally for an unspecified period of time and create discretionary lines of credit, which Green Tree may terminate at any time in its sole discretion, subject, however, to prevailing standards of commercial reasonableness and good faith. Absent default by the Dealer, the outstanding Floorplan Receivables owed by such Dealer cannot be accelerated, even if the line of credit is terminated. After the effective date of termination, Green Tree is under no obligation to continue to provide additional financing, but the then current outstanding balance will be repayable in accordance with the payment terms of such Dealer's program with Green Tree, as described below.

  Advances made for the purchase of inventory are most commonly arranged in the following manner: the Dealer will contact the manufacturer and place a purchase order for a shipment of inventory. If the manufacturer has been advised that Green Tree is the Dealer's inventory financing source, the manufacturer will contact Green Tree to obtain an approval number with respect to such purchase order. Upon such request, Green Tree will determine whether
(i) the manufacturer is in compliance with its Floorplan Agreement, (ii) the Dealer is in compliance with its program with Green Tree and (iii) such purchase order is within the Dealer's credit limit. If all of such requirements are met, Green Tree will issue an approval number to the manufacturer. The manufacturer will then ship the inventory and directly submit its invoice for such purchase order to Green Tree for payment. Interest or finance charges normally begin to accrue on the Dealer's accounts as of the invoice date. The proceeds of the loan being made by Green Tree to the Dealer are paid directly to the manufacturer in satisfaction of the invoice price and will normally be funded at that time. In some cases, however, Green Tree will negotiate a delay in funding the advance for a period which in most cases does not exceed 10 days after the date of the invoice. Green Tree and the manufacturer may also agree that Green Tree may discount the invoice price of the inventory ordered by the Dealer. Under this arrangement, the manufacturer will deem itself paid in full upon receipt of such discounted amount. Typically, in exchange for the increased yield created by the discount, Green Tree will agree to provide the manufacturer's Dealers with reduced interest, or perhaps no interest, for some period of time. Thus, the Dealer's financing program may provide for so-called "interest free" or "free flooring" periods during which no interest or finance charges will accrue on their accounts. The price paid by the Trust for such a Receivable will be the full amount payable by the Dealer.

FLOORPLAN PAYMENT TERMS

  The Dealer is obligated to pay interest or finance charges monthly, but principal repayment with respect to any particular item of inventory financed by Green Tree is due and payable only upon the sale of such item by the Dealer, subject in some cases to an ultimate maturity date. In addition, Green Tree requires Dealers to begin repaying principal in installments if the unit has not been sold within a specified period of time. These payments are referred to as "curtailments." Even if a unit is subject to curtailment payments, the outstanding balance with respect to such unit will remain fully payable upon the sale of the unit.

  Floorplan receivables generally accrue interest (subject to any "interest free" or "free flooring" periods as described above) at a floating rate based on a generally published prime rate or other index. Green Tree also charges the Dealer a documentation, handling and inspection fee for each unit financed ("DHI Fees"). These fees will be included in the Finance Charge Collections owned by the Trust. Interest and DHI Fees are due and payable on a monthly basis.

FLOORPLAN BILLING PROCEDURES

  At the beginning of each month Green Tree sends to each Dealer a billing statement for the interest, DHI Fees, curtailments, if any, and any other non-principal charges accrued or arising in the prior month. Payment is due in the same month.

FLOORPLAN DEALER MONITORING

  Inventory inspections are performed to physically verify the collateral used to secure a Dealer's loan, check the condition of the inventory, account for any missing inventory and collect any funds due. The inventory inspection is one of the key tools utilized by CFD for monitoring inventory financed by Green Tree, and is performed generally on a monthly basis with respect to each Dealer account (and each location within a Dealer account to the extent that a dealer conducts its business in more than one location). If an inspection reveals that the Dealer has sold any inventory without immediate repayment to Green Tree, the inventory is considered "sold and unpaid" ("SAU") and Green Tree demands immediate repayment from the Dealer or initiates other appropriate steps to resolve the SAU. Inspection dates within each month may vary, as all inspections are unscheduled and are performed whenever CFD deems it appropriate. CFD also requires regular rotation of the individuals conducting a Dealer's inspections.

  In addition, Region Managers, within their respective portfolio of Dealers, monitor each Dealer as to such Dealer's performance and adherence to Green Tree's requirements. This includes a regular review of annual and interim financial statements for trends, payments for sold inventory between inspections, monitoring of Green Tree's on-going perfected security interests in the inventory, existence of proper insurance coverage with respect to such inventory at all times, timely payment of interest, DHI fees and curtailments, proper recording of invoices, the maintenance of the Manufacturer Statements of Origin which are on file with respect to each manufactured home financed, and the requirement that all inventory stays within the repurchase period in effect with respect to each Manufacturer.

ASSET-BASED RECEIVABLES

  Asset-Based Receivables that may be sold to the Transferor arise from asset-based revolving credit facilities provided to certain manufacturers and distributors. These facilities typically involve a revolving line of credit, for a contractually committed period of time, pursuant to which the borrower may draw the lesser of the maximum amount of such line of credit or a specifically negotiated loan availability amount, subject to the availability of adequate collateral. Interest is typically payable monthly, while principal payments and draws are generally settled weekly or, if earlier, when and to the extent principal outstandings exceed eligible collateral at negotiated advance rates (i.e., the maximum percentage of the borrowing base, or portion thereof, that the borrowed amount can represent). As a result, monthly payment rates for Asset-Based Receivables will vary depending on the terms of the facility. The loan availability amount is generally determined by multiplying an agreed upon advance rate against the value of certain types of assets. In these facilities, Green Tree will most typically lend against finished inventory and eligible accounts receivable arising from the sale of such inventory which are free and clear of other liens and otherwise in compliance with specified standards. Green Tree's asset-based revolving credit facilities are usually secured by the assets which constitute the borrowing base against which the loan availability amount is calculated and, occasionally, by other personal property, mortgages or other assets of the borrower. Asset-Based Receivables are generally not supported by any Floorplan Agreement with a Manufacturer, and for that reason generally have significantly lower advance rates than a borrowing agreement supported by a Floorplan Agreement with a Manufacturer.

  Green Tree's underwriting of Asset-Based Receivables gives consideration to a variety of factors, including, among others, the financial condition of the borrowing entity, its credit history and relationship with current and previous lenders and its historical performance and trends. Upon satisfaction of certain credit criteria, terms and conditions, an account is approved for a revolving line of credit, the size of which is based on a variety of factors including the needs of the borrower.

  Upon approval of the credit, an evaluation of the borrowing base is performed and advance rates are established based on the type of collateral. For purposes of evaluating items such as finished goods inventory, work-in-process, raw materials and component parts, an independent appraisal may be obtained and used in connection with establishing advance rates. With respect to accounts receivable, eligibility criteria, typically excluding items past due in excess of 60 days or aged over 120 days from invoice date, are established, and concentration limits are set with respect to the individual items within the receivables base. Next, an advance rate on eligible receivables is determined based on a review of historical and projected data, giving consideration to factors such as credit loss experience, dilution, contingent sales and aged items. The intended result of the above analyses is to set eligibility criteria and advance rates such that, under a collateral liquidation scenario, Green Tree would fully recover any principal dollars advanced on the revolving line of credit.

  The credit facilities giving rise to the Asset-Based Receivables may also provide for control of all cash receipts of the borrower through a bank lockbox facility. The adequacy of the borrowing base is monitored weekly and audited quarterly. Collateral inspections may occur on a more frequent basis. In addition, the financial condition of the borrower is monitored in connection with financial covenants set forth in the loan agreements, and is subject to audit by Green Tree at any time. In cases in which Green Tree is a co-lender with other lenders one of which is a lead lender, the lead lender may perform such monitoring.

REALIZATION ON THE RECEIVABLES

  Upon any default by a Dealer of its obligations to Green Tree under the related financing agreement and expiration of any and all applicable notice and cure periods that may have been agreed to between Green Tree and such Dealer, Green Tree may declare such Dealer's obligations immediately due and payable and enforce all of its legal rights and remedies, including commencement of proceedings to realize upon any collateral, subject to prevailing standards of commercial reasonableness and good faith. Upon learning of such a default relating to Floorplan Receivables, Green Tree makes contact with the Dealer to determine whether it can develop a workout arrangement with the Dealer to cure all defaults. If disputes with the Dealer exist, such disputes may be submitted to arbitration. If Green Tree determines that such an arrangement to cure a default cannot be successfully implemented, the Dealer's payment obligations are accelerated. Green Tree then attempts to obtain possession of the collateral. If a Manufacturer is obligated to repurchase the collateral under a Floorplan Agreement as described above under "Floorplan Agreements with Manufacturers," the collateral is turned over to the related Manufacturer. Green Tree repossesses, stores and then attempts to sell all other salable collateral in a commercially reasonable manner. See "The Accounts--Loss Experience."

  Upon default by a Dealer under an Asset-Based Receivable revolving credit arrangement, which, among other conditions, may arise as a result of the borrower's failure to comply with certain specified debt covenants or failure to maintain an adequate borrowing base to support outstanding balances, Green Tree will continue its ongoing assessment of the borrower's financial condition and determine its best course of action for purposes of obtaining repayment, including the possibility of immediate liquidation of all collateral.

                                THE RECEIVABLES

  The Receivables conveyed to the Trust represent the amounts owed from time to time under the Accounts. The Accounts have been selected from Green Tree's portfolio of accounts on the basis of criteria set forth in the Pooling and Servicing Agreement as applied on the Cut-off Date and, with respect to Additional Accounts, as of the related date of their designation (the "Trust Portfolio"). Many of the Accounts were originated by subsidiaries of Green Tree. The Transferor will have the right (subject to certain limitations and conditions set forth therein), and in some circumstances will be obligated, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables arising from such Additional Accounts, whether such Receivables are then existing or thereafter created. Green Tree expects to transfer Receivables in Additional Accounts to the Transferor, who will transfer such Receivables to the Trust, as Green Tree's commercial finance business continues to grow. Any Additional Accounts must be Eligible Accounts as of the date the Transferor designates such accounts as Additional Accounts. Furthermore, pursuant to the Pooling and Servicing Agreement, the Transferor has the right (subject to certain limitations and conditions) to designate certain Accounts as Removed Accounts and to require the Trustee to reconvey all Receivables in such Removed Accounts to the Transferor, whether such Receivables are then existing or thereafter created. Throughout the term of the Series, the Accounts from which the Receivables arise will be the Accounts designated by the Transferor on the Cut-off Date plus any Additional Accounts minus any Removed Accounts. Pursuant to the Pooling and Servicing Agreement, the Transferor will represent and warrant to the Trust that, as of the date Receivables are conveyed to the Trust, such Receivables meet certain eligibility requirements. See "Description of the Offered Certificates--Representations and Warranties."

ELIGIBLE RECEIVABLES AND ELIGIBLE ACCOUNTS

  The Receivables must arise under an Eligible Account. An "Eligible Account" is defined to mean, as of the Cut-off Date (or, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust), an arrangement to provide a revolving extension of credit by Green Tree or one of its subsidiaries to a Dealer (i) in order to finance the purchase by a Dealer of consumer and commercial product inventory or (ii) as a line of credit secured by unencumbered assets of such Dealer, which extension of credit, as of the date of determination thereof, (a) is in existence and maintained with Green Tree or such subsidiary, (b) is payable in United States dollars, (c) is with a Dealer whose most recent billing address is in the United States or its territories or possessions, (d) has been originated by Green Tree or such subsidiary in the ordinary course of its business or acquired by Green Tree through the acquisition of an Eligible Account from another lender upon satisfying Green Tree's customary underwriting standards, (e) in respect of which no amounts have been charged off by Green Tree or such subsidiary as uncollectible in its customary and usual manner as of the Cut-off Date (or, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust), and (f) is with a Dealer that is not involved in insolvency proceedings. The definition of Eligible Account may be changed by amendment to the Pooling and Servicing Agreement without the consent of the Certificateholders if (i) the Transferor delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of the Certificateholders, and
(ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series issued by the Trust.

  An "Eligible Receivable" is defined as a Receivable (a) that was originated by Green Tree or one of its subsidiaries in the ordinary course of business or acquired by Green Tree through the acquisition of an Eligible Account from another lender upon satisfying Green Tree's customary underwriting standards,
(b) that has arisen under an Eligible Account, (c) that was created in compliance with all requirements of law applicable thereto and pursuant to a floorplan or asset-based financing agreement that complies with all requirements of law applicable thereto, (d) with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by Green Tree or such subsidiary or the Transferor in connection with the creation of such Receivable, or the transfer thereof to the Trust or the execution, delivery, creation and performance by Green Tree or such subsidiary of the related floorplan or asset-based financing agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable, (e) as to which, at the time of its creation, the Transferor had good and marketable title free and clear of all liens and security interests (other than certain liens permitted pursuant to the Pooling and Servicing Agreement), and at all times following the transfer of such Receivables to the Trust, the Trust will have good and marketable title free and clear of all liens and security interests (other than certain liens permitted pursuant to the Pooling and Servicing Agreement) or the grant of a first priority security interest therein, (f) that is the legal, valid, binding and assignable payment obligation of the related Dealer, legally enforceable against such Dealer in accordance with its terms (with certain bankruptcy related exceptions), (g) that constitutes "chattel paper," an "account" or a "general intangible" under Article 9 of the UCC as then in effect in the State of Minnesota, (h) if such Receivable has the benefit of a Floorplan Agreement with a Manufacturer, such Floorplan Agreement provides, subject to the specific terms thereof and any limitations therein (which may vary among Floorplan Agreements), that the Manufacturer is obligated to repurchase the products securing the Receivables upon the Servicer's repossession thereof upon the related Dealer's default, (i) which has been the subject of a valid transfer and assignment from the Transferor to the Trust of all the Transferor's interest therein and in the related Collateral Security (including any proceeds thereof), (j) which at the time of transfer to the Trust is not subject to any right of rescission, setoff, or any other defense (including defenses arising out of violations of usury laws) of the Dealer,
(k) as to which, at the time of transfer of such Receivable to the Trust, Green Tree (or such subsidiary) and the Transferor have satisfied all their respective obligations with respect to such Receivable required to be satisfied at such time, (l) as to which, at the time of transfer of such Receivable to the Trust, neither Green Tree (or such subsidiary) nor the Transferor has taken or failed to take any action which would impair the rights of the Trust or the certificateholders therein and (m) which represents the obligation of a Dealer to repay an advance made to or on behalf of such Dealer to finance products or the accounts receivable arising from the sale of such products.

  The products financed by the receivables in Green Tree's portfolio as of November 30, 1996 are shown below under "The Accounts--Description of Green Tree's Portfolio." Currently, substantially all the Receivables are Floorplan Receivables owed by manufactured housing, recreational vehicle or marine products (primarily boats, outboard motors and boat trailers) dealers. These Receivables enable dealers to finance their inventory pending resale to consumers. Green Tree expects that it will establish Accounts for other Dealers in the future, whose related Receivables will finance other types of products. A small percentage of the Receivables as of November 30, 1996 are Asset-Based Receivables, generally arising under revolving credit facilities for manufacturers and distributors of various products. Green Tree expects that the composition of the Receivables will change over time.

  In order to reduce the Trust's exposure to any single Dealer or any single industry, certain diversification thresholds ("Overconcentration Amounts") will be tested at the end of each Monthly Period. Initially, except as provided below, no more than 20% of the Receivables may be Asset-Based Receivables; no more than 2% (or, with respect to certain designated Dealers, 3%) of the Receivables may have arisen under an Account with a single Dealer; no more than 15% of the Receivables may be Floorplan Receivables financing products from a single manufacturer; no more than 5% of the Receivables may be Floorplan Receivables financing marine products; no more than 15% of the Receivables may be Floorplan Receivables financing recreational vehicles, and no more than 5% of the Receivables may be Floorplan Receivables financing products other than manufactured housing, marine products or recreational vehicles. Green Tree expects that the Receivables will from time to time exceed one or more of these thresholds. To the extent that any such threshold is exceeded at the end of a Monthly Period, the Class D Invested Amount will be increased by an equivalent amount. These threshold percentages may, however, be increased in the future without the consent of any Certificateholder, to a level acceptable to each Rating Agency without any reduction or withdrawal of its rating of the Class A or Class B Certificates. See "Description of the Offered Certificates--The Overconcentration Amounts."

                                 THE ACCOUNTS

GENERAL

  The Receivables have arisen or will arise in the Accounts. The Accounts were selected from all the accounts that were Eligible Accounts (the "Eligible Portfolio") at the Cut-off Date or, in the case of Additional Accounts, as of the date of their designation. In order to be included in the Eligible Portfolio, each Account must be an account established by Green Tree in the ordinary course of business and meet certain other criteria provided in the Pooling and Servicing Agreement. See "The Receivables--Eligible Receivables and Eligible Accounts" and "Description of the Offered Certificates-- Representations and Warranties."

  Pursuant to the Pooling and Servicing Agreement, the Transferor, and pursuant to the Purchase Agreement, Green Tree, have the right (subject to certain limitations and conditions), and in some circumstances are obligated, to designate from time to time additional Eligible Accounts to be included as Accounts ("Additional Accounts") and convey to the Trust the Receivables of such Additional Accounts, including Receivables thereafter created. These accounts must meet the eligibility criteria set forth above as of the date such accounts are designated as Additional Accounts. Green Tree will convey the Receivables then existing, with certain exceptions, or thereafter created under such Additional Accounts to the Transferor, which will in turn convey them to the Trust. See "Description of the Offered Certificates--Addition of Accounts."

DESCRIPTION OF GREEN TREE'S PORTFOLIO

  The following tables set forth the composition of the receivables in Green Tree's servicing portfolio of revolving credit agreements, as of November 30, 1996, by business line and other criteria. As of November 30, 1996, the aggregate amount of Principal Receivables owned by the Trust was $825,273,858 and the aggregate principal amount of receivables in Green Tree's servicing portfolio was $1,056,591,000. Green Tree expects to designate Additional Accounts, with related Receivables of approximately $147,141,000 as of November 30, 1996, prior to the Series 1996-2 Issuance Date. Accordingly, Green Tree expects that substantially all the receivables in Green Tree's servicing portfolio will have been transferred to the Trust prior to the Series 1996-2 Issuance Date.

  Because Green Tree expects to designate Additional Accounts from time to time and to transfer the Receivables arising therein to the Transferor and thence to the Trust, the business lines and the actual composition of the Receivables by business line are expected to change over time. In addition, due to the variability and uncertainty with respect to the rates at which Receivables in the Trust Portfolio are created, paid or otherwise reduced, the characteristics set forth below may vary significantly as of any other date of determination.

  In general, Green Tree considers any number of revolving financing arrangements established with a group of affiliated Dealers to be a single account, because the affiliated Dealers represent a consolidated credit risk. However, Green Tree also measures its exposure to Dealers in various industries, and for this purpose it would, for example, consider revolving financing arrangements with a group of affiliated dealers engaged in sales of manufactured housing and recreational vehicles to be separate accounts, one relating to a group of manufactured housing dealers and one relating to a group of recreational vehicle dealers. Accordingly, the total number of Accounts in the tables below may vary.

     COMPOSITION OF RECEIVABLES IN GREEN TREE'S PORTFOLIO BY BUSINESS LINE
                               NOVEMBER 30, 1996
                            (DOLLARS IN THOUSANDS)

                                                                     PERCENTAGE
                                                                         OF
                                                         RECEIVABLES RECEIVABLES
   BUSINESS LINE                                           BALANCE     BALANCE
   -------------                                         ----------- -----------
   Manufactured Housing Floorplan Receivables........... $  844,737     79.95%
   Marine Floorplan Receivables.........................     21,622      2.05
   Recreational Vehicle Floorplan Receivables...........    130,315     12.33
   Asset-Based Receivables..............................     59,917      5.67
                                                         ----------     -----
     Total.............................................. $1,056,591     100.0%
                                                         ==========     =====

    COMPOSITION OF RECEIVABLES IN GREEN TREE'S PORTFOLIO BY ACCOUNT BALANCE
                            AS OF NOVEMBER 30, 1996
                            (DOLLARS IN THOUSANDS)

                                                 PERCENTAGE           PERCENTAGE
                                                     OF       NUMBER  OF NUMBER
                                     RECEIVABLES RECEIVABLES    OF        OF
   ACCOUNT BALANCE RANGE               BALANCE     BALANCE   ACCOUNTS  ACCOUNTS
   ---------------------             ----------- ----------- -------- ----------
   $0 to $100,000................... $   18,422      1.74%    1,352      46.39%
   $100,000.01 to $500,000..........    265,895     25.17       979      33.60
   $500,000.01 to $1,000,000........    244,379     23.13       357      12.25
   $1,000,000.01 to $5,000,000......    341,814     32.35       205       7.04
   $5,000,000.01 to $10,000,000.....    111,024     10.51        16       0.55
   Over $10,000,000.01..............     75,057      7.10         5       0.17
                                     ----------    ------     -----     ------
     Total.......................... $1,056,591    100.00%    2,914     100.00%
                                     ==========    ======     =====     ======

       GEOGRAPHIC DISTRIBUTION OF RECEIVABLES IN GREEN TREE'S PORTFOLIO
                            AS OF NOVEMBER 30, 1996
                            (DOLLARS IN THOUSANDS)

                                           PERCENTAGE OF           PERCENTAGE OF
                               RECEIVABLES  RECEIVABLES  NUMBER OF   NUMBER OF
   DEALER LOCATION(1)            BALANCE      BALANCE    ACCOUNTS    ACCOUNTS
   ------------------          ----------- ------------- --------- -------------
   Texas...................... $   90,732       8.59%        208        7.14%
   North Carolina.............     83,117       7.87         215        7.38
   California.................     67,503       6.39         141        4.84
   Michigan...................     65,920       6.24         130        4.46
   Florida....................     59,315       5.61         158        5.42
   Arizona....................     48,090       4.55          54        1.85
   Georgia....................     46,359       4.39         142        4.87
   Colorado...................     44,848       4.24         101        3.47
   Alabama....................     41,404       3.92         135        4.63
   South Carolina.............     33,475       3.17         108        3.71
   New Mexico.................     33,094       3.13          53        1.82
   Missouri...................     32,497       3.08          84        2.88
   Other States(2)............    410,237      38.82       1,385       47.53
                               ----------     ------       -----      ------
     Total.................... $1,056,591     100.00%      2,914      100.00%
                               ==========     ======       =====      ======

--------
(1) For purpose of this table, the Dealer's location is based on the Dealer's headquarters address rather than the actual location of the Dealer's place of business.
(2) The percentage of the Receivables balance represented by Receivables in each state not specifically listed is less than 3% of the Receivables balance.

YIELD INFORMATION

  The Receivables bear interest in their accrual periods at rates generally equal to an index rate selected in the related financing agreement, which as of the date hereof is generally a prime rate, plus a margin. Certain Receivables do not bear interest for a specified period after their origination. During the first 11 months of 1996, the receivables in Green Tree's portfolio had a yield of 10.24% per annum. The Trust's yield on its Receivables will be affected by the interest rates borne by Receivables, the Discount Factor, if any, and the rate at which the Receivables balances are paid.

MAJOR CUSTOMERS; MAJOR MANUFACTURERS

  At November 30, 1996 no one Floorplan Dealer accounted for more than 2.23% of the aggregate balance of the Receivables in Green Tree's portfolio. At November 30, 1996, except as discussed below, no one Manufacturer was obligated under Floorplan Agreements relating to receivables in Green Tree's portfolio aggregating more than 9.23% of the aggregate receivables balance. At November 30, 1996, Fleetwood Enterprises, Inc. was obligated under its Floorplan Agreement with Green Tree with respect to receivables aggregating 14.61% of Green Tree's portfolio. Fleetwood Enterprises, Inc. is a large manufacturer of both manufactured housing and recreational vehicles, with production facilities located throughout the United States and in Germany, and is not affiliated with Green Tree. No prediction can be made as to what percentage of the Receivables in the future may be obligations of a single Dealer or be related to a single Manufacturer under its Floorplan Agreement, but such percentages are subject to the effect of Overconcentration Amounts. See "Description of the Offered Certificates--The Overconcentration Amounts."

DELINQUENCY EXPERIENCE

  The following table sets forth the delinquency experience as of the dates indicated for Green Tree's entire portfolio. Because Green Tree's portfolio has grown rapidly in the past year, and Green Tree expects to create a substantial number of Additional Accounts that will be transferred to the Trust in the future, the actual delinquency experience with respect to the Eligible Accounts may be different. There can be no assurance that the delinquency experience for the Receivables in the future will be similar to the experience shown below.

                  DELINQUENCY EXPERIENCE FOR TOTAL PORTFOLIO
                              RECEIVABLES BALANCE
                            (DOLLARS IN THOUSANDS)

                                        DECEMBER 31, DECEMBER 31, SEPTEMBER 30,
                                            1994         1995         1996
                                        ------------ ------------ -------------
Aggregate Principal Balance............   $156,507     $539,615     $913,892
SAU/NSF(1).............................     (2)           1,558          758
SAU/NSF as a Percentage of Aggregate
 Principal Balance.....................     (2)            0.29%        0.08%

--------
(1) A "SAU/NSF" Receivable is one that is deemed delinquent when (i) there is an unpaid receivable balance as to which the related product has been sold and such receivable balance has not been paid by the related Dealer or
    (ii) a payoff check from the related Dealer has been returned because of insufficient funds.
(2) Data for this period are not available.

LOSS EXPERIENCE

  The following table sets forth Green Tree's average principal receivables balance and loss experience for each of the periods shown with respect to its portfolio. Because Green Tree's portfolio has grown rapidly in the past two years, and Green Tree expects to create a substantial number of Additional Accounts that will be designated for the Trust in the future, actual loss experience with respect to the Eligible Accounts may be different. Since a substantial number of receivables from which the Receivables will be taken were only recently originated, it may be expected that such receivables have not yet exhibited a loss experience that is representative of the losses that may be experienced over a longer period of time. There can be no assurance that the loss experience for the Receivables in the future will be similar to the historical experience set forth below with respect to the portfolio. The historical experience set forth below includes the effect of the financial obligations of Manufacturers in respect of repossessed products as described above under "Green Tree Financial Corporation and Its Commercial Finance Division--Floorplan Agreements with Manufacturers." If Manufacturers are not able to perform such obligations in the future, the loss experience in respect of the portfolio and the Receivables may be adversely affected.

                       LOSS EXPERIENCE FOR THE PORTFOLIO
                            (DOLLARS IN THOUSANDS)

                                         ELEVEN MONTHS    TWELVE       ELEVEN
                                             ENDED     MONTHS ENDED MONTHS ENDED
                                         DECEMBER 31,  DECEMBER 31, NOVEMBER 30,
                                             1994          1995         1996
                                         ------------- ------------ ------------
Average Principal Receivables
 Balance(1)............................     $36,221      $380,226     $784,956
Gross Losses...........................           0            24          375
Net Losses (Recoveries)(2).............           0            24          234
Net Losses (Recoveries) as a percentage
 of Average Principal Receivables
 Balance...............................           0%         .006%        .030%

--------
(1) Average Principal Receivables Balance is the average daily principal balances for the eleven months ended December 31, 1994, the twelve months ended December 31, 1995, and the eleven months ended November 30, 1996, respectively.
(2) Net losses (recoveries) in any period are gross losses less recoveries for such period. Recoveries include recoveries from collateral security in addition to recoveries from the products.

AGING EXPERIENCE

  The following table provides the age distribution of inventory for all dealers in the portfolio excluding Asset Based Receivables, as a percentage of total principal outstanding at the date indicated. Because the Eligible Accounts will only be a portion of the entire portfolio, actual age distribution with respect to the Eligible Accounts may be different.

                     AGE DISTRIBUTION FOR THE PORTFOLIO(1)
                            AS OF NOVEMBER 30, 1996
                            (DOLLARS IN THOUSANDS)

                                                                   PERCENTAGE OF
                                                       RECEIVABLES  RECEIVABLES
                                                         BALANCE      BALANCE
                                                       ----------- -------------
Days
  0-89................................................  $437,143       43.86%
  90-179..............................................   228,943       22.97
  180-365.............................................   240,491       24.13
  366-730.............................................    85,655        8.59
  Over 731............................................     4,442        0.45
                                                        --------      ------
    Total.............................................  $996,674      100.00%
                                                        ========      ======

--------
(1) Excludes Asset-Based Receivables.

                            MATURITY CONSIDERATIONS

  The Pooling and Servicing Agreement provides that Class A Certificateholders will not receive payments of principal until the Class A Scheduled Payment Date, or earlier in the event of a Pay Out Event that results in the commencement of the Early Amortization Period. The Pooling and Servicing Agreement also provides that Class B Certificateholders will not receive payments of principal until the Class B Scheduled Payment Date, or earlier in the event of a Pay Out Event that results in the commencement of the Early Amortization Period (in either case, only after the Class A Invested Amount has been paid in full). The Class B Certificateholders will not receive any payments of principal until the final principal payment on the Class A Certificates has been made.

  Controlled Accumulation Period. On each business day during the Controlled Accumulation Period, prior to the payment (or deposit in the Principal Account) of the Class A Invested Amount in full, an amount equal to the lesser of (a) Principal Collections allocable to the Class A, Class B and Class C Certificateholders' Interest plus Shared Principal Collections, if any, from other Series allocable to the Class A, Class B and Class C Certificates, plus certain other amounts comprising Class A, Class B and Class C Principal, and (b) the amount, if any, by which (i) the sum of the Controlled Accumulation Amount for such Monthly Period plus the Accumulation Shortfall, if any (such sum being referred to as the "Controlled Deposit Amount" for the related Monthly Period) exceeds (ii) the amount in the Principal Account for the account of the Class A, Class B and Class C Certificate Owners, will be deposited daily in the Principal Account.

  On each business day during the Controlled Accumulation Period, following the payment (or deposit in the Principal Account) of the Class A Invested Amount in full but prior to the payment (or deposit in the Principal Account) of the Class B Invested Amount in full, an amount equal to the lesser of (a) Principal Collections allocable to the Class A, Class B and Class C Certificateholders' Interest plus Shared Principal Collections, if any, from other Series allocable to the Class A, Class B and Class C Certificates, plus certain other amounts comprising Class A, Class B and Class C Principal, and
(b) the amount, if any, by which (i) the Controlled Deposit Amount for the related Monthly Period exceeds (ii) the amount in the Principal Account for the account of the Class B Certificate Owners, will be deposited daily in the Principal Account.

  Although it is anticipated that during the Controlled Accumulation Period prior to the payment of the Class A Invested Amount in full, funds will be deposited in the Principal Account in an amount equal to the applicable Controlled Deposit Amount for each Monthly Period and that the Class A Invested Amount will be available for distribution to the Class A Certificate Owners on the Class A Scheduled Payment Date, and that the Class B Invested Amount will be available for distribution to the Class B Certificate Owners on the Class B Scheduled Payment Date, respectively, no assurance can be given in that regard.

  Pay Out Event. If a Pay Out Event occurs, the Early Amortization Period will commence and any amounts on deposit in the Principal Account will be paid to the Class A Certificate Owners on the Distribution Date in the month following the commencement of the Early Amortization Period. In addition, to the extent that the Class A Invested Amount has not been paid in full on the Class A Scheduled Payment Date, the Class A Certificate Owners will be entitled to monthly payments of principal equal to the Principal Collections allocable to the Class A, Class B and Class C Certificateholders' Interest plus Shared Principal Collections, if any, from other Series allocable to the Class A, Class B and Class C Certificates, plus certain other amounts comprising Class A, Class B and Class C Principal, until the earlier of the date on which the Class A Invested Amount has been paid in full and the Series 1996-2 Termination Date. After the Class A Invested Amount has been paid in full and if the Series 1996-2 Termination Date has not occurred, Principal Collections allocable to the Class B and Class C Certificateholders' Interest plus Shared Principal Collections, if any, from other Series allocable to the Class A, Class B and Class C Certificates, plus certain other amounts comprising Class B and Class C Principal, will be paid to the Class B Certificate Owners on each Distribution Date until the earlier of the date on which the Class B Invested Amount has been paid in full and the Series 1996-2 Termination Date. Thereafter, on and after the Class C Principal Commencement Date, the Class C Certificate Owners will be entitled to receive monthly payments of principal, until the Class C Invested Amount is paid in full or until the Series 1996-2 Termination Date.

  A "Pay Out Event" occurs, either automatically or after specified notice, upon

    (i) failure by the Transferor to convey Receivables in Additional Accounts to the Trust within five Business Days after the day on which it is required to convey such Receivables pursuant to the Pooling and Servicing Agreement;

    (ii) failure on the part of the Transferor, the Servicer or Green Tree, as applicable, (a) to make any payment or deposit required by the Pooling and Servicing Agreement or the Purchase Agreement, on or before the date such payment or deposit is required to be made therein, which failure is not cured within five business days after written notice from the Trustee of such failure; or (b) to deliver a Distribution Date Statement on the date required under the Pooling and Servicing Agreement (or within ten business days after written notice from the Trustee of such failure); or
  (c) to comply with its covenant not to create any lien on a Receivable which failure has a material adverse effect on the holders of the Certificates and which continues unremedied for a period of 60 days after written notice to it; provided, however, that any Pay Out Event shall not be deemed to have occurred if the Transferor shall have repurchased the related Receivables or, if applicable, all the Receivables during such period in accordance with the provisions of the Pooling and Servicing Agreement; or (d) to observe or perform in any material respect any other covenants or agreements set forth in the Pooling and Servicing Agreement or the Purchase Agreement, which failure has a materially adverse effect on the Certificateholders and which continues unremedied for a period of 45 days after written notice of such failure;

    (iii) any representation or warranty made by Green Tree in the Purchase Agreement or by the Transferor in the Pooling and Servicing Agreement or any information required to be given by the Transferor to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the Certificateholders are materially and adversely affected (excluding, however, any representation or warranty made by the Transferor that the Pooling and Servicing Agreement constitutes, or the transfer of the Receivables to the Trust is, a valid sale, transfer and assignment to the Trust of all right, title and interest of the Transferor in the Receivables and the Collateral Security if the Pooling and Servicing Agreement constitutes the grant of a security interest in the Receivables and Collateral Security); provided, however, that any Pay Out Event shall not be deemed to occur thereunder if the Transferor has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement;

    (iv) the occurrence of certain events of bankruptcy, insolvency or receivership relating to Green Tree or the Transferor;

    (v) the Trust or the Transferor becomes an investment company within the meaning of the Investment Company Act of 1940, as amended;

    (vi) any Servicer Default occurs;

    (vii) on any Determination Date, the average of the Monthly Payment Rates for the three preceding Monthly Periods, where the Monthly Payment Rate for a Monthly Period is the percentage obtained by dividing the aggregate of the Receivables balances (without deducting therefrom any discount portion) collected during such Monthly Period by the average daily aggregate Receivables balance (without deducting therefrom any discount portion) for such Monthly Period, is less than 20%;

    (viii) the failure to pay the outstanding principal amount of the Class A or Class B Certificates by the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, as applicable;

    (ix) the ratio (expressed as a percentage) of (i) the average for each month of the net losses on the Receivables (exclusive of the Ineligible Receivables) owned by the Trust (i.e., gross losses less recoveries on any such Receivables (including, without limitation, recoveries from collateral security in addition to recoveries from the products, recoveries from Manufacturers and insurance proceeds)) during any three consecutive calendar months to (ii) the average of the month-end aggregate balances of such Receivables (without deducting therefrom the discount portion) for such three-month period, exceeds 5% on an annualized basis;

    (x) the sum of all Cash Equivalents and amounts on deposit in the Excess Funding Account represents more than 50% of the sum of the aggregate amount of Principal Receivables (without deducting therefrom any discount portion) on each of six or more consecutive Determination Dates, after giving effect to all payments made or to be made on the Distribution Date next succeeding each such respective Determination Date; or

    (xi) if Principal Collections allocable to the Class D
  Certificateholder's Interest have been reallocated in any Monthly Period to cover any Required Amounts and have not been reimbursed as of the Determination Date in such Monthly Period.

  The amount of new Receivables generated in any month and payment rates on the Receivables may vary because of seasonal variations in product sales and inventory levels, retail incentive programs provided by product manufacturers and various economic factors affecting product sales generally. The following table sets forth the monthly payment rates ("MPR") for the receivables originated by Green Tree from Dealers for each month since February 1994 and the average monthly payment rates for such receivables for all months during the periods shown, in each case calculated by dividing the total collections during a given month by total opening monthly balances of such receivables during the periods shown and expressing such amounts as a percentage. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables with respect to such receivables. The payment rates shown in the table reflect payments on Floorplan Receivables only. As of November 30, 1996, approximately 5.67% of the receivables in Green Tree's portfolio were Asset-Based Receivables.

                    MONTHLY PAYMENT RATES FOR THE PORTFOLIO

                                                            PAYMENT RATE
                                                        ---------------------
MONTH                                                   1994(1) 1995  1996(2)
-----                                                   ------- ----  ------- ---
January................................................    --    22%     20%
February...............................................    95%   19      18
March..................................................   115    24      22
April..................................................   118    25      25
May....................................................   135    28      26
June...................................................   124    29      25
July...................................................   108    29      28
August.................................................   113    33      29
September..............................................   115    28      26
October................................................   100    30      26
November...............................................    51    28      23
December...............................................    20    24      --
                                                          ---   ---     ---
Average................................................    56%   26%     23%
                                                          ---   ---     ---

--------
(1) Green Tree began financing manufactured housing floorplan receivables on a "Presold" basis in February 1994. Under the Presold program, floorplan financing is provided to a dealer on units for which Green Tree has already approved a retail contract for sale to a customer. In October 1994 Green Tree began financing manufactured housing floorplan receivables on a dealer "Stock" basis (where the dealer does not have a purchase order for the product from a retail customer), and later began financing other products through the Stock program as well. The change in payment rates in late 1994 is largely due to the decrease in the proportion of "Presold" receivables.
(2) Through November 1996.

  The amount of collections on Receivables may vary from month to month due to seasonal fluctuations in sales of the products securing the Receivables and other factors. There can be no assurance that Principal Collections with respect to the Trust, and thus the rate at which funds are deposited in the Principal Account during the Controlled Accumulation Period, will be similar to the historical experience set forth above. If a Pay Out Event occurs, the average life and maturity of the Offered Certificates could be significantly reduced. Certificate Owners will bear the risk of being able to reinvest principal received on the Certificates at a yield at least equal to their yield on the Certificates. If an investor acquires a Certificate at a discount, the repayment of principal on the Certificate later than on the related Scheduled Payment Date will likely result in a lower than anticipated yield. In addition, if an investor acquires a Certificate at a premium, repayment of principal earlier than the related Scheduled Payment Date will result in a yield to that investor that is lower than anticipated by that investor.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Offered Certificates will be paid to the Transferor. The Transferor will apply the entire amount of such net proceeds, which is expected to be $498,532,200, to reduce the principal amount of the Series 1996-1 Certificates, to pay the purchase price of Receivables and to fund the Pre-Funding Account to the extent of the Pre-Funded Amount. Certain classes of the Series 1996-1 Certificates are held by a commercial paper conduit that is administered by The First National Bank of Chicago, an affiliate of First Chicago Capital Markets, Inc., which also provides backup facilities for such conduit.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

  The Offered Certificates will be issued pursuant to the Pooling and Servicing Agreement and the Series 1996-2 Supplement. Pursuant to the Pooling and Servicing Agreement, the Transferor and the Trustee have executed Supplements for the Series 1995-1 Certificates and the Series 1996-1 Certificates, and may execute additional Supplements in order to issue additional Series.

GENERAL

  The Offered Certificates will represent undivided interests in certain assets of the Trust, including the right to the investor allocation percentage of all Obligor payments on the Receivables in the Trust. Each Class A Certificate and Class B Certificate represents the right to receive payments of interest at the Class A Certificate Rate or the Class B Certificate Rate, as the case may be, funded from Available Series Interest Collections and the right to receive payments of principal on or after the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, as applicable, in each case funded from Principal Collections allocated to the Class A, Class B and Class C Certificateholders' Interests.

  The Transferor will own the Exchangeable Transferor Certificate, the Class C Certificates and the Class D Certificates, but may in the future privately place the Class C Certificates. The Exchangeable Transferor Certificate will represent an undivided interest in the Trust, including the right to a percentage (the "Transferor Percentage") of all Obligor payments on the Receivables in the Trust equal to 100% minus the sum of the applicable investor allocation percentages (which shall not exceed 100%) for all Series of certificates then outstanding. See "--Certain Matters Regarding the Transferor and the Servicer."

  During the Revolving Period, the amount of the Invested Amount in the Trust will remain constant except under certain limited circumstances. See "-- Defaulted Receivables" and "--The Overconcentration Amounts." The amount of Principal Receivables in the Trust, however, will vary each day as new Receivables arise in the Accounts and other Receivables are paid. The amount of the Transferor Interest (or the amount in the Excess Funding Account, if necessary) will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust, except to the extent another Series absorbs such change. During the Controlled Accumulation Period, the Invested Amount will decline as dealer payments of Principal Receivables are collected and held for distribution or distributed to the Certificate Owners. As a result, except to the extent another Series absorbs such change, the Transferor Interest will generally increase each month during the Controlled Accumulation Period to reflect the reductions in the Invested Amount of such Series and will also change to reflect the variations in the amount of the Principal Receivables in the Trust. The Transferor Interest may be reduced as the result of an Exchange. See "--Exchanges."

  Each Class of Offered Certificates initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository"), except as set forth below. Beneficial interests in each Class of Offered Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Offered Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, no Certificate Owner acquiring an interest in any Class of Offered Certificates will be entitled to receive a certificate representing such Certificate Owner's interest in such

Certificates. Until such time, all references herein to actions by Certificateholders of any Class of Offered Certificates will refer to actions taken by the Depository upon instructions from its participating organizations ("DTC Participants" or "Participants") and all references herein to distributions, notices, reports, and statements to Certificateholders of any Class of Offered Certificates will refer to distributions, notices, reports, and statements to the Depository or its nominee, as the registered holder of the Offered Certificates of such Class, for distribution to Certificate Owners of such Class in accordance with the Depository's procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

BOOK-ENTRY REGISTRATION

  With respect to each Class of Offered Certificates in book-entry form, Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe), if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  Cede, as nominee for DTC, will hold the global certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its Participants and facilitates the clearance and settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

  Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

  Purchases of Offered Certificates under the DTC system must be made by or through Participants, which will receive a credit for the Offered Certificates on DTC's records. The ownership interest of each actual Certificate Owner is in turn to be recorded on the Participants' and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchase, but Certificate Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Certificate Owner entered into the transaction. Transfers of ownership interests in the Offered Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interest in Offered Certificates, except in the event that use of the book-entry system for the Offered Certificates is discontinued.

  To facilitate subsequent transfers, all Offered Certificates deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Offered Certificates with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Certificate Owners; DTC's records reflect only the identity of the Participants to whose accounts such Offered Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither DTC nor Cede & Co. will consent or vote with respect to the Offered Certificates. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Offered Certificates are credited on the record date (identified in a listing attached thereto).

  Principal and interest payments on the Offered Certificates will be made to DTC. DTC's practice is to credit Participants' accounts on the Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the Distribution Date. Payments by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trustee or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Certificate Owners shall be the responsibility of Participants and Indirect Participants.

  DTC may discontinue providing its services as securities depository with respect to the Offered Certificates at any time by giving reasonable notice to the Transferor or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Certificates are required to be printed and delivered. The Transferor may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Certificates will be printed and delivered.

  Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulations by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that dear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

  The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Offered Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the related Pooling and Servicing Agreement on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

  Each Class of Offered Certificates will be issued in such registered, certificated form to the Certificate Owners of such Class or their nominees ("Definitive Certificates"), rather than to the Depository or its nominee, only if (i) the Transferor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Offered Certificates of such Class, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% of the Invested Amount of such Class advise the Trustee and the Depository through Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Certificate Owners of such Class.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, the Depository is required to notify all Participants of the availability through the Depository of Definitive Certificates. Upon surrender by the Depository of the definitive certificate representing the Offered Certificates of the affected Class and instructions for registration, the Trustee will issue the Offered Certificates of such Class as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

  Distribution of principal and interest on the Offered Certificates will be made by the Trustee directly to Certificateholders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Interest payments and any principal payments on each Distribution Date will be made to Certificateholders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Certificateholder as it appears on the register maintained by the Trustee. The final payment on any Offered Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders mailed not later than the fifth day of the month of such final distributions.

  Definitive Certificates will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the Trustee (in such capacity, the "Transfer Agent and Registrar"). No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar will not be required to register the transfer or exchange of Definitive Certificates for the period from the Record Date preceding the due date for any payment to the Distribution Date with respect to such Definitive Certificates.

  In the event that Definitive Certificates are issued, the Trustee will maintain paying agencies in Luxembourg and London for payments in respect of Definitive Certificates for so long as they are outstanding. The names and addresses of the paying agents which are expected to be appointed in such circumstances are set forth at the end of this Prospectus. If Definitive Certificates are issued, such paying agents also will act as co-transfer agents and co-registrars with respect to the Definitive Certificates. In the event of any such appointment or replacement of paying agents, the Trustee will publish or cause to be published as soon as possible in the Luxemburger Wort a notice to the effect that such paying agent has been appointed or replaced and other relevant information. If Definitive Certificates are issued, such Definitive Certificates will be transferable and exchangeable at the offices of the transfer agent and such co-transfer agents. In the event of the transfer of less than all the Invested Amount represented by a Definitive Certificate, the transfer agent or such co-transfer agent, as applicable, will issue a new Definitive Certificate to the transferor thereof representing the Invested Amount not so transferred. In addition, upon maturity or final payment, such Definitive Certificates may be presented for payment at the offices of such paying agents in Luxembourg or London up to two years after maturity or final payment. The Trustee may take appropriate steps to contact the remaining Certificateholders regarding the surrender of their Certificates, and the cost thereof will be paid out of the fund held by the Trustee for benefit of such Certificateholders. The Trustee and the Paying Agent will pay to the Transferor upon request any monies held by them for the payment of principal or interest which remains unclaimed for two years. After payment to the Transferor, Investor Certificateholders entitled to the money must look to the Transferor for payment as general creditors unless an applicable abandoned property law designates another Person.

REPLACEMENT OF DEFINITIVE CERTIFICATES

  In the event that Definitive Certificates are issued, a Class A or a Class B Certificate that is mutilated, destroyed, lost or stolen may be exchanged or replaced, as the case may be, at the offices of the co-transfer agent and co-registrar in Luxembourg upon presentation of the Certificate or satisfactory evidence of the destruction, loss or theft thereof to the co-transfer agent and co-registrar. An indemnity satisfactory to the co-transfer agent and co-registrar and the Trustee may be required at the expense of the Class A or the Class B Certificateholder before a replacement Class A or Class B Certificate will be issued. The Class A or the Class B Certificateholder will be required to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the Trustee and the co-transfer agent and co-registrar) connected therewith.

INTEREST PAYMENTS

  Interest on the respective outstanding balance of each Class of Offered Certificates will accrue at the applicable Certificate Rate and will be payable on the 13th day of each month, or if such day is not a business day, on the next succeeding business day (each a "Distribution Date"), beginning January 13, 1997. A "Business Day" is any day other than a Saturday or Sunday or another day on which banking institutions in New York, New York, London, England or Luxembourg are authorized or obligated by law or executive order to be closed. Interest will accrue from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Series 1996-2 Issuance Date) to but excluding such Distribution Date and will be calculated on the basis of the actual number of days in the related Interest Accrual Period divided by 360 days.

  Interest on the outstanding principal balance of the Class A Certificates will accrue for each Interest Accrual Period at the Class A Certificate Rate, which shall equal the lesser of (i) LIBOR (calculated as described below) determined as of the second LIBOR business day prior to such Interest Accrual Period plus .08% per annum or (ii) the Net Receivables Rate (described below). Interest on the outstanding principal balance of the Class B Certificates will accrue for each Interest Accrual Period at the Class B Certificate Rate, which shall equal the lesser of (i) LIBOR determined as of the second LIBOR business day prior to such Interest Accrual Period plus .30% per annum or (ii) the Net Receivables Rate. The Class C Certificates and the Class D Certificates will not bear interest.

  The Trustee will determine LIBOR on December 16, 1996 for the period from December 18, 1996 through January 12, 1997 and will determine LIBOR for each Interest Accrual Period following the initial Interest Accrual Period on the second business day prior to the Distribution Date on which such Interest Accrual Period commences (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a business day is any day on which banks in London and New York are open for the transaction of international business. The Trustee will determine LIBOR in accordance with the following provisions:

    (i) On each LIBOR Determination Date, the Trustee will determine LIBOR on the basis of quotations of the offered rates for one-month United States dollar deposits following the LIBOR Determination Date provided by four major banks in the London interbank market selected by the Servicer (the "Reference Banks") as of 11:00 a.m. (London time) as such quotations appear on the Telerate Page 3875 of the Dow Jones Telerate Service (or such other page as may replace Telerate Page 3875 on that service for the purpose of displaying London interbank offered rates of major banks). LIBOR as determined by the Trustee is the arithmetic mean of such quotations (rounded, if necessary, to the nearest multiple of 0.0625% per annum).

    (ii) If, on any LIBOR Determination Date, at least two but fewer than all of the Reference Banks provide quotations, LIBOR will be determined in accordance with clause (i) above on the basis of the offered quotations of those Reference Banks providing such quotations.

    (iii) If, on the LIBOR Determination Date, only one or none of the Reference Banks provides such offered quotations, LIBOR will be:

      (a) the rate per annum (rounded as aforesaid) that the Trustee determines to be either (x) the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the Servicer are quoting on the relevant LIBOR Determination Date for one-month United States dollar deposits to the principal London office of each of the Reference Banks or those of them (being at least two in number) to which such offered quotations are, in the opinion of the Servicer, being so made or

    (y) in the event the Trustee can determine no such arithmetic mean, the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the Servicer are quoting on such LIBOR Determination Date to leading European banks for one-month United States dollar deposits; or

      (b) if the banks selected as aforesaid by the Servicer are not quoting as described in clause (a) above, LIBOR for such Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date.

  The "Net Receivables Rate" for a Distribution Date is (i) the weighted average of the interest rates borne by the Receivables during the second preceding Monthly Period (because interest payments on the Receivables at such rates will be due and payable in the Monthly Period preceding such Distribution Date), plus (ii) the product of (x) the Monthly Payment Rate for the Monthly Period preceding such Distribution Date, (y) the Discount Factor, if any, for such Distribution Date and (z) twelve, less 2% per annum, unless the Servicing Fee has been waived for such Monthly Period. The "Monthly Payment Rate" for a Monthly Period is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Receivables balance (without deducting therefrom the discount portion, if any) collected during such Monthly Period and the denominator of which is the average daily aggregate Receivables balance (without deducting therefrom the discount portion, if any) for such Monthly Period.

  The Class A Certificate Rate and the Class B Certificate Rate applicable to the then current and immediately preceding Interest Accrual Period may be obtained by telephoning the Trustee at its Corporate Trust Office at (612) 667-4959. If the Offered Certificates are listed on the Luxembourg Stock Exchange, the Trustee will cause the Class A Certificate Rate and the Class B Certificate Rate applicable to an Interest Accrual Period to be provided to the Luxembourg Stock Exchange as soon as possible after its determination but in no event later than the first day of such Interest Accrual Period. If the Offered Certificates are listed on the Luxembourg Stock Exchange, the Trustee will publish or cause to be published in the Luxemburger Wort, as soon as possible after determination, the Certificate Rates for the Interest Accrual Period commencing on such Distribution Date, as well as the length of such Interest Accrual Period and the aggregate amount of interest payable on the Class A Certificates and the Class B Certificates on the following Distribution Date.

PRINCIPAL PAYMENTS

  During the Revolving Period (which begins on the Series 1996-2 Issuance Date and ends on the day before the earlier of (i) the commencement of the Controlled Accumulation Period or (ii) the commencement of the Early Amortization Period), no principal payments will be made to the Certificateholders. During the Controlled Accumulation Period, principal will be deposited in the Principal Account on each business day and such amounts will be distributed to the Class A Certificateholders on the Class A Scheduled Payment Date, then to the Class B Certificateholders on the Class B Scheduled Payment Date, then to the Class C Certificateholders until the Class C Invested Amount is paid in full, and finally to the Class D Certificateholders until the Class D Invested Amount is paid in full. The amount of principal deposited in the Principal Account during each Monthly Period during the Controlled Accumulation Period will not exceed the Controlled Deposit Amount. See "--Pay Out Events" for a discussion of events which might lead to the commencement of the Early Amortization Period prior to the first day of the Controlled Accumulation Period. See "--Application of Collections" for a discussion of the method by which Principal Collections are allocated during the Controlled Accumulation Period.

  Principal Collections for any Monthly Period during the Controlled Accumulation Period allocated to the Class A, Class B and Class C Certificateholders' Interests will first be used to cover, with respect to such Monthly Period, required deposits into the Principal Account for the benefit of the Class A Certificateholders. On and after the Class B Principal Payment Commencement Date, Principal Collections for any Monthly Period allocated to the Class A, Class B and Class C Certificateholders' Interests will first be used to cover required deposits into the Principal Account for the benefit of the Class B Certificateholders. On and after the Class C Principal Commencement Date, Principal Collections for any Monthly Period allocated to the Class A, Class B and Class C Certificateholders' Interests will first be used to cover required deposits into the Principal Account for the benefit of the Class C Certificateholders. The Servicer will determine the amount of Principal Collections for any business day allocated to the Class A, Class B and Class C Certificateholders' Interests that remain after covering required deposits or payments of principal to the Certificateholders and any similar amount remaining with respect to certificates of any other Series (other than amounts allocated to Transferor Retained Classes) (collectively, "Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections to cover any scheduled or permitted principal distributions to certificateholders and deposits to principal funding accounts, if any, for any Series that have not been covered out of the Principal Collections allocable to such Series and certain other amounts ("Principal Shortfalls"). Shared Principal Collections will not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Shared Principal Collections on any business day, Shared Principal Collections will be allocated pro rata among the applicable Series based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will, subject to certain limitations, be paid to the holder of the Exchangeable Transferor Certificate.

POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD

  The Controlled Accumulation Period is currently expected to commence at the close of business on July 30, 1999; however, the date on which the Controlled Accumulation Period actually commences may be delayed if the Controlled Accumulation Period Length (determined as described below) is less than the number of months remaining between the Period Length Determination Date (defined below) and the Class A Scheduled Payment Date. On July 13, 1999, the Servicer will determine the "Accumulation Period Length." The "Accumulation Period Length" will be one, two, three or four months and will be calculated as the product, rounded upwards to the nearest integer, of (a) four and (b) a fraction, the numerator of which is the Invested Amount as of July 13, 1999 (after giving effect to all changes therein on such date) and the denominator of which is the sum of such Invested Amount and the invested amounts as of July 13, 1999 (after giving effect to all changes therein on such date) of all other outstanding Series whose respective revolving periods are not scheduled to end before the last day of the November 1999 Monthly Period. Depending on whether the Accumulation Period Length is one month, two months, three months or four months, the "Accumulation Period Commencement Date" will be the first day of the November 1999 Monthly Period, the October 1999 Monthly Period, the September 1999 Monthly Period or the August 1999 Monthly Period, respectively. Notwithstanding the foregoing, the Accumulation Period Commencement Date will be August 2, 1999 if, prior to such date, any other outstanding Series has entered into an early amortization period. The effect of the foregoing calculation is to reduce the Controlled Accumulation Period Length based on the invested amounts of other Series that are scheduled to be in their revolving periods and thus scheduled to create Shared Principal Collections during the Controlled Accumulation Period.

INTEREST COLLECTIONS; PRINCIPAL COLLECTIONS

  The Servicer will allocate the aggregate amount of Collections available in the Collection Account (or shall instruct the Trustee to so allocate from amounts on deposit in the Collection Account if all Collections are being deposited therein as described below under "--Application of Collections; Allocations") on each business day to Interest Collections and Principal Collections. "Interest Collections" are calculated as the sum of (A) all collections of interest and other fees on the Receivables, (B) all Imputed Yield Collections (if a Discount Factor is then in effect), (C) investment earnings on amounts on deposit in the Trust Accounts on such business day and
(D) Recoveries on such business day. "Principal Collections" are such Collections other than Interest Collections.

SUBORDINATION OF THE CLASS B CERTIFICATES

  The Class B Certificates will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. To the extent the Class B Invested Amount is reduced, the percentage of Interest Collections allocated to the Class B Certificateholders will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced.

  The Class C Certificates will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates and the Class B Certificates. To the extent the Class C Invested Amount is reduced, the percentage of Interest Collections allocated to the Class C Certificateholders will be reduced. Moreover, to the extent the amount of such reduction in the Class C Invested Amount is not reimbursed, the amount of principal distributable to the Class C Certificateholders will be reduced.

  If, on any Determination Date, the aggregate Investor Default Amount, if any, for each business day in the preceding Monthly Period exceeds the sum of
(a) the aggregate amount of Available Series Interest Collections applied to the payment thereof as described in clauses (iv) and (v) of "--Application of Collections--Payment of Fees, Interest, and Other Items," (b) the amount of Excess Interest Collections allocated thereto as described in "--Reallocation of Cash Flows," and (c) the amount of Reallocated Principal Collections allocated with respect thereto as described in "--Reallocated Principal Collections," the Class D Invested Amount will be reduced by the amount by which such aggregate Investor Default Amount exceeds the amount applied with respect thereto during the preceding Monthly Period. Such reductions of the Class D Invested Amount will thereafter be reimbursed and the Class D Invested Amount increased on each business day by the amount, if any, of Available Series Interest Collections and Excess Interest Collections allocated and available for that purpose. The Class D Invested Amount will initially be $29,600,000 and may be adjusted under the circumstances described under "--The Overconcentration Amounts" below.

  In the event that any such reduction of the Class D Invested Amount would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero and the Class C Invested Amount will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero, but not more than the remaining aggregate Investor Default Amount for such preceding Monthly Period. Such reductions of the Class C Invested Amount will thereafter be reimbursed and the Class C Invested Amount increased during such Monthly Period by the amount, if any, of such Available Series Interest Collections and Excess Interest Collections for such business day allocated and available for that purpose.

  In the event that any such reduction of the Class C Invested Amount would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero, but not more than the remaining aggregate Investor Default Amount for such Monthly Period. Such reductions of the Class B Invested Amount will thereafter be reimbursed and the Class B Invested Amount increased on each business day by the amount, if any, of Available Series Interest Collections and Excess Interest Collections for such business day allocated and available for that purpose. If the Class B Invested Amount is reduced to zero, the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not more than the remaining aggregate Investor Default Amount for such Monthly Period. Such reductions of the Class A Invested Amount will thereafter be reimbursed and the Class A Invested Amount increased on each business day by the amount, if any, of Available Series Interest Collections and Excess Interest Collections allocated and available for that purpose. See "--Reallocation of Cash Flows," "--Reallocated Principal Collections" and "--Investor Charge-Offs."

TRANSFER AND ASSIGNMENT OF RECEIVABLES AND COLLATERAL SECURITY

  Pursuant to the Purchase Agreement, Green Tree has contributed and sold to the Transferor all of its right, title and interest in and to the outstanding Receivables and the related Collateral Security, all the Receivables and the related Collateral Security arising in the Accounts from time to time thereafter, and the proceeds of all of the foregoing. Pursuant to the Pooling and Servicing Agreement, the Transferor has transferred and assigned to the Trust all of its right, title and interest in and to the outstanding Receivables and the related Collateral Security and all the Receivables and the related Collateral Security arising in the Accounts from time to time thereafter. On the Series 1996-2 Issuance Date, the Trustee will authenticate the Certificates and deliver the Certificates to the Transferor which will in turn deliver the Offered Certificates to the Underwriters against payment of the net proceeds of the sale of the Offered Certificates.

  Green Tree, for itself and as Servicer, will identify in its computer files that the Receivables have been assigned to the Trust. Green Tree, as Servicer, will retain and will not deliver to the Trustee any other records or agreements relating to the Receivables. The records and agreements relating to the Receivables will not be segregated from those relating to other accounts and receivables of Green Tree and the physical documentation relating to the Receivables will not be stamped or marked to reflect the transfer of the Receivables to the Trust. The Trustee will have reasonable access to such records and agreements as required by applicable law or to enforce the rights of the Certificateholders. Green Tree has filed one or more UCC-1 financing statements in accordance with the UCC to perfect the Transferor's interest in the Receivables and the proceeds thereof, as applicable. The Transferor has filed one or more UCC-1 financing statements in accordance with applicable state law to perfect the Trust's interest in the Receivables and the proceeds thereof. The UCC-1 financing statements that perfect Green Tree's (or the relevant subsidiary's) security interest in the Collateral Security will not be amended to reflect such transfers. See "Risk Factors"--"Transfer of the Receivables; Insolvency Risk Considerations" and "Certain Legal Aspects of the Receivables."

EXCHANGES

  The Pooling and Servicing Agreement provides for the Trustee to issue two types of certificates: (i) one or more Series of certificates, each of which may have one or more classes, and (ii) the Exchangeable Transferor Certificate. The Exchangeable Transferor Certificate will evidence the Transferor Interest, will initially be held by the Transferor, and will be transferable only as provided in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement also provides that, pursuant to any one or more Supplements to the Pooling and Servicing Agreement, the holder of the Exchangeable Transferor Certificate may tender such certificate, or the Exchangeable Transferor Certificate and the certificates evidencing any Series of certificates, to the Trustee in exchange for one or more new Series and a reissued Exchangeable Transferor Certificate. Under the Pooling and Servicing Agreement, the holder of the Exchangeable Transferor Certificate may define, with respect to any newly issued Series, certain terms including: (i) its name or designation; (ii) its initial invested amount (or method for calculating such amount); (iii) its certificate rate (or the method of allocating interest payments or other cash flows to such Series); (iv) the closing date; (v) the rating agency or agencies, if any, rating the Series; (vi) the interest payment date or dates and the date or dates from which interest shall accrue;
(vii) the name of the clearing agency, if any; (viii) the method for allocating collections to certificateholders of such Series with respect to Principal Collections, Interest Collections, and Defaulted Receivables and the method by which the principal amount of such Series will amortize or accrue;
(ix) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts; (x) the percentage used to calculate monthly servicing fees; (xi) the Minimum Transferor Interest; (xii) the credit enhancement provider, if applicable, and the terms of any credit enhancement with respect to such Series; (xiii) the base rate applicable to such Series; (xiv) the terms on which the certificates of such Series may be repurchased or remarketed to other investors; (xv) the termination date of such Series; (xvi) any deposit into any account provided for such Series;
(xvii) the number of classes of such Series and, if more than one class, the rights and priorities of each such class; (xviii) the fees, if any, to be included in funds available to certificateholders in such Series; (xix) the subordination, if any, of such new Series with respect to any other Series;
(xx) the rights, if any, of the holder of the Exchangeable Transferor Certificate that have been transferred to the holders of such Series; (xxi) the pool factor (consisting of a seven-digit decimal expressing the ratio of the invested amount to the initial invested amount); (xxii) whether such Series will be part of a group or subject to being paired with any other prefunded Series; (xxiii) whether such Series will be prefunded; and (xxiv) any other relevant terms, including whether or not such Series will be pledged as collateral for an issuance of any other securities, including commercial paper (all such terms, the "Principal Terms" of such Series). None of the Transferor, the Servicer, the Trustee, or the Trust is required or intends to obtain the consent of any Certificateholder to issue any additional Series or in connection with the determination of the Principal Terms thereof. However, as a condition of an Exchange, the holder of the Exchangeable Transferor Certificate will deliver to the Trustee written confirmation that the Exchange will not result in any Rating Agency reducing or withdrawing its rating of any outstanding Series, including the Offered Certificates. The Transferor may offer any Series to the public or other investors in transactions either registered under the Securities Act or exempt from registration thereunder, directly, through one or more underwriters or placement agents, in fixed-price offerings, in negotiated transactions, or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor. The

Certificates represent the Series initially issued by the Trust. The Transferor currently intends to offer, from time to time, additional Series.

  The Pooling and Servicing Agreement provides that the holder of the Exchangeable Transferor Certificate may perform Exchanges and define the Principal Terms of each Series, including the period during which amortization of the principal amount thereof is intended to occur, which period may have a different length and begin on a different date than such period for any other Series. Accordingly, one or more Series may be in their amortization periods while other Series are not. Moreover, any Series may have the benefit of a credit enhancement that is available only to such Series. Under the Pooling and Servicing Agreement, the Trustee will hold any such form of credit enhancement only on behalf of the Series with respect to which it relates. Likewise, with respect to each such form of credit enhancement, the holder of the Exchangeable Transferor Certificate may deliver a different form of credit enhancement agreement. The Pooling and Servicing Agreement also provides that the holder of the Exchangeable Transferor Certificate may specify different coupon rates and monthly servicing fees with respect to each Series (or a particular class within such Series). Collections allocated to Interest Receivables not used to pay interest on the certificates, the monthly servicing fee, the investor default amount, or investor charge-offs with respect to any Series will be allocated as provided in such credit enhancement agreement, if applicable. The holder of the Exchangeable Transferor Certificate also has the option under the Pooling and Servicing Agreement to vary between Series the terms upon which a Series (or a particular class within such Series) may be repurchased by the Transferor or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, and classes within a Series may have different priorities. The Series 1996-2 Supplement does not permit the subordination of the Certificates to any other Series that may be issued by the Trust (except to the limited extent described herein with respect to Shared Principal Collections and Excess Interest Collections). There is no limit to the number of Exchanges that may be performed under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement.

  An Exchange may occur only upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. The holder of the Exchangeable Transferor Certificate may perform an Exchange by notifying the Trustee at least five business days in advance of the date upon which the Exchange is to occur. The notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series:
(i) its initial principal amount (or method for calculating such amount), (ii) its certificate rate (or the method of allocating interest payments or other cash flows to such Series), and (iii) the provider of the credit enhancement, if any, which is expected to provide credit support with respect to it. The Pooling and Servicing Agreement provides that on the date of the Exchange the Trustee will authenticate any such Series only upon delivery to the Trustee of the following: (i) a Supplement to the Pooling and Servicing Agreement specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that the certificates of such Series will be characterized as indebtedness or as partnership interests under existing law for federal and applicable state income tax purposes and that the issuance of such Series will not materially adversely affect the federal income tax characterization of any outstanding Series, including Series 1996-2, or result in the trust being subject to tax at the entity level for federal or applicable state tax purposes, (iii) if required by such Supplement, the form of credit enhancement and an appropriate credit enhancement agreement with respect thereto executed by the Transferor and the issuer of the credit enhancement, (iv) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then-outstanding Series rated by it, including Series 1996-2, (v) the existing Exchangeable Transferor Certificate and, if applicable, the certificates representing the Series to be exchanged, and (vi) an officer's certificate of the Transferor stating that, after giving effect to such Exchange, (a) the Transferor Interest would be at least equal to the Minimum Transferor Interest, and (b) taking into account the certificates of the newly issued Series, more than 20% (by Invested Amount and by value) of the outstanding certificates issued by the Trust with respect to which no opinion of counsel was issued that the applicable class would be treated as debt for federal income tax purposes (including the Exchangeable Transferor Certificate and each Transferor Retained Class) shall, by their terms, be prohibited from being transferred.

  Under the Pooling and Servicing Agreement, the Transferor may also exchange the Exchangeable Transferor Certificate for a newly issued Exchangeable Transferor Certificate and a second certificate (a

"Supplemental Certificate") the terms of which will be defined in a supplement upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement.

REPRESENTATIONS AND WARRANTIES

  The Transferor has made and will make representations and warranties to the Trust relating to the Accounts, the Receivables and the Collateral Security to the effect, among other things, that (a) as of the Cut-off Date, the Closing Date and the date of issuance of any other Series (a "Series Issuance Date") (or, in the case of an Additional Account, as of the date of its designation for inclusion in the Trust and the date the related Receivables are transferred to the Trust (an "Addition Date")), each Account or Additional Account was or is an Eligible Account or, if it was or is an Ineligible Account on such date, such Account is being removed from the Trust in accordance with the requirements of the Pooling and Servicing Agreement, (b) as of the Cut-off Date (or as of the Additional Cut-off Date, in the case of any Additional Accounts) or as of the date any Receivable is generated (a "Transfer Date"), each Receivable is an Eligible Receivable, (c) each Receivable and all Collateral Security conveyed to the Trust on the Closing Date and on each Transfer Date or, in the case of Additional Accounts, on the Addition Date, and all of the Transferor's right, title and interest in the Purchase Agreement, have been conveyed to the Trust free and clear of any liens, and (d) all appropriate consents and governmental authorizations required to be obtained by the Transferor in connection with the conveyance of each such Receivable have been duly obtained. If the Transferor breaches any representation and warranty described in this paragraph, such breach remains uncured for 30 days (or such longer period as may be agreed to by the Trustee) after the earlier to occur of the discovery of such breach by the Transferor or the Servicer or receipt of written notice of such breach by the Transferor or the Servicer, and such breach has a materially adverse effect on the Certificateholders' Interest or the interests of the holders of other outstanding Series in any Receivable or Account, the Certificateholders' Interest and such other certificateholders' interests in such Receivable or, in the case of a breach relating to an Account, all Receivables in the related Account ("Ineligible Receivables") will be reassigned to the Transferor on the terms and conditions set forth below and such Account shall no longer be included as an Account.

  Each Ineligible Receivable will be reassigned to the Transferor on or before the end of the Monthly Period in which such reassignment obligation arises by the Transferor directing the Servicer to deduct the balance of such Receivable (discounted by the Discount Factor, if any, for the Monthly Period preceding such Determination Date) from the Pool Balance. In the event that such deduction would cause the Transferor Interest to be less than the Minimum Transferor Interest on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Distribution Date), on the date on which such reassignment is to occur the Transferor will be obligated to make a deposit into the Collection Account in immediately available funds in an amount equal to the amount by which the Transferor Interest would be less than the Minimum Transferor Interest (the amount of any such deposit being referred to herein as a "Transfer Deposit Amount"), provided that if the Transfer Deposit Amount is not so deposited, the principal balance of the related Receivables will be deducted from the Pool Balance only to the extent the Transferor Interest is not reduced below the Minimum Transferor Interest and any principal balance not so deducted will not be reassigned and will remain part of the Trust. The reassignment of any such Receivable to the Transferor and the payment of any related Transfer Deposit Amount will be the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

  The Transferor will make in the Pooling and Servicing Agreement representations and warranties to the Trust to the effect, among other things, that as of the closing date of each Series (a) the Transferor is duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and perform its obligations under the Pooling and Servicing Agreement, the related Series Supplement, and the Purchase Agreement, (b) the Transferor is duly qualified to do business and in good standing (or is exempt from such requirement) in any state required in order to conduct its business and has obtained all necessary licenses and approvals required under federal, Minnesota and Delaware law, (c) the execution and delivery of the Pooling and Servicing Agreement, the related Series Supplement, and the Purchase Agreement, and the consummation of the transactions provided for therein, have been duly authorized by the Transferor by all necessary corporate action on its part, (d) the Pooling and Servicing Agreement constitutes a legal, valid and binding obligation of the Transferor and (e) the transfer of Receivables and the Collateral Security by it to the Trust under the Pooling and Servicing Agreement constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables and the Collateral Security (other than Receivables in Additional Accounts), whether then existing or thereafter created and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders) or the grant of a first priority perfected security interest in such Receivables (except for certain liens permitted pursuant to the Pooling and Servicing Agreement) and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders), which is effective as to each such Receivable upon the creation thereof. In the event of a breach of any of the representations and warranties described in this paragraph, either the Trustee or the Holders of Certificates evidencing undivided interests in the Trust aggregating more than 50% of the aggregate investor interest of the related Series outstanding may direct the Transferor to accept reassignment of an amount of Principal Receivables equal to the invested amount to be reassigned (as described below) within 60 days of such notice, or within such longer period specified in such notice. The Transferor will thereupon be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects. The amount to be deposited by the Transferor for distribution to certificateholders in connection with such reassignment will be equal to the invested amount for all Series of certificates required to be reassigned on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made, less the amount, if any, previously allocated for payment of principal to such certificateholders on such Distribution Date, plus an amount equal to all interest accrued but unpaid on such certificates at the applicable certificate rate through the last day of the related Interest Accrual Period, less the amount transferred to the Distribution Account from the Interest Funding Account in respect of interest on such certificates for the month ending on such last day of the Monthly Period. The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the Distribution Account will be considered a payment in full of the investor interest for all Series of certificates required to be repurchased and will be distributed upon presentation and surrender of the certificates for each such Series. If the Trustee or certificateholders give a notice as provided above, the obligation of the Transferor to make any such deposit will constitute the sole remedy available to the Trustee and the certificateholders with respect to any breach of the Transferor's representations and warranties.

  An "Eligible Account" is defined to mean, as of the relevant Cut-off Date (or, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust), an arrangement to provide a revolving extension of credit by Green Tree or one of its subsidiaries to a Dealer (i) in order to finance the purchase by a Dealer of consumer and commercial product inventory or (ii) as a line of credit secured by unencumbered assets of such Dealer, which extension of credit, as of the date of determination thereof, (a) is in existence and maintained with Green Tree or such subsidiary, (b) is payable in United States dollars, (c) is with a Dealer whose most recent billing address is in the United States or its territories or possessions, (d) has been originated by Green Tree or such subsidiary in the ordinary course of business or acquired by Green Tree through the acquisition of an Eligible Account from another lender upon satisfying Green Tree's customary underwriting standards,
(e) in respect of which no amounts have been charged off by Green Tree or such subsidiary as uncollectible in its customary and usual manner as of the Cut-off Date (or, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust), and (f) is with a Dealer that is not involved in insolvency proceedings. The definition of Eligible Account may be changed by amendment to the Pooling and Servicing Agreement without the consent of the Certificateholders if (i) the Transferor delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of the Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust.

  An "Eligible Receivable" is defined to mean each Receivable (a) that was originated or acquired by Green Tree or one of its subsidiaries in the ordinary course of business or acquired by Green Tree through the acquisition of an Eligible Account from another lender upon satisfying Green Tree's customary underwriting standards, (b) that has arisen under an Eligible Account, (c) that was created in compliance with all requirements of law applicable thereto and pursuant to a floorplan or asset-based financing agreement that complies with all requirements of law applicable thereto, (d) with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by Green Tree or such subsidiary or the Transferor in connection with the creation of such Receivable or the transfer thereof to the Trust or the execution, delivery, creation and performance by Green Tree or such subsidiary of the related floorplan or asset-based financing agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable, (e) as to which, at the time of its creation, the Transferor had good and marketable title free and clear of all liens and security interests (other than certain liens permitted pursuant to the Pooling and Servicing Agreement), and at all times following the transfer of such Receivables to the Trust, the Trust will have good and marketable title free and clear of all liens and security interests (other than certain liens permitted pursuant to the Pooling and Servicing Agreement) or the grant of a first priority security interest therein, (f) that is the legal, valid, binding and assignable payment obligation of the related Dealer, legally enforceable against such Dealer, in accordance with its terms (with certain bankruptcy related exceptions), (g) that constitutes "chattel paper," an "account" or a "general intangible" under Article 9 of the Uniform Commercial Code as then in effect in the State of Minnesota, (h) if such Receivable has the benefit of a Floorplan Agreement with a Manufacturer, such Floorplan Agreement provides, subject to the specific terms thereof and any limitations therein (which may vary among Floorplan Agreements), that the Manufacturer is obligated to repurchase the products securing the Receivables upon the Servicer's repossession thereof upon the related Dealer's default, (i) which has been the subject of a valid transfer and assignment from the Transferor to the Trust of all the Transferor's interest therein and in the related Collateral Security (including any proceeds thereof), (j) which at the time of transfer to the Trust is not subject to any right of rescission, setoff, or any other defense (including defenses arising out of violations of usury laws) of the Dealer, (k) as to which, at the time of transfer of such Receivable to the Trust, Green Tree (or such subsidiary) and the Transferor have satisfied all their respective obligations with respect to such Receivable required to be satisfied at such time, (l) as to which, at the time of transfer of such Receivable to the Trust, neither Green Tree or such subsidiary nor the Transferor has taken or failed to take any action which would impair the rights of the Trust or the certificateholders therein and (m) which represents the obligation of a Dealer to repay an advance made to or on behalf of such Dealer to finance products or the accounts receivable arising from the sale of such products.

  It will not be required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each year, beginning in 1997, an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust Portfolio.

ADDITION OF ACCOUNTS

  Subject to the conditions described below, the Transferor will have the right to designate, from time to time, Additional Accounts to be included as Accounts with respect to the Trust. In addition, the Transferor will be required to designate Additional Accounts if (i) the Transferor Interest on the last day of any Monthly Period is less than the Minimum Transferor Interest or (ii) the Pool Balance is less than the Minimum Aggregate Principal Receivables. The Transferor will convey to the Trust its interest in all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created.

  Each Additional Account must be an Eligible Account at the time of its designation. However, Additional Accounts may not be of the same credit quality as the initial Accounts, and may have been originated by Green Tree using credit criteria different from those which were applied by Green Tree to the initial Accounts.

  A conveyance by the Transferor to the Trust of Receivables in Additional Accounts is subject to the following conditions, among others: (i) each such Additional Account must be an Eligible Account; (ii) the Transferor shall represent and warrant that the addition of such Additional Accounts shall not, in the reasonable belief of the Transferor, cause a Pay Out Event to occur;
(iii) the Transferor shall not select such Additional Accounts in a manner that it believes is adverse to the interests of the certificateholders or any Enhancement Provider; (iv) the Transferor shall deliver a Tax Opinion, other than in the case of a required addition, and certain other opinions of counsel with respect to the addition of such Additional Accounts to the Trustee, each Rating Agency and any credit enhancement provider and (v) if the Automatic Addition Condition (as described below) is not satisfied, the applicable Rating Agencies shall have provided written confirmation that such addition will not result in a reduction or withdrawal of the rating of the Certificates or any other rated outstanding Series or class of certificates. If the Automatic Addition Condition is satisfied and the Account being added will contain Receivables secured by a security interest in a type of product not previously financed by Green Tree, then such addition is subject to each Rating Agency confirming that the addition of such Account would not result in the reduction or the withdrawal of the rating of the Certificates.

  The "Automatic Addition Condition" means, with respect to the addition of Accounts that (i) during the calendar quarter in which such addition occurs, the number of new Accounts for Dealers that are financing products of the type already being financed by Green Tree does not exceed 5% of the number of all Accounts at the end of the preceding calendar quarter, (ii) during the twelve months ending at the beginning of such calendar quarter, the number of such new Accounts does not exceed 20% of the number of all Accounts at the beginning of such twelve month period, (iii) the average for the three months preceding the month of such addition of the aggregate balance of Receivables that have been delinquent for more than 30 days does not exceed 1.25% of the Pool Balance at the end of the month preceding the month of such addition, and
(iv) the annualized average for such three month period of the net losses incurred in respect of the Receivables does not exceed 1.75% of the Pool Balance at the end of the month preceding the month of such addition.

  In addition to the periodic reports otherwise required to be filed by the Servicer with the Commission pursuant to the Exchange Act, the Servicer intends to file, on behalf of the Trust, a Report on Form 8-K with respect to any addition to the Trust of Receivables in Additional Accounts that would have a material effect on the composition of the assets of the Trust.

REMOVAL OF ACCOUNTS

  The Transferor shall have the right at any time to require the removal from the Trust of Eligible Accounts, including all amounts then held by the Trust or thereafter received by the Trust in respect of the Eligible Accounts to be removed. To remove any Eligible Account and such amounts, the Transferor (or the Servicer on its behalf) shall, among other things, (a) on or before the fifth business day prior to the Determination Date on which such removal will occur (the "Removal Date"), furnish to the Trustee, any credit enhancement provider and each Rating Agency a written notice (the "Removal Notice") specifying the Removal Date; (b) on or before the fifth business day after the Removal Date, the Transferor shall have furnished to the Trustee a computer file, microfiche list or other list of the Accounts (the "Removed Accounts") that were removed on the Removal Date, specifying for each Removed Account as of the date of the Removal Notice its number, the aggregate amount outstanding in such Removed Account and the aggregate amount of Receivables therein; (c) represent and warrant that the removal of any such Eligible Account on the Removal Date will not, in the reasonable belief of the Transferor, cause a Pay Out Event to occur or cause the Transferor Interest to be less than the Minimum Transferor Interest amount as of such date; (d) represent and warrant that no selection procedures believed by the Transferor to be adverse to the interest of the certificateholders were utilized in selecting the Removed Accounts; (e) obtain a statement from each Rating Agency that such removal will not result in a reduction or withdrawal of the rating of the Class A or Class B Certificates or any other outstanding Series or class of certificates; and (f) on or before the related Removal Date, deliver to the Trustee and any credit enhancement provider an Officer's certificate confirming the items set forth in clauses (c), (d) and (e) above and a Tax Opinion with respect to such removal.

  All Receivables existing in the Removed Accounts will be reassigned to the Transferor as of the Removal Date. On any date on which an Account becomes an Ineligible Account (which date will be deemed the Removal Date for such Account), the Transferor will commence the removal of such Account from the Trust. However, all Receivables existing in any such Account (other than an Account that was an Ineligible Account at the time it was originally designated as an Account) as of the Removal Date will continue to be a Trust asset.

  Accounts that are terminated by their Dealers after they have paid the related Receivables in full will be deemed to be removed from the Trust without having to follow the procedures described above.

TRUST ACCOUNTS

  The Trustee will establish and maintain with a Qualified Institution in the name of the Trust, for the benefit of the Certificateholders, two separate accounts, each in a segregated trust account (which need not be a deposit account), consisting of an "Interest Funding Account" and a "Principal Account." The Trustee will also establish a "Distribution Account" for the benefit of the certificateholders of each Series which will be a non-interest bearing segregated demand deposit account established with a Qualified Institution. The Servicer will establish and maintain, in the name of the Trust, for the benefit of certificateholders of all Series, a "Collection Account," which will be a segregated account established by and maintained by the Servicer with a Qualified Institution. A "Qualified Institution" is a depository institution or trust company, which may include the Trustee, organized under the laws of the United States or any one of the states thereof, which at all times has a certificate of deposit rating of P-1 by Moody's and of A-1+ by Standard & Poor's or long-term unsecured debt obligation (other than such obligation the rating of which is based on collateral or on the credit of a person other than such institution or trust company) rating of Aaa by Moody's and of AAA by Standard & Poor's and deposit insurance provided by the FDIC, or a depository institution, which may include the Trustee, which is acceptable to the Rating Agencies; provided, however, that no such rating shall be required of an institution which shall have corporate trust powers and which maintains the Collection Account, any principal account, any interest funding account or any other account maintained for the benefit of Certificateholders as a fully segregated trust account with the trust department of such institution which is rated at least Baa3 by Moody's. Funds in the Principal Account and the Interest Funding Account will be invested, at the direction of the Transferor, in (i) obligations fully guaranteed by the United States of America, (ii) time deposits, promissory notes, or certificates of deposit of depository institutions or trust companies, the certificates of deposit of which are rated P-1 by Moody's and A-1+ by Standard & Poor's, (iii) commercial paper having, at the time of the Trust' investment, a rating of P-1 by Moody's and of A-1+ by Standard & Poor's, (iv) bankers' acceptances issued by any depository institution or trust company described in clause (ii) above, (v) money market funds which have the highest rating from, or have otherwise been approved in writing by, Moody's and Standard & Poor's, (vi) certain open end diversified investment companies, (vii) Eurodollar time deposits that have been rated P-1 by Moody's and A-1+ by Standard & Poor's, and (viii) any other investment that each Rating Agency confirms in writing will not adversely affect its then current rating of any outstanding Certificates (such investments, "Cash Equivalents"). Any earnings (net of losses and investment expenses) on funds in the Interest Funding Account and the Principal Account will be deposited in the Collection Account as part of Available Series Interest Collections. The Servicer has the revocable power to withdraw funds from the Collection Account, and to instruct the Trustee to make withdrawals and payments from the Interest Funding Account and the Principal Account, for the purpose of carrying out the Servicer' duties under the Pooling and Servicing Agreement. The agent making payments to the Certificateholders (the "Paying Agent") has the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to Certificateholders. The Paying Agent initially will be the Trustee.

EXCESS FUNDING ACCOUNT

  The Trustee will establish and maintain in the name of the Trust, for the benefit of the certificateholders of all Series, an "Excess Funding Account" which will be a segregated account established by and maintained by the Servicer with a Qualified Institution. At any time during which the Transferor Interest does not exceed the

Minimum Transferor Interest, funds (to the extent available therefor as described herein) otherwise payable to the Transferor will be deposited in the Excess Funding Account on any business day until the Transferor Interest is at least equal to the Minimum Transferor Interest. Funds on deposit in the Excess Funding Account will be withdrawn and paid to the Transferor to the extent that on any day the Transferor Interest exceeds the Minimum Transferor Interest as a result of the addition of new Receivables to the Trust. Such deposits in and withdrawals from the Excess Funding Account may be made on a daily basis. No funds will be deposited in the Excess Funding Account, however, if any Series is in an amortization or accumulation period (including any early amortization period), unless the principal account for such Series has been fully funded for such Monthly Period.

  Any funds on deposit in the Excess Funding Account at the beginning of the Controlled Accumulation Period will be deposited in the Principal Account as part of Class A Principal, Class B Principal, or Class C Principal, as applicable, for any Distribution Date. In the event that more than one Series begins its amortization or accumulation period at the same time, amounts on deposit in the Excess Funding Account (other than any amounts in the Class D Subaccount) will be paid out to each such Series pro rata based on the aggregate invested amount of each such Series. A Pay Out Event will occur if the sum of all Cash Equivalents and other amounts on deposit in the Excess Funding Account as a percentage of the sum of the aggregate amount of Principal Receivables (without deducting therefrom any discount portion) plus the amount on deposit in the Excess Funding Account shall equal or exceed 50% on the last day of six consecutive Monthly Periods.

  Funds on deposit in the Excess Funding Account will be invested by the Trustee at the direction of the Transferor in Cash Equivalents. On each Distribution Date, all net investment income earned on amounts in the Excess Funding Account since the preceding Distribution Date will be withdrawn from the Excess Funding Account and treated as Interest Collections. Amounts, if any, in the Excess Funding Account may be expected to earn interest at a rate that is less than the Base Rate. The difference between the amount of interest actually earned on investments in the Excess Funding Account on any day and the amount of interest that would have been earned on such investments at the Base Rate is the "Negative Carry Amount" for such day. See "--Coverage of Certain Interest Shortfalls" below.

PRE-FUNDING ACCOUNT

  The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, the Pre-Funding Account. The Pre-Funding Account will be established and maintained with the trust department of the Trustee. Funds on deposit in the Pre-Funding Account will be withdrawn and paid to the Transferor to the extent of any increases in the Invested Amount during the Funding Period as a result of an increase in the amount of Receivables in the Trust in accordance with the Series 1996-2 Supplement. Following the occurrence of a Pay Out Event during the Funding Period, the amounts remaining on deposit in the Pre-Funding Account will be payable as principal first to the Class A Certificateholders until the Class A Invested Amount is paid in full, then to the Class B Certificateholders until the Class B Invested Amount is paid in full, then to the Class C Certificateholders until the Class C Invested Amount is paid in full, and then to the Class D Certificateholders until the Class D Invested Amount is paid in full. Should the Pre-Funded Amount be greater than zero at the end of the June 1997 Monthly Period, such amount will be deposited in the Excess Funding Account. The percentage of the assets of the Trust represented by amounts on deposit in the Pre-Funding Account and the percentage of the assets of the Trust represented by amounts on deposit in the Pre-Funding Account allocated to any Class of the Certificates will not exceed 25%. The underwriting standards for receivables transferred to the Trust during the period in which the Pre-Funding Account is funded will be the same as those described in "Green Tree Financial Corporation and its Commercial Finance Division."

  All amounts on deposit in the Pre-Funding Account will be invested by the Trustee at the direction of the Servicer in Cash Equivalents that would not require registration of the Trust as an investment company under the Investment Company Act. On each Distribution Date with respect to the Funding Period, all investment income earned on amounts in the Pre-Funding Account since the preceding Distribution Date will be withdrawn from the Pre-Funding Account and deposited into the Collection Account for application as Available Series Interest Collections for distribution to the Certificateholders.

ALLOCATION PERCENTAGES

  Pursuant to the Pooling and Servicing Agreement, during each Monthly Period, the Servicer will allocate among the Class A Certificateholders' Interest, the Class B Certificateholders' Interest, the Class C Certificateholders' Interest, the Class D Certificateholders' Interest, the Transferor Interest, and the holders of any other Series issued and outstanding from time to time pursuant to the Pooling and Servicing Agreement and applicable Supplements all Interest Collections and all Principal Collections and the amount of all Defaulted Receivables. Interest Collections and the amount of Defaulted Receivables will be allocated at all times, and Principal Collections will be allocated during the Revolving Period, to the Class A Certificateholders' Interest, the Class B Certificateholders' Interest, the Class C Certificateholders' Interest and the Class D Certificateholders' Interest, based on the percentage equivalent of a fraction, the numerator of which is the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount, or the Class D Invested Amount, respectively, at the end of the preceding business day and the denominator of which is the greater of (a) the Pool Balance (plus amounts, if any, on deposit in the Excess Funding Account) as of the end of the preceding business day and (b) the sum of the numerator for all classes of all Series then outstanding used to calculate the applicable allocation percentage (the "Class A Floating Allocation Percentage," the "Class B Floating Allocation Percentage," the "Class C Floating Allocation Percentage," and the "Class D Floating Allocation Percentage," respectively; the sum of all such percentages, the "Floating Allocation Percentage"). During the Revolving Period, all Principal Collections allocable to the Certificates will be allocated and paid to the Transferor (except for collections applied as Reallocated Principal Collections and Shared Principal Collections paid to the holders of certificates of other Series, if any, and except for any funds deposited in the Excess Funding Account). On any business day on or after the Controlled Accumulation Period Commencement Date or during the Early Amortization Period, Principal Collections will be allocated to the Certificateholders' Interest based on the percentage equivalent of a fraction, the numerator of which is the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount or the Class D Invested Amount, respectively, at the end of the last day of the Revolving Period and the denominator of which is the greater of (a) the Pool Balance (plus amounts, if any, on deposit in the Excess Funding Account) at the end of the preceding business day and (b) the sum of the numerators used to calculate the allocation percentages with respect to Principal Collections for all Series (the "Class A Fixed/Floating Allocation Percentage," the "Class B Fixed/Floating Allocation Percentage," the "Class C Fixed/Floating Allocation Percentage," and the "Class D Fixed/Floating Allocation Percentage," respectively; the sum of all such percentages the "Fixed/Floating Allocation Percentage"). On any business day when Principal Collections are being allocated for payment to the Class A, Class B or Class C Certificates, Principal Collections will be allocated to the Class A, Class B or Class C Certificateholders' Interest based on the percentage equivalent of a fraction, the numerator of which is the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount at the end of the last day of the Revolving Period and the denominator of which is the greater of (a) the sum of the Pool Balance and the amount on deposit in the Excess Funding Account at the end of the preceding business day and (b) the sum of the numerators used to calculate the allocation percentages with respect to Principal Collections for all Series (the "ABC Fixed/Floating Allocation Percentage").

  "Pool Balance" means, as of the time of determination thereof, the product of (i) the total amount of Principal Receivables at such time multiplied by
(ii) one minus the Discount Factor, if any.

  "Class A Invested Amount" means an amount equal to (a) the initial principal balance of the Class A Certificates less the Class A Percentage of the initial deposit to the Pre-Funding Account plus the Class A Percentage of any withdrawals from the Pre-Funding Account in connection with (i) during the Funding Period, the addition of Receivables to the Trust or (ii) at the end of the Funding Period for deposit into the Excess Funding Account, minus (b) the aggregate amount of principal payments (except principal payments made from the Pre-Funding Account) made to Class A Certificateholders prior to such date, minus (c) the aggregate amount of Class A Investor Charge-Offs for all prior Determination Dates, equal to the amount by which the Class A Invested Amount has been reduced to fund the Investor Default Amount on all prior Distribution Dates as described under "--Investor Charge-Offs," and plus (d) the aggregate amount of Available Series Interest Collections, Excess Interest Collections and Reallocated Principal Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (c).

  "Class B Invested Amount" for any date means an amount equal to (a) the initial principal balance of the Class B Certificates less the Class B Percentage of the initial deposit to the Pre-Funding Account plus the Class B Percentage of any withdrawals from the Pre-Funding Account in connection with
(i) during the Funding Period, the addition of Receivables to the Trust or
(ii) at the end of the Funding Period for deposit into the Excess Funding Account, minus (b) the aggregate amount of principal payments (except principal payments made from the Pre-Funding Account) made to Class B Certificateholders prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Determination Dates, equal to the amount by which the Class B Invested Amount has been reduced to fund the Investor Default Amount on all prior Distribution Dates as described under "--Investor Charge-Offs," minus (d) the aggregate amount of Reallocated Class B Principal Collections for which neither the Class D Invested Amount nor the Class C Invested Amount has been reduced for all prior Distribution Dates, and plus
(e) the aggregate amount of Available Series Interest Collections, Excess Interest Collections and Reallocated Class C Principal Collections and Reallocated Class D Principal Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d).

  "Class C Invested Amount" for any date means an amount equal to (a) the initial principal balance of the Class C Certificates less the Class C Percentage of the initial deposit to the Pre-Funding Account plus the Class C Percentage of any withdrawals from the Pre-Funding Account in connection with
(i) during the Funding Period, the addition of Receivables to the Trust or
(ii) at the end of the Funding Period for deposit into the Excess Funding Account, minus (b) the aggregate amount of principal payments (except principal payments made from the Pre-Funding Account) made to Class C Certificateholders prior to such date, minus (c) the aggregate amount of Class C Investor Charge-Offs for all prior Determination Dates, equal to the amount by which the Class C Invested Amount has been reduced to fund the Investor Default Amount on all prior Distribution Dates as described under "--Investor Charge-Offs," minus (d) the aggregate amount of Reallocated Class B Principal Collections and Reallocated Class C Principal Collections for which the Class D Invested Amount has not been reduced for all prior Distribution Dates, and plus (e) the aggregate amount of Available Series Interest Collections, Excess Interest Collections, Reallocated Class D Principal Collections and certain other amounts as may be available applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses
(c) and (d).

  "Class D Invested Amount" means an amount equal to (a) the initial principal balance of the Class D Certificates, plus (b) the Class D Incremental Invested Amount (described below under "--The Overconcentration Amounts") for the related Monthly Period, plus (c) any Additional Class D Invested Amount, minus
(d) the aggregate amount of principal payments made to Class D Certificateholders prior to such date, minus (e) the aggregate amount of Class D Investor Charge-Offs for all prior Determination Dates, equal to the amount by which the Class D Invested Amount has been reduced to fund the Investor Default Amount on all prior Distribution Dates as described under "--Investor Charge-Offs," minus (f) the aggregate amount of Reallocated Class D Principal Collections for all prior Distribution Dates, plus (g) the aggregate amount of Available Series Interest Collections and Excess Interest Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (e) and (f).

  "Invested Amount" means the sum of the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount and the Class D Invested Amount.

  "Transferor's Percentage" means (a) when used with respect to Principal Collections during the Revolving Period and Interest Collections and the amount of Defaulted Receivables at all times, 100% minus the sum of the Floating Allocation Percentage and the floating allocation percentages for all other Series and (b) when used with respect to Principal Collections during the Controlled Accumulation Period or Early Amortization Period, 100% minus the sum of the Fixed/Floating Allocation Percentage and the allocation percentages used with respect to Principal Collections for all other Series.

  As a result of the Floating Allocation Percentage, Interest Collections and the portion of Defaulted Receivables allocated to the Certificateholders will change each business day based on the relationship of the

Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount, and Class D Invested Amount to the Pool Balance and amounts on deposit in the Excess Funding Account on the preceding business day.

THE OVERCONCENTRATION AMOUNTS

  The Class D Invested Amount will be adjusted to reflect, on each Distribution Date, the aggregate principal amount of Receivables in the Trust on such Distribution Date which are Asset-Based Receivable Overconcentrations, Dealer Overconcentrations, Manufacturer Overconcentrations and Product Line Overconcentrations (the "Overconcentration Amount") allocable to the Certificateholders' Interest. The Overconcentration Amount is intended to provide additional protection to Class A, Class B and Class C Certificateholders against the risk of a decrease in credit diversification of the Receivables caused by such Overconcentrations. There can be no assurance, however, that the adjustment to the Class D Invested Amount (as described below) will provide sufficient protection against losses on the Receivables. Moreover, if Green Tree is unable to continue to generate new Receivables that satisfy these diversification requirements, the resulting increase in the Class D Invested Amount (as described below) due to the Overconcentration Amount, resulting in a corresponding decrease in the Transferor Interest, could cause a Pay Out Event to occur.

    "Asset-Based Receivable Overconcentration" on any Distribution Date means the excess of (a) the aggregate of all amounts of Principal Receivables in Accounts for Asset-Based Receivables on the last day of the Monthly Period immediately preceding such Distribution Date over (b) 20% of the Principal Receivables on the last day of such immediately preceding Monthly Period.

    "Dealer Overconcentration" on any Distribution Date means, with respect to any Account with a Dealer, the excess of (a) the aggregate amount of Principal Receivables in such Account on the last day of the Monthly Period immediately preceding such Distribution Date over (b) 2% of the Principal Receivables on the last day of such immediately preceding Monthly Period. Certain designated Dealers may be subject to a higher percentage limit with Rating Agency approval, but in no case higher than 3%.

    "Manufacturer Overconcentration" on any Distribution Date means the excess of (a) the aggregate of all amounts of Principal Receivables in Accounts created pursuant to Floorplan Agreements with a single Manufacturer on the last day of the Monthly Period immediately preceding such Distribution Date over (b) 15% of the Principal Receivables on the last day of such immediately preceding Monthly Period.

    "Product Line Overconcentration" on any Distribution Date means the excess of (a) the aggregate of all amounts of Principal Receivables in the Accounts that represent financing for a single product line (other than Asset-Based Receivables and Receivables that represent financing for manufactured housing) on the last day of the Monthly Period immediately preceding such Distribution Date over (b) 5% for marine products, 15% for recreational vehicles, and 5% for any other products in total, of the Principal Receivables on the last day of such immediately preceding Monthly Period. If Receivables are transferred to the Trust in the future and such Receivables are secured by products in a product line that is new to the Trust, the Rating Agencies may create a separate category of product line overconcentration with its own overconcentration limits, and such new product line overconcentration will become part of the Overconcentration.

  The Class D Invested Amount will be adjusted to reflect changes in the Class D Incremental Invested Amount, as described under "Allocation Percentages" above. The "Class D Incremental Invested Amount" for any Monthly Period will equal the product of (a) a fraction, the numerator of which is the Invested Amount (exclusive of the Class D Incremental Invested Amount) on the last day of the immediately preceding Monthly Period, and the denominator of which is the Pool Balance on such last day, times (b) the Overconcentration Amount for the Distribution Date in such Monthly Period.

  Notwithstanding the above, in the case of each such Overconcentration, the percentage in clause (b) for such Overconcentration may be increased by the Transferor, without the consent of any Certificateholder, to a level acceptable to each Rating Agency without any reduction or withdrawal of its rating of the Class A or Class

B Certificates. Any such increase in such a percentage may involve an adjustment, upward or downward, of the Class D Invested Amount (if upward, an "Additional Class D Invested Amount").

REALLOCATION OF CASH FLOWS

  On the first business day following the end of each Monthly Period, the Servicer will determine the Required Amount, if any. Commencing on such first business day, the Servicer will apply all or a portion of the Excess Interest Collections of other Series with respect to such business day allocable to the Series 1996-2 Certificates in an amount equal to the remaining Required Amount. Excess Interest Collections from other Series allocable to the Series 1996-2 Certificates for any business day will be equal to the product of (x) Excess Interest Collections available from all other Series for such business day and (y) a fraction, the numerator of which is the Required Amount for such business day and the denominator of which is the aggregate amount of shortfalls in required amounts or other amounts to be paid from available Interest Collections for all Series for such business day.

REALLOCATED PRINCIPAL COLLECTIONS

  On the first business day following the end of each Monthly Period, the Servicer will apply or cause the Trustee to apply an amount, not to exceed the Class D Invested Amount, equal to the product of (a)(i) during the Revolving Period, the Class D Floating Allocation Percentage or (ii) during the Controlled Accumulation Period or Early Amortization Period, the Class D Fixed/Floating Allocation Percentage and (b) the amount of Principal Collections with respect to such business day to the following amounts in the following priority (such collections applied in accordance with clause (a) below are called "Reallocated Class D Principal Collections"):

    (a) an amount equal to the sum of (i) the remaining Class A Required Amount, if any, with respect to the prior Monthly Period, (ii) the remaining Class B Required Amount, if any, with respect to the prior Monthly Period and (iii) the remaining Class C Required Amount, if any, with respect to the prior Monthly Period will be applied first to the components of the Class A Required Amount, then to the components of the Class B Required Amount and then to the components of the Class C Required Amount in the same priority in which Available Series Interest Collections are applied to such components as described in "--Application of Collections--Payment of Fees, Interest and Other Items"; and

    (b) any such collections not applied in the foregoing manner (and therefore not constituting Reallocated Class D Principal Collections) (i) on business days with respect to the Revolving Period and the Controlled Accumulation Period or Early Amortization Period prior to the payment in full of the Class C Invested Amount will be paid to the Transferor in order to maintain the Class D Invested Amount, (ii) on business days during the Controlled Accumulation Period following payment in full of the Class C Invested Amount will be included in the funds available to make principal payments to the Class D Certificateholders until the Class D Invested Amount is paid in full and (iii) on business days during an Early Amortization Period will be deposited in the Class D Subaccount of the Excess Funding Account to be held until the Class C Invested Amount is paid in full and to be available to be applied as Reallocated Class D Principal Collections.

  On each business day, the Servicer will apply or cause the Trustee to apply an amount, not to exceed the Class C Invested Amount, equal to the product of
(a)(i) during the Revolving Period, the Class C Floating Allocation Percentage or (ii) during the Controlled Accumulation Period or Early Amortization Period, the Class C Fixed/Floating Allocation Percentage and (b) the amount of Principal Collections with respect to such business day to the following amounts in the following priority (such collections applied in accordance with clause (a) below are called "Reallocated Class C Principal Collections"):

    (a) an amount equal to the sum of (i) the remaining Class A Required Amount, if any, with respect to the prior Monthly Period over the amount of Reallocated Class D Principal Collections applied with respect thereto for such Monthly Period and (ii) the remaining Class B Required Amount, if any, with respect to the prior Monthly Period over the amount of Reallocated Class D Principal Collections applied with respect thereto for such Monthly Period, will be applied first to the remaining components of the Class A Required Amount and then to the remaining components of the Class B Required Amount in the same priority in which Available Series Interest Collections are applied to such components as described in "--Application of Collections--Payment of Fees, Interest and Other Items"; and

    (b) any such collections not applied in the foregoing manner (and therefore not constituting Reallocated Class C Principal Collections) will, on business days with respect to the Revolving Period, be applied as Shared Principal Collections and on business days with respect to the Controlled Accumulation Period or Early Amortization Period will be included in the funds available to make principal payments to the Class A Certificateholders until the Class A Invested Amount is paid in full and then to the Class B Certificateholders until the Class B Invested Amount is paid in full and then to the Class C Certificateholders until the Class C Invested Amount is paid in full.

  On each business day, the Servicer will apply or cause the Trustee to apply an amount, not to exceed the Class B Invested Amount, equal to the product of
(a)(i) during the Revolving Period, the Class B Floating Allocation Percentage or (ii) during the Controlled Accumulation Period or Early Amortization Period, the Class B Fixed/Floating Allocation Percentage and (b) the amount of Principal Collections with respect to such business day to the following amounts in the following priority (such collections applied in accordance with clause (a) below are called "Reallocated Class B Principal Collections" and the sum of Reallocated Class D Principal Collections, Reallocated Class C Principal Collections and Reallocated Class B Collections is called "Reallocated Principal Collections"):

    (a) an amount equal to the excess, if any, of the remaining Class A Required Amount, if any, with respect to the prior Monthly Period over the sum of the amount of Reallocated Class D Principal Collections and Reallocated Class C Principal Collections applied with respect thereto for the prior Monthly Period will be applied to the remaining components of the Class A Required Amount in the same priority in which Available Series Interest Collections are applied to such components as described in "-- Application of Collections--Payment of Fees, Interest and Other Items"; and

    (b) any such collections not applied in the foregoing manner (and therefore not constituting Reallocated Class B Principal Collections) will, on business days with respect to the Revolving Period, be applied as Shared Principal Collections and on business days with respect to the Controlled Accumulation Period or Early Amortization Period will be included in the funds available to make principal payments to the Class A Certificateholders until the Class A Invested Amount is paid in full and then to the Class B Certificateholders until the Class B Invested Amount is paid in full.

  On each Determination Date, the Class D Invested Amount will be reduced by the amount of unreimbursed Reallocated Principal Collections for the related Monthly Period. In the event that such reduction would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero and the Class C Invested Amount will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero. In the event that the amount of Reallocated Principal Collections for such Distribution Date would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero. In the event that the amount of Reallocated Principal Collections for such Distribution Date would cause the Class B Invested Amount to be a negative number on any Distribution Date, the amount of Class B Reallocated Principal Collections on such Distribution Date will be an amount not to exceed the amount which would cause the Class B Invested Amount to be reduced to zero.

APPLICATION OF COLLECTIONS

  Allocations. Payments on the Receivables will be made to the Servicer, who will deposit all such payments (other than collections allocable to the Exchangeable Transferor Certificate, subject to certain exceptions specified herein), in the Collection Account no later than the second business day following the date of processing. On the day on which any deposit to the Collection Account is available, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as Green Tree or any affiliate of Green Tree remains the Servicer under the Pooling and Servicing Agreement, then the Servicer may make such deposits and payments on the business day immediately prior to the Distribution Date (the "Transfer Date") in an aggregate amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied if (a)(i) the Servicer provides to the Trustee a letter of credit or other form of credit enhancement rated in the highest rating category by the Rating Agency covering the risk of collection of the Servicer and (ii) the Transferor shall not have received a notice from the Rating Agency that making payments monthly rather than daily would result in the lowering of such Rating Agency's then-existing rating of any Series of certificates then outstanding or (b) the Servicer has and maintains a short-term credit rating of P-1 by Moody's and A-1 by Standard & Poor's. During the Revolving Period, upon the retail sale of a product securing a Receivable where Green Tree is providing the customer financing for such retail sale, Green Tree will not, except under certain limited circumstances, be obligated to deposit cash in the Collection Account in respect of the principal amount of such Receivable but may instead replace such Receivable with other Receivables.

  If clause (a) or clause (b) set forth in the proviso to the immediately preceding paragraph is satisfied, payments on the Receivables collected by the Servicer will not be segregated from the assets of the Servicer. Until such payments on the Receivables collected by the Servicer are deposited into the Collection Account, such funds may be used by the Servicer for its own benefit, and the proceeds of any short-term investment of such funds will accrue to the Servicer. During such times as the Servicer holds funds representing payments on the Receivables collected by the Servicer and is permitted to use such funds for its own benefit, the Certificateholders are subject to risk of loss, including risk resulting from the bankruptcy or insolvency of the Servicer. The Servicer will pay no fee to the Trust or any Certificateholder for any use by the Servicer of funds representing collections on the Receivables.

  Notwithstanding the foregoing, whether the Servicer is required to make daily or monthly deposits to the Collection Account, the Servicer is only required to deposit Collections from the Collection Account into any Trust Account or any account for any other Series up to the required amount to be deposited therein and is permitted to withdraw from the Collection Account any funds not required to be so deposited.

  The Servicer will withdraw the following amounts from the Collection Account for application on each business day as indicated:

    (i) an amount equal to the Transferor Percentage plus, prior to the Class D Principal Payment Commencement Date, the Class D Floating Allocation Percentage or the Class D Fixed/Floating Allocation Percentage, as applicable, of the aggregate amount of Principal Collections (less the amount thereof which may be applied as Reallocated Class D Principal Collections) and any amounts to be paid in respect of the Class D Investor Default Amount will be paid to the Transferor to maintain the Class D Invested Amount;

    (ii) an amount equal to the Transferor Percentage of the aggregate amount of Interest Collections will be paid to the holder of the Exchangeable Transferor Certificate to the extent such funds are not applied to cover Negative Carry Amounts or Principal Funding Investment Shortfalls, or allocated to any Series as set forth in the applicable Supplement;

    (iii) an amount equal to the sum of (a) the Floating Allocation Percentage of the aggregate amount of Interest Collections and (b) Excess Interest Collections of other Series allocable to such Series, will be allocated and paid as described below in "--Payment of Fees, Interest, and Other Items;"

    (iv) during the Revolving Period, an amount equal to the sum of the Class A Floating Allocation Percentage, the Class B Floating Allocation Percentage and the Class C Floating Allocation Percentage of Principal Collections (less the amount thereof which may be applied as Reallocated Class B Principal Collections and Reallocated Class C Principal
  Collections) will be applied as Shared Principal Collections;

    (v) during the Controlled Accumulation Period or Early Amortization Period and prior to the Class B Principal Commencement Date, an amount equal to the ABC Fixed/Floating Allocation Percentage of Principal Collections (less the amount thereof which may be applied as Reallocated Class B Principal

  Collections or Reallocated Class C Principal Collections), any amount on deposit in the Excess Funding Account (exclusive of any amount in the Class D Subaccount), any amounts to be paid in respect of the ABC Investor Default Amount, Class A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor Charge-Offs and any amount of Shared Principal Collections allocated to the Certificates on such business day up to (a) during the Controlled Accumulation Period, the Controlled Deposit Amount or
  (b) during the Early Amortization Period, the Class A Invested Amount, will be deposited in the Principal Account;

    (vi) during the Controlled Accumulation Period or Early Amortization Period and on or after the Class B Principal Commencement Date, an amount equal to the ABC Fixed/Floating Allocation Percentage of such Principal Collections (less the amount thereof which may be applied as Reallocated Class B Principal Collections or Reallocated Class C Principal Collections), any remaining amount on deposit in the Excess Funding Account (exclusive of any amount in the Class D Subaccount), any amounts to be paid in respect of the ABC Investor Default Amount, Class B Investor Charge-Offs and Class C Investor Charge-Offs and any amount of Shared Principal Collections allocated to the Certificates on such business day, up to (a) during the Controlled Accumulation Period, the Controlled Deposit Amount or
  (b) during the Early Amortization Period, the Class B Invested Amount, will be deposited in the Principal Account;

    (vii) during the Controlled Accumulation Period or Early Amortization Period and on or after the Class C Principal Commencement Date, an amount equal to the ABC Fixed/Floating Allocation Percentage of such Principal Collections (less the amount thereof which may be applied as Reallocated Class C Principal Collections), any remaining amount on deposit in the Excess Funding Account (exclusive of any amount in the Class D Subaccount), any amounts to be paid in respect of the ABC Investor Default Amount, and Class C Investor Charge-Offs and any amount of Shared Principal Collections allocated to the Certificates on such business day, up to the Class C Invested Amount, will be deposited into the Principal Account;

    (viii) Shared Principal Collections will be allocated to each outstanding Series pro rata based on any Principal Shortfalls with respect to any Series which is in its amortization period. The Servicer will pay any remaining Shared Principal Collections on such business day to the holder of the Exchangeable Transferor Certificate; and

    (ix) Excess Interest Collections will be allocated as set forth below in paragraph (xii) to "--Payment of Fees, Interest, and Other Items."

  Any Shared Principal Collections and other amounts described above as being payable to the Transferor will not be paid to the Transferor if the Transferor Interest on any date, after giving effect to the inclusion in the Trust of all Receivables on or prior to such date and the application of all prior payments to the Transferor, does not exceed the Minimum Transferor Interest. Any such amounts otherwise payable to the Transferor will be deposited into and held in the Excess Funding Account, and on the commencement of the accumulation period or amortization period with respect to any Series, such amounts will be deposited in the principal account of such Series to the extent specified in the related Supplement until the applicable principal account of such Series has been funded in full or the holders of certificates of such Series have been paid in full. See "--Excess Funding Account."

  Payment of Fees, Interest and Other Items. On each business day during a Monthly Period, the Servicer will determine the Floating Allocation Percentage of Interest Collections (the "Available Series Interest Collections") and will distribute from the Collection Account the following amounts in the following priority (in each case, subject to the limit of the Available Series Interest Collections less all amounts distributed pursuant to a higher priority):

    (i) an amount equal to the excess of

        (A) the sum of (1) the Class A Monthly Interest, (2) the amount of any Class A Monthly Interest previously due but not deposited in the Interest Funding Account in prior Monthly Periods, and (3) any additional interest (to the extent permitted by applicable law) at the Class A Certificate Rate with respect to interest amounts that were due but not paid in a prior Monthly Period over

        (B) the amount which has already been deposited in the Interest Funding Account with respect thereto in the current Monthly Period,

  will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class A Certificateholders;

    (ii) an amount equal to the excess of

        (A) the sum of (1) the Class B Monthly Interest, (2) the amount of any Class B Monthly Interest previously due but not deposited in the Interest Funding Account in prior Monthly Periods, and (3) any additional interest (to the extent permitted by applicable law) at the Class B Certificate Rate with respect to Class B Monthly Interest amounts that were due but not paid in a prior Monthly Period over

        (B) the amount which has already been deposited in the Interest Funding Account with respect thereto in the current Monthly Period,

  will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class B Certificateholders;

    (iii) if Green Tree or an affiliate of Green Tree is not the Servicer, an amount equal to the portion of the Monthly Servicing Fee for the current month that has not been previously paid to the Servicer plus any prior Monthly Servicing Fee that was due but not previously paid to the Servicer, will be distributed to the Servicer;

    (iv) an amount equal to the sum of (1) the aggregate ABC Investor Default Amount for such business day and (2) the unpaid ABC Investor Default Amount for any prior business day during the then-current Monthly Period, will (w) during the Revolving Period, be treated as Shared Principal Collections,
  (x) during the Controlled Accumulation Period or Early Amortization Period on and prior to the Class B Principal Commencement Date, be deposited in the Principal Account for payment to the Class A Certificateholders, (y) on and after the Class B Principal Commencement Date, be deposited in the Principal Account for payment to the Class B Certificateholders and (z) on and after the Class C Principal Commencement Date, be deposited in the Principal Account for payment to the Class C Certificateholders;

    (v) an amount equal to the sum of (1) the aggregate Class D Investor Default Amount for such business day and (2) the unpaid Class D Investor Default Amount for any prior business day during the then-current Monthly Period, will (x) during the Revolving Period and the Controlled Accumulation Period prior to the payment in full of the Class C Invested Amount, be paid to the Transferor in order to maintain the Class D Invested Amount, (y) during the Controlled Accumulation Period or Early Amortization Period following the payment in full of the Class C Invested Amount, be deposited in the Principal Account for payment to the Class D Certificateholders, and (z) during the Early Amortization Period prior to the payment of the Class C Invested Amount in full, deposited in the Class D Subaccount of the Excess Funding Account, to be held until the Class C Invested Amount has been paid in full, and to be available to be applied as Reallocated Class D Principal Collections;

    (vi) an amount equal to unreimbursed Class A Investor Charge-Offs, if any, will be applied to reimburse Class A Investor Charge-Offs and (w) during the Revolving Period, be treated as Shared Principal Collections,
  (x) during the Controlled Accumulation Period or Early Amortization Period but on and prior to the Class B Principal Commencement Date, be deposited in the Principal Account for payment to the Class A Certificateholders, (y) on and after the Class B Principal Commencement Date, be deposited in the Principal Account for payment to the Class B Certificateholders and (z) on and after the Class C Principal Commencement Date, be deposited in the Principal Account for payment to the Class C Certificateholders;

    (vii) an amount equal to the sum of (1) the amount of interest which has accrued with respect to the outstanding aggregate principal amount of the Class B Certificates at the Class B Certificate Rate but has not been deposited in the Interest Funding Account with respect to the Class B Certificateholders either on such business day or on a prior business day, and (2) any additional interest (to the extent permitted by applicable law) at the Class B Certificate Rate with respect to such interest amounts that were due but not paid to Class B Certificateholders in any previous Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class B Certificateholders;

    (viii) an amount equal to the sum of (a) unreimbursed Class B Investor Charge-Offs, if any, and (b) any unreimbursed reduction in the Class B Invested Amount on account of Reallocated Principal Collections as described under "--Reallocated Principal Collections" will be applied to reimburse such Class B Investor Charge-Offs and such reduction and (w) during the Revolving Period, be treated as Shared Principal Collections,
  (x) during the Controlled Accumulation Period or Early Amortization Period but prior to the Class B Principal Commencement Date, be deposited in the Principal Account for payment to the Class A Certificateholders, (y) on and after the Class B Principal Commencement Date but prior to the Class C Principal Commencement Date, be deposited in the Principal Account for payment to the Class B Certificateholders and (z) on and after the Class C Principal Commencement Date, be deposited in the Principal Account for payment to the Class C Certificateholders;

    (ix) an amount equal to the sum of (a) unreimbursed Class C Investor Charge-Offs, if any, and (b) any unreimbursed reduction in the Class C Invested Amount on account of Reallocated Principal Collections as described under "--Reallocated Principal Collections" will be applied to reimburse such Class C Investor Charge-Offs and such reduction and (w) during the Revolving Period, be treated as Shared Principal Collections,
  (x) during the Controlled Accumulation Period or Early Amortization Period but prior to the Class B Principal Commencement Date, be deposited in the Principal Account for payment to the Class A Certificateholders, (y) on and after the Class B Principal Commencement Date but prior to the Class C Principal Commencement Date, be deposited in the Principal Account for payment to the Class B Certificateholders and (z) on and after the Class C Principal Commencement Date, be deposited in the Principal Account for payment to the Class C Certificateholders;

    (x) an amount equal to the sum of (a) unreimbursed Class D Investor Charge-Offs, if any, and (b) any unreimbursed reduction in the Class D Invested Amount on account of Reallocated Principal Collections as described under "--Reallocated Principal Collections" will (x) during the Revolving Period and during the Controlled Accumulation Period prior to the payment in full of the Class C Invested Amount, be paid to the Transferor,
  (y) during the Early Amortization Period, be deposited in the Class D Subaccount of the Excess Funding Account, to be held until the Class C Invested Amount has been paid in full and to be available to be applied as Reallocated Class D Principal Collections, and (z) during the Controlled Accumulation Period following payment in full of the Class C Invested Amount, be deposited in the Principal Account for payment to the Class D Certificateholders;

    (xi) if Green Tree or an affiliate of Green Tree is the Servicer, an amount equal to the portion of the Monthly Servicing Fee for the current month that has not been previously paid to the Servicer plus any prior Monthly Servicing Fee that was due but not previously paid to the Servicer will be distributed to the Servicer; and

    (xii) any Available Series Interest Collections remaining after making the above described distributions will be treated as Excess Interest Collections which will be available to cover shortfalls, if any, in amounts payable from Interest Collections to certificateholders of other Series and then to pay any unpaid commercially reasonable costs and expenses of a successor Servicer, if any. Excess Interest Collections which are not so used will be paid to the Transferor.

  "Class A Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class A Certificate Rate for the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the outstanding principal balance of the Class A Certificates at the close of business on the first day of such Interest Accrual Period.

  "Class B Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class B Certificate Rate for the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) with respect to the Funding Period, the outstanding principal balance of the Class B Certificates at the close of business on the first day of such Interest Accrual Period and after the Funding Period, the Class B Invested Amount at the close of business on the first day of such Interest Accrual Period.

  "Required Amount" means on the first business day following a Monthly Period the amount, if any, by which the full amount to be paid pursuant to clauses
(i)-(xi) above in "--Payments of Fees, Interest, and Other Items" for such prior Monthly Period exceeds the portion of the Available Series Interest Collections applied to the payment of the amounts described in such clauses for such prior Monthly Period.

  Payment of Principal. On each business day during the Revolving Period, the Trustee, acting in accordance with instructions from the Servicer, will treat the amount described in clause (iv) of "--Allocations" as Shared Principal Collections which will be applied as described in clause (viii) of "-- Allocations." On the Transfer Date preceding the Class A Scheduled Payment Date, the Trustee, acting in accordance with instructions from the Servicer, will withdraw the amount on deposit in the Principal Account and deposit such amount in the Distribution Account for distribution to the Class A Certificateholders on the Class A Scheduled Payment Date. If the amount so distributed on the Class A Scheduled Payment Date is less than the Class A Invested Amount, the Class A Certificateholders will be entitled on each subsequent Distribution Date to receive principal payments to the extent of Class A Principal until the Class A Invested Amount is paid in full. The Class B Certificateholders will be entitled to receive payment of the Class B Invested Amount on the Class B Scheduled Payment Date, but only after the Class A Invested Amount has been paid in full. The Class C Certificateholders will be entitled to receive principal payments to the extent of Class C Principal until the Class C Invested Amount is paid in full only after the Class A Invested Amount and the Class B Invested Amount have been paid in full. The Class D Certificateholders will be entitled to receive principal payments only after the Class A Invested Amount, the Class B Invested Amount, and the Class C Invested Amount have been paid in full.

  "Class A Principal" with respect to any Distribution Date during the Controlled Accumulation Period or Early Amortization Period will equal the sum of (i) an amount equal to the ABC Fixed/Floating Allocation Percentage of all Principal Collections (less the amount of Reallocated Class B Principal Collections and Reallocated Class C Principal Collections) received during the Monthly Period immediately preceding such Distribution Date, (ii) any amount on deposit in the Excess Funding Account (other than any amount in the Class D Subaccount) or the Pre-Funding Account allocated to the Class A Certificates with respect to the preceding Monthly Period, (iii) the aggregate ABC Investor Default Amount paid from Available Series Interest Collections, Excess Interest Collections or Reallocated Principal Collections with respect to the preceding Monthly Period and any reimbursements from Available Series Interest Collections, Excess Interest Collections or Reallocated Principal Collections of unreimbursed Class A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor Charge-Offs and (iv) Shared Principal Collections allocated to the Class A Certificates; provided, however, that with respect to any Distribution Date during the Controlled Accumulation Period, Class A Principal will not exceed the lesser of (i) the Controlled Deposit Amount and (ii) the Class A Invested Amount; provided, further that with respect to the Series 1996-2 Termination Date, Class A Principal will be an amount equal to the Class A Invested Amount.

  "Class B Principal" with respect to any Distribution Date on or after the Class A Scheduled Payment Date will equal the sum of (i) an amount equal to the ABC Fixed/Floating Allocation Percentage of all Principal Collections (less the amount of Reallocated Class B Principal Collections and Reallocated Class C Principal Collections) received during the Monthly Period immediately preceding such Distribution Date (or, in the case of the first Distribution Date following the date on which an amount equal to the Class A Invested Amount is deposited in the Principal Account to be applied to the payment of Class A Principal, the ABC Fixed/Floating Allocation Percentage of Principal Collections from the date on which such deposit is made), (ii) any amount on deposit in the Excess Funding Account (other than any amount in the Class D Subaccount) or the Pre-Funding Account allocated to the Class B Certificates with respect to the preceding Monthly Period, and (iii) the aggregate ABC Investor Default Amount paid from Available Series Interest Collections, Excess Interest Collections or Reallocated Principal Collections with respect to the preceding Monthly Period and any reimbursements from Available Series Interest Collections, Excess Interest Collections or Reallocated Principal Collections of unreimbursed Class B Investor Charge-Offs and Class C Investor Charge-Offs and (iv) Shared Principal Collections allocated to the Class B Certificates; provided, however, that with respect to any Distribution Date during the Controlled Accumulation Period, Class B Principal will not exceed the lesser of (i) the Controlled

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

Deposit Amount and (ii) the Class B Invested Amount; provided, further, that with respect to the Series 1996-2 Termination Date, Class B Principal will be an amount equal to the Class B Invested Amount.

  "Class C Principal" with respect to any Distribution Date on or after the Class C Principal Commencement Date will equal the sum of (i) an amount equal to the ABC Fixed/Floating Allocation Percentage of all Principal Collections (less the amount of Reallocated Class C Principal Collections) received during the Monthly Period immediately preceding such Distribution Date (or, in the case of the first Distribution Date following the date on which an amount equal to the Class B Invested Amount is deposited in the Principal Account to be applied to the payment of Class B Principal, the ABC Fixed/Floating Allocation Percentage of Principal Collections from the date on which such deposit is made), (ii) any amount on deposit in the Excess Funding Account (other than any amount in the Class D Subaccount) or the Pre-Funding Account allocated to the Class C Certificates with respect to the preceding Monthly Period, (iii) the aggregate ABC Investor Default Amount paid from Available Series Interest Collections, Excess Interest Collections or Reallocated Principal Collections with respect to the preceding Monthly Period and any reimbursements from Available Series Interest Collections, Excess Interest Collections or Reallocated Principal Collections of unreimbursed Class C Investor Charge-Offs and (iv) Shared Principal Collections allocated to the Class C Certificates; provided, that with respect to the Series 1996-2 Termination Date, Class C Principal will be an amount equal to the Class C Invested Amount.

  On the Transfer Date preceding the Class D Principal Commencement Date, and on each Transfer Date thereafter until the Trust is terminated or until the Class D Invested Amount is paid in full, the Trustee, acting in accordance with instructions from the Servicer, will withdraw amounts deposited into the Principal Account in respect of Principal Collections processed during the related Monthly Period and, to the extent of the Class D Invested Amount, deposit such amounts in the Distribution Account for distribution to the Class D Certificateholders on the next succeeding Distribution Date (the "Class D Principal"). The Class D Certificateholders will be entitled to receive principal payments to the extent of Class D Principal until the Class D Invested Amount is paid in full.

COVERAGE OF CERTAIN INTEREST SHORTFALLS

  To the extent of any shortfall in the amount of Available Series Interest Collections due to the accumulation of principal in the Excess Funding Account, the Pre-Funding Account or the Principal Account, the Transferor Interest Collections will be made available to cover such Negative Carry Amount and such Principal Funding Investment Shortfall.

  Interest Collections allocable to any Series in excess of the amounts necessary to make required payments with respect to such Series ("Excess Interest Collections") will be applied to cover any shortfalls with respect to amounts payable from Interest Collections allocable to any other Series, pro rata based upon the amounts of the shortfalls, if any, with respect to such other Series. Any Excess Interest Collections remaining after covering shortfalls with respect to all outstanding Series during a Monthly Period will be paid to the successor Servicer, if any, to cover certain costs and expenses and then to the holder of the Exchangeable Transferor Certificate.

DEFAULTED RECEIVABLES

  Receivables will be charged off as uncollectible in accordance with the Servicer's customary and usual policies (a "Defaulted Receivable"). See "The Accounts--Loss Experience." On each business day, the Servicer will allocate to the Certificateholders a portion of all Defaulted Receivables in an amount (the "Investor Default Amount") equal to the product of (a) the Floating Allocation Percentage applicable on such business day and (b) the aggregate principal amount of Defaulted Receivables identified since the prior reporting date. On each business day, the Servicer will allocate to the Class A, Class B and Class C Certificateholders a portion of all Defaulted Receivables in an amount (the "ABC Investor Default Amount") equal to the product of (a) the sum of the Class A Floating Allocation Percentage, the Class B Floating Allocation Percentage and the Class C Floating Allocation Percentage applicable on such business day and (b) the aggregate principal amount of Defaulted Receivables identified since the prior reporting date. On each business day, the Servicer will allocate to the Class D Certificateholders a portion of all Defaulted Receivables in an amount (the "Class D Investor Default Amount") equal to the product of (a) the Class D Floating Allocation Percentage and (b) the aggregate principal amount of Defaulted Receivables identified since the prior reporting date.

INVESTOR CHARGE-OFFS

  If on the second business day preceding each Distribution Date (the "Determination Date"), the aggregate Investor Default Amount, if any, for all business days in the preceding Monthly Period exceeded the aggregate amount of the Available Series Interest Collections, Excess Interest Collections and Reallocated Principal Collections allocated with respect thereto during such Monthly Period, then the Class D Invested Amount will be reduced by the aggregate amount of such excess, but not more than the remaining aggregate Investor Default Amount for such Monthly Period (a "Class D Investor Charge-Off"). The Class D Invested Amount thereafter will be increased (but not in excess of the aggregate of such reductions in the Class D Invested Amount previously made that have not been previously reimbursed as described in this sentence) on any business day by the amounts allocated and available for that purpose as described under clause (x) of "--Application of Collections-- Payment of Fees, Interest, and Other Items."

  In the event that any such reduction of the Class D Invested Amount would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be maintained at or reduced to zero, and the Class C Invested Amount will be reduced by the aggregate amount of such excess, but not more than the remaining aggregate Investor Default Amount for such Monthly Period (a "Class C Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class C Certificateholders. The Class C Invested Amount will thereafter be increased (but not in excess of the unpaid principal balance of the Class C Certificates) on any Monthly Period by the amounts allocated and available for that purpose as described under clause (ix) of "--Application of Collections--Payment of Fees, Interest, and Other Items."

  In the event that any such reduction of the Class C Invested Amount would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the aggregate amount of such excess, but not more than the remaining aggregate Investor Default Amount for such Monthly Period (a "Class B Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class B Certificateholders. The Class B Invested Amount will thereafter be increased (but not in excess of the unpaid principal balance of the Class B Certificates) on any Monthly Period by the amounts allocated and available for that purpose as described under clause (viii) of "--Application of Collections--Payment of Fees, Interest, and Other Items."

  In the event that any such reduction of the Class B Invested Amount would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not more than the remaining aggregate Investor Default Amount for such Monthly Period (a "Class A Investor Charge-Off"). The Class A Invested Amount will thereafter be increased (but not in excess of the unpaid principal balance of the Class A Certificates) on any Monthly Period by the amounts allocated and available for that purpose as described under clause
(vi) of "--Application of Collections--Payment of Fees, Interest, and Other Items."

COMPANION SERIES

  The Series 1996-2 Certificates may be paired with one or more other Series (each a "Companion Series"). Each Companion Series either will be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of such Companion Series, funded primarily from the proceeds for the sale of such Companion Series, or will have a variable principal amount. Any such prefunding account will be held for the benefit of such Companion Series and not for the benefit of Series 1996-2 Certificateholders. As principal is paid with respect to the Series 1996-2 Certificates, either
(i) in the case of a prefunded Companion Series, an equal amount of funds on deposit in any prefunding account for such prefunded Companion Series will be released (which funds will be distributed to the Transferor) or (ii) in the case of a Companion Series having a variable principal amount, an interest in such variable Companion Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to the Transferor) and, in either case, the invested amount in the Trust of such Companion Series will increase by up to the corresponding amount. Upon payment in full of the Series 1996-2 Certificates, assuming that there have been no unreimbursed charge-offs with respect to any related Companion Series, the aggregate invested amount of such related Companion Series will have been increased by an amount up to an aggregate amount equal to the Series 1996-2 Investor Interest paid to the Series 1996-2 Certificateholders since the issuance of such Companion Series. The issuance of a Companion Series will be subject to the conditions described under "Description of the Certificates--Exchanges." Green Tree does not expect that the terms of any Companion Series would have an impact on the timing or amount of payments received by a Series 1996-2 Certificateholder.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

  The Class A Certificates, the Class B Certificates, and the Class C Certificates will each be subject to optional repurchase by the Transferor on any Distribution Date after the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount is reduced to an amount less than or equal to $50,840,000 (10% of the initial outstanding principal amount of the Class A Certificates, the Class B Certificates and the Class C Certificates), if certain conditions set forth in the Pooling and Servicing Agreement are satisfied. The repurchase price will be equal to (i) the unpaid Class A Invested Amount plus accrued and unpaid interest on the Class A Certificates, (ii) the unpaid Class B Invested Amount plus accrued and unpaid interest on the Class B Certificates, (iii) the unpaid Class C Invested Amount plus accrued and unpaid interest on the Class C Certificates and (iv) the unpaid Class D Invested Amount. In each case interest will accrue through the day preceding the Distribution Date on which the repurchase occurs.

  The Certificates will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of optional reassignment to the Transferor or otherwise. Subject to prior termination as provided above, the Pooling and Servicing Agreement provides that the final distribution of principal and interest on the Certificates will be made on the earlier of (i) the Distribution Date on which the Invested Amount is paid in full and (ii) the December 2001 Distribution Date (the "Series 1996-2 Termination Date"), except to the extent provided below. In the event that the Invested Amount is greater than zero, exclusive of any Class held by the Transferor, on the Series 1996-2 Termination Date, the Trustee will sell or cause to be sold (and apply the proceeds first to the Class A Certificates until paid in full, then to the Class B Certificates until paid in full, then to the Class C Certificates until paid in full, and finally to the Class D Certificates to the extent necessary to pay such remaining amounts to all Certificateholders pro rata within each Class as final payment of the Certificates) interests in the Receivables or certain Receivables, as specified in the Pooling and Servicing Agreement and the Series 1996-2 Supplement, in an amount up to 110% of the Invested Amount at the close of business on such date (but not more than the total amount of Receivables allocable to the Certificates in accordance with the Pooling and Servicing Agreement). If the sale contemplated by the preceding sentence has not occurred by the Series 1996-2 Termination Date, the affected Certificateholders shall remain entitled to receive proceeds of such sale when it occurs. The net proceeds of such sale and any collections on the Receivables, up to an amount equal to the Invested Amount plus accrued interest due on the Certificates, will be paid on the Series 1996-2 Termination Date first to Class A Certificateholders until the Class A Invested Amount is paid in full, then to the Class B Certificateholders until the Class B Invested Amount is paid in full, then to the Class C Certificateholders until the Class C Invested Amount is paid in full, and then to the Class D Certificateholders until the Class D Invested Amount is paid in full.

  Unless the Servicer and the holder of the Exchangeable Transferor Certificate instruct the Trustee otherwise, the Trust will terminate on the earlier of (a) the day after the Distribution Date following the date on which funds shall have been deposited in the Distribution Account for the payment to certificateholders outstanding sufficient to pay in full the aggregate investor interest of all Series outstanding plus interest thereon at the applicable certificate rates to the next Distribution Date and (b) a date which shall not be later than December

13, 2025, or (c) if the Receivables are sold, disposed of or liquidated following the occurrence of an Insolvency Event, immediately following such sale, disposition or liquidation (such date, the "Trust Termination Date"). Upon the termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee will convey to the holder of the Exchangeable Transferor Certificate all right, title, and interest of the Trust in and to the Receivables and other funds of the Trust (other than funds on deposit in the Distribution Account and other similar bank accounts of the Trust with respect to any Series).

PAY OUT EVENTS

  As described above, the Revolving Period is expected to continue through the end of the Monthly Period immediately preceding the Controlled Amortization Period, unless a Pay Out Event occurs prior to such date. A "Pay Out Event" refers to any of the following events:

    (i) failure by the Transferor to convey Receivables in Additional Accounts to the Trust within five business days after the day on which it is required to convey such Receivables pursuant to the Pooling and Servicing Agreement;

    (ii) failure on the part of the Transferor, the Servicer or Green Tree, as applicable, (a) to make any payment or deposit required by the Pooling and Servicing Agreement or the Purchase Agreement, on or before the date such payment or deposit is required to be made therein, which failure is not cured within five business days after written notice from the Trustee of such failure; or (b) to deliver a Distribution Date Statement on the date required under the Pooling and Servicing Agreement (or within ten business days after written notice from the Trustee of such failure); or
  (c) to comply with its covenant not to create any lien on a Receivable which failure has a material adverse effect on the holders of the Certificates and which continues unremedied for a period of 60 days after written notice to it; provided, however, that any Pay Out Event shall not be deemed to have occurred if the Transferor shall have repurchased the related Receivables or, if applicable, all the Receivables during such period in accordance with the provisions of the Pooling and Servicing Agreement; or (d) to observe or perform in any material respect any other covenants or agreements set forth in the Pooling and Servicing Agreement or the Purchase Agreement, which failure has a materially adverse effect on the Certificateholders and which continues unremedied for a period of 45 days after written notice of such failure;

    (iii) any representation or warranty made by Green Tree in the Purchase Agreement or by the Transferor in the Pooling and Servicing Agreement or any information required to be given by the Transferor to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the Certificateholders are materially and adversely affected (excluding, however, any representation or warranty made by the Transferor that the Pooling and Servicing Agreement constitutes, or the transfer of the Receivables to the Trust is, a valid sale, transfer and assignment to the Trust of all right, title and interest of the Transferor in the Receivables and the Collateral Security if the Pooling and Servicing Agreement constitutes the grant of a security interest in the Receivables and Collateral Security); provided, however, that any Pay Out Event shall not be deemed to occur thereunder if the Transferor has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement;

    (iv) the occurrence of certain events of bankruptcy, insolvency or receivership relating to Green Tree or the Transferor;

    (v) the Trust or the Transferor becomes an investment company within the meaning of the Investment Company Act of 1940, as amended;

    (vi) any Servicer Default occurs;

    (vii) on any Determination Date, the average of the Monthly Payment Rates for the three preceding Monthly Periods, where the Monthly Payment Rate for a Monthly Period is the percentage obtained by dividing the aggregate of the Receivables balance (without deducting therefrom any discount portion) collected during such Monthly Period by the average daily aggregate Receivables balance (without deducting therefrom any discount portion) for such Monthly Period, is less than 20%;

    (viii) the failure to pay the outstanding principal amount of the Class A or Class B Certificates by the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, as applicable;

    (ix) the ratio (expressed as a percentage) of (a) the average for each month of the net losses on the Receivables (exclusive of the Ineligible Receivables) owned by the Trust (i.e., gross losses less recoveries on any such Receivables (including, without limitation, recoveries from collateral security in addition to recoveries from the products, recoveries from Manufacturers and insurance proceeds)) during any three consecutive calendar months to (b) the average of the month-end aggregate balances of such Receivables (without deducting therefrom the discount portion) for such three-month period, exceeds 5% on an annualized basis;

    (x) the sum of all Cash Equivalents and other amounts on deposit in the Excess Funding Account represents more than 50% of the sum of the aggregate amount of Principal Receivables (without deducting therefrom any discount portion) on each of six or more consecutive Determination Dates, after giving effect to all payments made or to be made on the Distribution Date next succeeding each such respective Determination Date; or

    (xi) if Principal Collections allocable to the Class D
  Certificateholder's Interest have been reallocated in any Monthly Period to cover any Required Amounts and have not been reimbursed as of the Determination Date in such Monthly Period.

  In the case of any event described in clause (ii), (iii) or (vi) above, a Pay Out Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period, the Certificateholders evidencing undivided interests aggregating more than 50% of the Invested Amount, by written notice to the Transferor and the Servicer, declare that a Pay Out Event has occurred with respect to the Certificates as of the date of such notice. In the case of any event described in clause (iv) or (v) above, a Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause (i), (vii), (viii), (ix), (x) or (xi) above, a Pay Out Event with respect only to the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders or all certificateholders, as appropriate, immediately upon the occurrence of such event. On the date on which a Pay Out Event is deemed to have occurred, the Early Amortization Period will commence. In such event, distributions of principal to the Certificateholders will begin on the first Distribution Date following the month in which such Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Early Amortization Period begins, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

  In addition to the consequences of a Pay Out Event discussed above, if, pursuant to certain provisions of federal law, the Transferor voluntarily enters liquidation or a trustee in bankruptcy is appointed for the Transferor (an "Insolvency Event"), the Transferor will immediately cease to transfer Receivables to the Trust and promptly give notice to the Trustee of such event. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner. With respect to each Series outstanding at such time (or, if any such Series has more than one class, of each class of such Series excluding any class or portion thereof held by the Transferor), unless otherwise instructed within a specified period by certificateholders representing undivided interests aggregating more than 50% of the invested amount of such Series (or class excluding any class or portion thereof held by the Transferor) and the holders (other than the Transferor) of any Supplemental Certificates or any other interest in the Exchangeable Transferor Certificate, the Trustee will sell, dispose of, or otherwise liquidate the portion of the Receivables allocable to the Series that did not vote to continue the Trust in accordance with the Pooling and Servicing Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition, or liquidation of the Receivables will be treated as collections of the Receivables allocable to such Certificateholders and will be distributed to the applicable Certificateholders as provided above in "--Application of Collections."

  If the only Pay Out Event to occur is either the bankruptcy or insolvency of the Transferor or the appointment of a bankruptcy trustee or receiver for the Transferor, the bankruptcy trustee or receiver may have

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

the power to prevent the early sale, liquidation, or disposition of the Receivables and the commencement of the Early Amortization Period. In addition, a bankruptcy trustee or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of a servicing fee in an amount for any Monthly Period equal to the sum of (i) with respect to each Series, one-twelfth of the product of (x) the applicable servicing fee percentage with respect to such Series and (y) the Invested Amount of such Series on the first day of the related Monthly Period and (ii) one-twelfth of the product of the weighted average servicing fee percentage for all Series and the average Transferor Interest for such Monthly Period. The monthly servicing fee will be allocated between the Transferor Interest, the Certificateholders' Interest, and the investor interest for all other Series. The portion of the servicing fee allocable to the Certificateholders' Interest during each Monthly Period (the "Monthly Servicing Fee") will be equal to one-twelfth of the product of (x) the Servicing Fee Rate per annum and (y) the Invested Amount on the first day of the related Monthly Period or, in the case of the first Distribution Date, the initial principal amount of the Certificates. The Monthly Servicing Fee will be funded from Interest Collections allocated to the Certificateholders' Interest, and will be paid each month from the amount so allocated and on deposit in the Collection Account. See "--Application of Collections--Payment of Fees, Interest, and Other Items" above. The remainder of the servicing fee will be allocable to the Transferor Interest and the investor interests of other Series. Neither the Trust nor the Certificateholders will have any obligation to pay such portion of the servicing fee.

  The Servicer will be permitted to waive its right to receive the Servicing Fee on any Distribution Date, so long as it believes that sufficient Interest Collections will be available on a future Distribution Date to pay the Monthly Servicing Fee relating to such waived Servicing Fee, in which case the Servicing Fee and the Monthly Servicing Fee for such Distribution Date shall be deemed to be zero.

  The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables, including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the Certificateholders other than federal, state, and local income and franchise taxes, if any, of the Trust.

CERTAIN MATTERS REGARDING THE TRANSFEROR AND THE SERVICER

  The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement. The Servicer may delegate some or all of its servicing duties; provided, however, such delegation will not relieve the Servicer of its obligation to perform such duties in accordance with the Pooling and Servicing Agreement. In addition, any affiliate of Green Tree may be substituted in all respects for Green Tree as Servicer, provided that Green Tree will remain jointly and severally liable with such affiliate.

  The Pooling and Servicing Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any reasonable loss, liability, expense, damage, or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee; provided, however, that the Servicer will not indemnify (a) the Trustee for liabilities imposed by reason of fraud, negligence, or willful misconduct by the Trustee in the performance of its duties under the Pooling and Servicing Agreement, (b) the Trust, the Certificateholders, or the Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Certificateholders, (c) the Trust, the Certificateholders, or the Certificate Owners for any losses, claims, damages, or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of Defaulted Receivables, or (d) the Trust, the

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

Certificateholders, or the Certificate Owners for any liabilities, costs, or expenses of the Trust, the Certificateholders, or the Certificate Owners arising under any tax law, including without limitation, any federal, state, or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificateholders, or the Certificate Owners in connection with the Pooling and Servicing Agreement to any taxing authority.

  In addition, the Pooling and Servicing Agreement provides that, subject to certain exceptions, the Transferor will indemnify the Trust and the Trustee from and against any reasonable loss, liability, expense, damage, or injury (other than to the extent that any of the foregoing relate to any tax law or any failure to comply therewith) suffered or sustained by reason of any acts or omissions or alleged acts or omissions arising out of or based upon the arrangement created by the Pooling and Servicing Agreement as though the Pooling and Servicing Agreement created a partnership under the Minnesota Uniform Partnership Act in which the Transferor is a general partner.

  The Pooling and Servicing Agreement provides that, except for the foregoing indemnities, neither the Transferor nor the Servicer nor any of their respective directors, officers, employees, or agents will be under any liability to the Trust, the Trustee, the Certificateholders, or any other person for any action taken, or for refraining from taking any action pursuant to the Pooling and Servicing Agreement. Neither the Transferor nor the Servicer nor any of their respective directors, officers, employees, or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, or gross negligence of the Transferor, the Servicer, or any such person in the performance of its duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement and which in its opinion may expose it to any expense or liability.

  Under the Pooling and Servicing Agreement, the Transferor will be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates) arising out of or based on the arrangement created by the Pooling and Servicing Agreement or the actions of the Servicer taken pursuant to the Pooling and Servicing Agreement as though the Pooling and Servicing Agreement created a partnership under the Minnesota Uniform Partnership Act in which the Transferor is a general partner. The Transferor will also pay, indemnify and hold harmless each Certificateholder for any such losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates) except to the extent that they lapse from any action by any Certificateholder. In the event of a Service Transfer, the successor Servicer will indemnify the Transferor for any losses, claims, damages and liabilities of the Transferor as described in this paragraph arising from the actions or omissions of such successor.

SERVICER DEFAULT

  In the event of any Servicer Default (as defined below), either the Trustee or certificateholders representing undivided interests aggregating more than 50% of the aggregate investor interests for all outstanding Series, by written notice to the Servicer (and to the Trustee if given by the certificateholders), may terminate all of the rights and obligations of the Servicer as servicer under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "Service Transfer"). The rights and interest of the Transferor under the Pooling and Servicing Agreement and in the Transferor Interest will not be affected by such termination. Upon such termination, the Trustee will as promptly as possible appoint a successor Servicer. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power, and obligations of the Servicer under the Pooling and Servicing Agreement will pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an Officer's certificate to the effect that it cannot in good faith cure the applicable Servicer Default, and if the Trustee is legally unable to act as a successor Servicer, then the Trustee will give the Transferor the right to accept reassignment of all of the Receivables on terms equivalent to the best purchase offer as determined by the Trustee.

  A "Servicer Default" refers to any of the following events:

    (i) failure by the Servicer to make any payment, transfer, or deposit, or to give instructions to the Trustee to make certain payments, transfers, or deposits within five business days after the date the Servicer is required to do so under the Pooling and Servicing Agreement or any Supplement; provided, however, that any such failure caused by a nonwillful act of the Servicer shall not constitute a Servicer Default if the Servicer promptly remedies such failure within five business days after receiving notice of such failure or otherwise becoming aware of such failure;

    (ii) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the certificateholders of any Series then outstanding and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by holders of Certificates evidencing undivided interests aggregating not less than 50% of the Invested Amount of any Series materially adversely affected thereby and continues to have a material adverse effect on the certificateholders of any Series then outstanding for such period; or the delegation by the Servicer of its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

    (iii) any representation, warranty, or certification made by the Servicer in the Pooling and Servicing Agreement, or in any certificate delivered pursuant to the Pooling and Servicing Agreement, proves to have been incorrect when made which has a material adverse effect on the certificateholders of any Series then outstanding, and which continues to be incorrect in any material respect for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and Trustee by the holders of Certificates evidencing undivided interests aggregating not less than 50% of the Invested Amount of any Series materially adversely affected thereby and continues to have a material adverse effect on such certificateholders for such period; or

    (iv) the occurrence of certain events of bankruptcy, insolvency, or receivership of the Servicer.

  Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (i) above for a period of five business days, or referred to under clause (ii) or (iii) for a period of 60 business days, will not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement, and the Servicer will provide the Trustee, any provider of credit enhancement, the Transferor, and the holders of certificates of all Series outstanding prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

  In the event of a Servicer Default due to the bankruptcy of the Servicer, if no Servicer Default other than such bankruptcy or the insolvency of the Servicer exists, the bankruptcy trustee or the Servicer itself as debtor-in-possession may have the power to prevent either the Trustee or the majority of the certificateholders from effecting a Service Transfer.

REPORTS TO CERTIFICATEHOLDERS

  On each Distribution Date, the Paying Agent will forward to each Certificateholder of record (which is expected to be Cede & Co., as nominee for DTC, unless Definitive Certificates are issued) a statement prepared by the Servicer setting forth, among other things, with respect to such Series:
(a) the total amount distributed, (b) the amount of the distribution allocable to principal on the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates, (c) the amount of such distribution allocable to interest on the

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

Class A Certificates and the Class B Certificates, (d) the amount of Principal Collections processed during the related Monthly Period and allocated in respect of the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates, respectively, (e) the amount of Interest Collections processed during the preceding Monthly Period and allocated in respect of the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates, respectively, (f) the aggregate amount of Principal Receivables, the Invested Amount, the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount, the Class D Invested Amount, the Floating Allocation Percentage, and during the Controlled Accumulation Period or Early Amortization Period, the ABC Fixed/Floating Allocation Percentage with respect to the Principal Receivables in the Trust as of the close of business on the Record Date, (g) the aggregate outstanding balance of Receivables which are current, 30-59, 60-89 and 90 or more days delinquent as of the end of the day on the Record Date, (h) the Aggregate Investor Default Amount for the related Monthly Period, (i) the aggregate amount of Class A Investor Charge-Offs, Class B Investor Charge-Offs, Class C Investor Charge-Offs and Class D Investor Charge-Offs for the preceding Monthly Period, (j) the amount of the Monthly Servicing Fee for the preceding Monthly Period, and (k) the aggregate amount of funds in the Excess Funding Account as of the last day of the Monthly Period immediately preceding the Distribution Date. Unless and until Definitive Certificates are issued, such reports with respect to the 1996-2 Series will be sent to Cede & Co., as registered holder of the Certificates and the nominee of DTC. Certificate Owners may receive copies of such reports upon written request, together with a certification that they are Certificate Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Trustee. See "Reports to Certificateholders."

  The Paying Agent will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record (which is expected to be Cede & Co., as nominee for DTC, unless Definitive Certificates are issued) a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (a), (b), and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with, on or before March 31 of each year, beginning in 1997, such customary information (consistent with the treatment of the Certificates as debt) as the Servicer or Trustee deems necessary or desirable for tax reporting purposes. Moreover, as long as the Certificateholder of record is Cede & Co., as nominee for DTC, Certificate Owners will receive tax and other information from Participants and Indirect Participant rather than from the Trustee.

REPORTS; NOTICES

  If the Offered Certificates are listed on the Luxembourg Stock Exchange, the Trustee will publish or will cause to be published following each Distribution Date in the Luxemburger Wort a notice to the effect that Servicer's reports described above will be available for review at the main office of the Listing Agent of the Trust in Luxembourg, Luxembourg.

  Following the listing of the Offered Certificates on the Luxembourg Stock Exchange, notices to Certificateholders will be given by publication in the Luxemburger Wort. In the event that Definitive Certificates are issued, notices to Certificateholders will also be given by mail to the addresses of such holders as they appear in the certificate register.

EVIDENCE AS TO COMPLIANCE

  The Pooling and Servicing Agreement provides that on or before March 31 of each calendar year (beginning in 1997), the Servicer will cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a report to the effect that such accounting firm has examined selected documents and records relating to the servicing of the Accounts in accordance with certain procedures agreed upon with the Servicer, and that, on the basis of such agreed upon procedures, such firm states that such servicing was conducted in compliance with the Pooling and Servicing Agreement during the period covered by such report except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards requires it to report.

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

AMENDMENTS

  The Pooling and Servicing Agreement and any Supplement may be amended by the Transferor, the Servicer, and the Trustee, without the consent of Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement and Supplements or of modifying in any manner the rights of such Certificateholders; provided that (i) the Transferor delivers an opinion of counsel acceptable to the trustee to the effect that such amendment will not adversely affect in any material respect the interest of the Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding series.

  The Pooling and Servicing Agreement and the Supplement may be amended by the Transferor, the Servicer, and the Trustee with the consent of the holders of certificates evidencing undivided interests aggregating not less than 66 2/3% of the investor interests of each and every Series adversely affected (and with respect to Series 1996-2, the holders of not less than 66 2/3% of the Invested Amount of each Class of Certificates adversely affected), for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement, or any Supplement or of modifying in any manner the rights of certificateholders of any then outstanding Series. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any such Series, (b) change the definition of or the manner of calculating the interest of any certificateholder of such Series, or (c) reduce the aforesaid percentage of investor interests the holders of which are required to consent to any such amendment, in each case without the consent of all certificateholders of all Series adversely affected. Promptly following the execution of any amendment to the Pooling and Servicing Agreement, the Trustee will furnish written notice of the substance of such amendment to each Certificateholder. Any Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not be considered an amendment requiring certificateholder consent under the provisions of the Pooling and Servicing Agreement and any Supplement.

LIST OF CERTIFICATEHOLDERS

  Upon written request of Certificateholders representing undivided interests in the Trust aggregating not less than 10% of the Invested Amount, the Trustee after having been adequately indemnified by such Certificateholders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such Certificateholders access during business hours to the current list of Certificateholders of the Trust for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement. See "--Book-Entry Registration" and "-- Definitive Certificates."

THE TRUSTEE

  The Transferor, the Servicer, and their respective affiliates may from time to time enter into normal banking, lending and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer, and any of their respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties, and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties, and obligations solely at the direction of the Trustee.

  The Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Trustee. The Transferor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Transferor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

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

  If the Trustee fails to perform any of its obligations under the Pooling and Servicing Agreement, and a certificateholder delivers written notice of such failure to the Trustee, and the Trustee shall not have corrected such failure for 60 days thereafter, then the holders of investor certificates representing more than 50% of the aggregate invested amount of all Series (including related commitments) shall have the right to remove the Trustee and (with the consent of the Transferor, which shall not be unreasonably withheld) promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

                     DESCRIPTION OF THE PURCHASE AGREEMENT

  The following summary describes certain terms of the Receivables Purchase Agreement (the "Purchase Agreement") and is qualified in its entirety by reference to the Purchase Agreement.

TRANSFER OF RECEIVABLES

  Pursuant to the Purchase Agreement, Green Tree has sold and transferred to the Transferor all of its right, title and interest in and to all of the outstanding Receivables and the Collateral Security as of the Cut-off Date and will sell and transfer all of the Receivables thereafter created. As described herein, pursuant to the Pooling and Servicing Agreement, the Transferor has transferred to the Trust all of its right, title and interest in and to the Purchase Agreement.

  In connection with each such sale or transfer of Receivables to the Transferor, Green Tree will indicate in its computer files that such Receivables have been sold or transferred to the Transferor, and that such Receivables have been transferred by the Transferor to the Trust. In addition, Green Tree will provide to the Transferor a computer file or microfiche or written list containing a true and complete list of all such Receivables, identifying the balances of the Receivables as of the Cut-off Date. The records and agreements relating to such Accounts and Receivables will not be segregated by Green Tree from other documents and agreements relating to other accounts and receivables and will not be stamped or marked to reflect the sale or transfer of such Receivables to the Transferor, but the computer records of Green Tree will be marked to evidence such sale or transfer. Green Tree will file UCC financing statements with respect to the Receivables meeting the requirements of Minnesota state law. See "Risk Factors--Transfer of the Receivables; Insolvency Risk Considerations" and "Certain Legal Aspects of the Receivables--Transfer of Receivables."

REPRESENTATIONS AND WARRANTIES

  Pursuant to the Purchase Agreement, Green Tree made certain representations and warranties to the Transferor that, among other things, (a) it has been duly incorporated and is in good standing and that it has the authority to consummate the transactions contemplated by the Purchase Agreement and (b) as of the Cut-off Date (or, in the case of an Additional Account, as of the Additional Cut-off Date and Addition Date), each Account or Additional Account was an Eligible Account.

  Pursuant to the Purchase Agreement, Green Tree will make certain representations and warranties to the Transferor relating to the Receivables that, among other things, (a) as of the Cut-off Date and each Closing Date, each of the Accounts was an Eligible Account or, if it was or is an Ineligible Account on such date, such Account is being removed from the Trust in accordance with the requirements of the Pooling and Servicing Agreement, and
(b) as of the date any new Receivable is created, such Receivable is an Eligible Receivable. In the event of a breach of any representation and warranty set forth in this paragraph which results in an Ineligible Receivable and the requirement that the Transferor accept retransfer of such Ineligible Receivable pursuant to the Pooling and Servicing Agreement, then Green Tree will be obligated to repurchase such Ineligible Receivable from the Transferor on the date of such retransfer. The purchase price for such Ineligible Receivable will be the face amount thereof plus any accrued and unpaid interest thereon, of which at least the amount of any cash deposit required to be made by the Transferor under the Pooling and Servicing Agreement in respect of the retransfer of such Ineligible Receivable must be paid in cash.

  Pursuant to the Purchase Agreement, Green Tree also made representations and warranties to the Transferor that, among other things, as of the Closing Date,
(a) the Purchase Agreement constitutes a legal, valid and binding obligation of Green Tree and (b) the Purchase Agreement constitutes a valid sale or transfer to the Transferor of all right, title and interest of Green Tree in and to the Receivables, whether then existing or thereafter created in the Accounts, the Collateral Security, all related security interests and other related rights and the proceeds thereof, which is effective as to each Receivable upon the creation thereof. If the breach of any of the representations and warranties described in this paragraph results in the obligation of the Transferor under the Pooling and Servicing Agreement to accept retransfer of the Receivables, Green Tree will be obligated to repurchase the Receivables retransferred to Green Tree for an amount of cash equal to the amount of cash the Transferor is required to deposit under the Pooling and Servicing Agreement in connection with such retransfer.

  Green Tree has agreed to indemnify the Transferor and to hold the Transferor harmless from and against any and all losses, damages and expenses (including reasonable attorneys' fees) suffered or incurred by the Transferor if the foregoing representations and warranties are materially false.

CERTAIN COVENANTS

  Pursuant to the Purchase Agreement, Green Tree covenants that it will perform its obligations under the agreements relating to the Receivables and the Accounts in conformity with its then-current policies and procedures relating to the Receivables and Accounts.

  Green Tree further covenants that, except for the sale and conveyance under the Purchase Agreement and the interests created under the Pooling and Servicing Agreement and the Series Supplement, Green Tree will not sell, pledge, assign or transfer any interest in the Receivables to any other person. Green Tree also covenants to defend and indemnify the Transferor for any loss, liability or expense incurred by the Transferor in connection with a breach by Green Tree of any of its representations, warranties or covenants contained in the Purchase Agreement.

  In addition, Green Tree expressly acknowledges and consents to the Transferor's assignment of its rights relating to the Receivables under the Purchase Agreement to the Trustee.

TERMINATION

  The Purchase Agreement will terminate immediately after the Trust terminates. In addition, if Green Tree becomes party to any bankruptcy or similar proceeding (other than as a claimant) and, if such proceeding is not voluntary and is not dismissed within 60 days of its institution, Green Tree will immediately cease to sell or transfer Receivables to the Transferor and will promptly give notice of such event to the Transferor and to the Trustee.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

  On the Closing Date, Green Tree sold and assigned the Receivables to the Transferor pursuant to the Purchase Agreement, and the Transferor immediately sold and assigned the Receivables to the Trust pursuant to the Pooling and Servicing Agreement. The Transferor represented and warranted on the Closing Date that such sale to the Trust constituted a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables, except for the interest of any investor certificate of any Series then held by it, or the grant to the Trust of a security interest in the Receivables. The Transferor has also represented and warranted in the Pooling and Servicing Agreement that, in the event the transfer of the Receivables by the Transferor to the Trust is deemed to create a security interest under the UCC, there will exist a valid, subsisting, and enforceable first priority perfected security interest in such Receivables created thereafter in favor of the Trust on and after their creation, subject to certain tax liens. For a discussion of the Trust's rights arising from these representations and warranties not being satisfied, see "Description of the Offered Certificates--Representations and Warranties."

  Each of Green Tree and the Transferor has represented that the Receivables are "general intangibles," "chattel paper" or "accounts" for purposes of the UCC as in effect in Minnesota. If the Receivables are deemed to be general intangibles and the transfer thereof by either Green Tree to the Transferor or by the Transferor to the Trust is deemed to be a sale, Minnesota common law applies and neither possession nor a financing statement is required. If the Receivables are deemed to be general intangibles and the transfer thereof by either Green Tree to the Transferor or by the Transferor to the Trust is deemed to create a security interest, the UCC as in effect in Minnesota applies and the transferee must file an appropriate financing statement or statements in order to perfect its interest therein. If the Receivables are deemed to be chattel paper and the transfer thereof by either Green Tree to the Transferor or by the Transferor to the Trust is deemed either to be a sale or to create a security interest, the UCC as in effect in Minnesota applies and the transferee must either take possession of the chattel paper or file an appropriate financing statement or statements in order to perfect its interest therein. If the Receivables are treated as accounts and the transfer thereof by either by Green Tree to the Transferor or the Transferor to the Trust is deemed either to be a sale or create a security interest, the transferee must file an appropriate financing statement or statements in order to perfect its interest therein under the UCC as in effect in Minnesota. Financing statements covering the Receivables will be filed under the UCC as in effect in Minnesota by both the Transferor and the Trust to perfect their respective interests in the Receivables and continuation statements will be filed as required to continue the perfection of such interests. The Receivables will not be stamped to indicate the interest of the Transferor or the Trustee.

  There are certain limited circumstances under the UCC and other applicable law in which prior or subsequent transferees of Receivables could have an interest in such Receivables with priority over the Trust's interest. A purchaser of the Receivables that are chattel paper who gives new value and takes possession of the instruments that evidence the Receivables (i.e., the chattel paper) in the ordinary course of such purchaser's business may, under certain circumstances, have priority over the interest of the Trust in such Receivable. Under the Purchase Agreement, Green Tree warrants to the Transferor, and under the Agreement and Series 1996-2 Supplement the Transferor warrants to the Trust, that the Receivables have been transferred free and clear of the lien of any third party. Each of Green Tree and the Transferor will also covenant that it will not sell, pledge, assign, transfer or grant any lien on any Receivable or, except as described under "Description of the Offered Certificates--Exchanges," the Exchangeable Transferor's Certificate (or any interest therein) other than to the Trust. A tax or other government lien on property of Green Tree or the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. In addition, while Green Tree is the Servicer, cash collections on the Receivables may, under certain circumstances, be commingled with the funds of Green Tree prior to each Distribution Date and, in the event of bankruptcy of Green Tree, the Trust may not have a perfected interest in such collections.

CERTAIN MATTERS RELATING TO BANKRUPTCY

  Green Tree warrants to the Transferor in the Purchase Agreement that the sale of the Receivables by it to the Transferor is a valid sale of the Receivables to the Transferor. In addition, pursuant to the Purchase Agreement, Green Tree and the Transferor will agree to treat the transactions described herein as a sale of such Receivables to the Transferor, and Green Tree will take all actions that are required under Minnesota law to perfect the Transferor's ownership interest in the Receivables. Notwithstanding the foregoing, if Green Tree were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of Green Tree or Green Tree itself as debtor-in-possession were to take the position that the sale of Receivables from Green Tree to the Transferor should be recharacterized as a pledge of such Receivables to secure a borrowing from Green Tree, then delays in payments of collections of Receivables to the Transferor could occur or (should the court rule in favor of any such trustee, debtor-in-possession or creditor) reductions in the amount of such payments could result.

  In addition, if Green Tree were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or Green Tree itself were to request a court to order that Green Tree should be substantively consolidated with the Transferor, delays in payments on the Certificates could result. Should the bankruptcy court rule in favor of any such creditor, trustee-in-bankruptcy or Green Tree, reductions in such payments could result.

  The Transferor will warrant to the Trust that the transfer of the Receivables to the Trust is a sale of the Receivables to the Trust or the grant of a security interest in the Receivables to the Trust. The Transferor is required to take all actions that are required under Minnesota law to perfect the Trust's ownership interest or security interest in the Receivables and the Transferor will warrant to the Trust that the Trust will at all times have a first priority perfected ownership interest or security interest therein and, with certain exceptions, the proceeds thereof. Nevertheless, a tax or government lien on property of Green Tree or the Transferor arising prior to the time a Receivable is conveyed to the Trust may have priority over the interest of the Trust in such Receivable. The Transferor's certificate of incorporation provides that, under certain circumstances, the Transferor is required to have two independent directors (as defined therein) in which event it shall not file a voluntary application for relief under Title 11 of the United States Code (the "Bankruptcy Code") without the affirmative vote of its two independent directors. Pursuant to the Pooling and Servicing Agreement, the Trustee, all certificateholders and any credit enhancement provider with respect to any other series will covenant that they will not at any time institute against the Transferor any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. Notwithstanding such steps, if the Transferor were to become a debtor in a bankruptcy case, and a bankruptcy trustee for the Transferor or the Transferor as debtor in possession or a creditor of the Transferor were to take the position that the transfer of the Receivables from the Transferor to the Trust should be recharacterized as a pledge of such Receivables, then delays in payments on the Certificates or (should the court rule in favor of any such trustee, debtor in possession or creditor) reductions in the amount of such payments could result.

  The Transferor does not intend to file, and Green Tree will agree that it will not cause the Transferor to file, a voluntary application for relief under the Bankruptcy Code or any similar applicable state law with respect to the Transferor so long as the Transferor is solvent and does not foresee becoming insolvent.

  If Green Tree or the Transferor were to become a debtor in a bankruptcy case causing a Pay Out Event to occur, then, pursuant to the Purchase Agreement, new Receivables would no longer be transferred to the Transferor and, pursuant to the Pooling and Servicing Agreement, only collections on Receivables theretofore sold to the Transferor and transferred to the related Trust would be available to be applied to pay interest accruing on the Certificates and to pay the principal amount of the Certificates. Under such circumstances, the Servicer is obligated to allocate all Principal Collections to the oldest principal balance first. If such allocation method were to be altered by the bankruptcy court, the rate of payment on the Certificates might be adversely affected. In addition, distributions of principal on each Certificate would not be subject to the applicable Controlled Accumulation Amount. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a bankruptcy trustee or receiver for the Transferor, the receiver or bankruptcy trustee for the Transferor may have the power to continue to require the Transferor to transfer new Principal Receivables to the Trust and to prevent the early sale, liquidation, or disposition of the Receivables and the commencement of the Early Amortization Period. See "Description of the Offered Certificates--Pay Out Events."

  The occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer will result in a Servicer Default, which Servicer Default, in turn, will result in a Pay Out Event. If no other Servicer Default other than the commencement of such bankruptcy or similar event exists, a trustee-in-bankruptcy of the Servicer may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer.

  Payments made in respect of repurchases of Receivables by Green Tree or the Transferor pursuant to the Pooling and Servicing Agreement and the Series 1996-2 Supplement may be recoverable by Green Tree or the Transferor, as debtor in possession, or by a creditor or a trustee-in-bankruptcy of Green Tree or the Transferor as a preferential transfer from Green Tree or the Transferor if such payments are made within one year prior to the filing of a bankruptcy case in respect of Green Tree or the Transferor.

  In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If Green Tree or the Transferor were to become subject to a bankruptcy proceeding and a court were to follow the Octagon court's reasoning, Certificateholders might experience delays in payment or possibly losses in their investment in the Certificates. Counsel has advised the seller that the reasoning of the Octagon case appears to be inconsistent with established precedent and the UCC. In addition, because Green Tree, the Transferor, the Trust and the transaction governed by the Pooling and Servicing Agreement do not have any particular link to the 10th Circuit, it is unlikely that Green Tree or the Transferor would be subject to a receivership proceeding in the 10th Circuit. Accordingly, the Octagon case should not be binding precedent on a court in a receivership proceeding.

SECURITY INTERESTS IN THE RELATED PRODUCTS

  The Transferor represents and warrants in the Pooling and Servicing Agreement that each Receivable is at the time of creation secured by a first priority security interest in the related product or accounts receivable. Generally, under applicable state laws, a security interest in goods or accounts receivable which secure wholesale financing obligations may be perfected by the filing of UCC financing statements. Green Tree endeavors to take all actions necessary under applicable state laws to perfect Green Tree's (or a subsidiary's) security interest in such goods and accounts receivable. However, at the time a product is sold or an account receivable is paid, Green Tree's (or a subsidiary's) security interest therein will terminate. Therefore, if a Dealer fails to remit to Green Tree amounts owed with respect to a product that has been sold or an account receivable that has been paid, the related Receivables will no longer be secured by such goods or accounts receivable.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Set forth below is a discussion of the material federal income tax consequences to Certificate Owners. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change (which may be retroactive). Dorsey & Whitney LLP, counsel to Green Tree and the Transferor ("Counsel"), is delivering its opinion regarding certain federal income tax matters discussed below. The opinion of Counsel specifically addresses only those issues specifically identified below as being covered by such opinion; however, the opinion of Counsel also states that the additional discussion set forth below accurately sets forth Counsel's advice with respect to material tax issues. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS"). This discussion does not deal with all aspects of federal income taxation that may be relevant to Offered Certificate Owners in light of their personal investment circumstances, nor to certain types of owners subject to special treatment under the federal income tax laws (e.g., banks, life insurance companies and tax-exempt organizations). Prospective investors are encouraged to consult their own tax advisors with regard to the federal income tax consequences of owning and disposing of the Certificates, as well as the tax consequences arising under the laws of any applicable state, foreign country or other jurisdiction.

  Treatment of the Certificates as Indebtedness of the Transferor. The Transferor and the holders of Certificates will express in the Pooling and Servicing Agreement the intent that, for federal, state and local income and franchise tax purposes, the Offered Certificates will be indebtedness secured by the Receivables and any other Trust assets allocable to the Offered Certificates. The Transferor, by entering into the Pooling and Servicing Agreement, and each Offered Certificate Owner, by the acceptance of an interest in an Offered Certificate, will agree to treat the Offered Certificates as indebtedness for federal, state and local income and franchise tax purposes. The Pooling and Servicing Agreement generally will refer to the transfer of the related Receivables as a "sale," however, and since different criteria are used in determining the nontax accounting treatment of the transaction, the Transferor will treat the Pooling and Servicing Agreement, for certain nontax purposes, as effecting a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

  A basic premise of federal income tax law is that the economic substance of a transaction generally determines the tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for nontax purposes.

  The determination of whether the economic substance of a property transfer is a sale or a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the transferee has the opportunity to gain if the property increases in value and bears the risk of loss if the property decreases in value. Based upon an analysis of such factors, Counsel's opinion provides that for federal income tax purposes the Offered Certificates will be characterized as indebtedness secured by the Receivables and any other Trust assets, and the Trust will not be characterized as an "association," "publicly traded partnership" or "taxable mortgage pool" taxable as a corporation.

  Interest Income to Certificate Owners. Assuming the Offered Certificates are debt obligations for federal income tax purposes, interest on the Offered Certificates will be taxable as ordinary interest income when received by Certificate Owners utilizing the cash-basis method of accounting and when accrued by Certificate Owners utilizing the accrual method of accounting. Under the applicable regulations, the Offered Certificates would be considered issued with original issue discount ("OID") if the "stated redemption price at maturity" of an Offered Certificate (generally equal to its principal amount as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) exceeds the original issue price (in this case, the initial offering price at which a substantial amount of the Offered Certificates are sold to the public). Any OID would be considered de minimis under the regulation if it does not exceed 1/4% of the stated redemption price at maturity of an Offered Certificate multiplied by the number of full years until its maturity date. It is anticipated that the Offered Certificates will not be considered issued with more than de minimis OID. Under the OID regulations, an owner of an Offered Certificate issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Offered Certificate.

  While it is not anticipated that the Offered Certificates will be issued with more than de minimis OID, it is possible that they will be so issued or will be deemed to be issued with OID. This deemed OID could arise, for example, if interest payments on the Offered Certificates are not deemed to be "qualified stated interest" because the Offered Certificates do not provide for default remedies ordinarily available to holders of debt instruments or because no penalties are imposed as a result of any failure to make interest payments on the Offered Certificates. In addition, under the OID regulations, certain variable interest rates, including rates based upon the weighted average interest rate of the Receivables, may not be treated as qualified stated interest. Based upon existing authority, however, the Transferor and the Trustee will treat interest payments on the Offered Certificates as qualified stated interest under the OID regulations. If the Offered Certificates are issued or are deemed to be issued with OID, all or a portion of the taxable income to be recognized with respect to the Offered Certificates would be includible in the income of Certificate Owners as OID. Any amount treated as OID would not, however, be includible again when the amount is actually received. If the yield on a class of Offered Certificates were not materially different from its coupon, this treatment would have no significant effect on Certificate Owners using the accrual method of accounting. However, cash method Certificate Owners may be required to report income with respect to the Offered Certificates in advance of the receipt of cash attributable to such income.

  A Certificate Owner must include OID in income as interest over the term of the Offered Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Each Certificate Owner should consult its own tax advisor regarding the impact of the OID rules if the Offered Certificates are issued with OID.

  A Certificate Owner who purchases an Offered Certificate at a discount may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Offered Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Offered Certificate. A Certificate Owner who purchases an Offered Certificate at a premium may elect to amortize and deduct this premium over the remaining term of the Offered Certificate in accordance with rules set forth in Section 171 of the Code.

  As an alternative to the above treatments, accrual method Certificate Owners may elect to include in gross income all interest with respect to an Offered Certificate, including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method.

  Disposition of Offered Certificates. Generally, gain or loss will be recognized on a sale or other taxable disposition of Offered Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Offered Certificates. A Certificate Owner's tax basis in an Offered Certificate will generally equal the cost thereof increased by any OID, market discount and gain previously included by such Certificate Owner in income with respect to the Offered Certificate and decreased by any bond premium previously amortized and any principal payments previously received by such Certificate Owner with respect to the Offered Certificate. Any such gain or loss will be capital gain or loss if the Offered Certificate was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital gain or loss will be long-term if the Offered Certificate was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

  Information Reporting and Backup Withholding. The Trustee will be required to report annually to the IRS, and to each Offered Certificateholder of record, the amount of interest paid on the Offered Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification of their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information only from Participants and Indirect Participants rather than from the Trustee. Each nonexempt Offered Certificate Owner will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing the Owner's name, address, federal taxpayer identification number and a statement that such Owner is not subject to backup withholding. Should a nonexempt Offered Certificate Owner fail to provide the required certification, the Trustee (or the Participants or Indirect Participants) will be required to withhold (or cause to be withheld) 31% of the interest (and principal) otherwise payable to the Owner, and remit the withheld amounts to the IRS as a credit against the Owner's federal income tax liability.

  Possible Classification of the Trust as a Partnership or Association. As described above, it is the opinion of Counsel that for federal income tax purposes the Offered Certificates will be characterized as debt and the Trust will not be characterized as an association, publicly traded partnership or taxable mortgage pool taxable as a corporation. However, this opinion is not binding on the IRS and no assurance can be given that this characterization will be sustained.

  If the IRS were to contend successfully that any class of Certificates is not debt for federal income tax purposes, the Trust might be classified for federal income tax purposes as a partnership, an association taxable as a corporation, or a publicly traded partnership taxable as a corporation. In the opinion of Counsel, if the Class C Certificates were sold to investors and the IRS were to contend successfully that the Class C Certificates were not debt for federal income tax purposes (assuming that neither the Class A or Class B Certificates, nor certificates of any other outstanding series, were also recharacterized) the arrangement among the Transferor and the Class C Certificateholders would be classified as a partnership for federal income tax purposes and would not be treated as a publicly traded partnership because of an exception for
(i) an entity whose income is interest income that is not derived in the conduct of a financial business or (ii) partnership interests that are privately placed. In such case, the partnership would not be subject to federal income tax. If the Class A or Class B Certificates are treated as equity interests in a partnership, the partnership would in all likelihood be treated as a publicly traded partnership. A publicly traded partnership is, in general, taxable as a corporation. If the partnership were nevertheless not taxable as a corporation because of an exception for an entity whose income is interest income that is not derived in the conduct of a financial business, it would not be subject to federal income tax. Rather, each item of income, gain, loss, deduction and credit generated through the ownership of the Receivables by the partnership would be passed through to the partners in the partnership (including the Certificate Owners) according to their respective interests therein.

  The income reportable by the Offered Certificate Owners as partners in such a partnership could differ from the income reportable by them as holders of debt. However, except as provided below, it is not expected that such differences would be material. If the Offered Certificate Owners were treated as partners, a cash-basis Certificate Owner might be required to report income when it accrues to the partnership rather than when it is received by the Certificate Owner. Moreover, if the Offered Certificates are interests in a partnership, an individual Certificate Owner's share of expenses of the partnership would be miscellaneous itemized deductions that might not be deductible in whole or in part, causing the Certificate Owner to be taxable on a greater amount of income than the stated interest on the Offered Certificates. Finally, if any class of Certificates is treated as equity in a partnership in which other Certificates are debt, all or part of a tax-exempt Certificate Owner's share of income from Certificates treated as equity would be treated as unrelated debt-financed income taxable to the Certificate Owner.

  Alternatively, if the Trust were treated as either an association taxable as a corporation, a publicly traded partnership or taxable mortgage pool taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the Receivables. Distributions by the entity (other than interest distributions on classes of Certificates properly characterized as debt) would probably not be deductible in computing the entity's taxable income. Such an entity-level tax could result in reduced distributions to Offered Certificate Owners, and the Offered Certificate Owners could be liable for a share of such a tax. Moreover, all or part of the distributions on Certificates treated as equity would probably be treated as dividend income to the recipients, although such dividends might, under certain circumstances, be eligible for the dividends received deduction under the Code.

  Since the Transferor will treat the Offered Certificates as indebtedness for federal income tax purposes, the Trustee (and Participants and Indirect Participants) will not comply with the tax reporting requirements that would apply under these alternative characterizations of the Offered Certificates.

  Foreign Investors. If, in accordance with the opinion of Counsel, the Offered Certificates are classified as debt for federal income tax purposes, the following information describes the federal income tax treatment of investors that are not U.S. persons (each a "Foreign Person"). The term "Foreign Person" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof,
(iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States trustees have authority to control all substantial decisions of the trust.

    (a) Interest paid or accrued to a Foreign Person would be exempt from U.S. withholding taxes (including backup withholding taxes); provided that the Foreign Person complies with applicable identification requirements (and does not actually or constructively own 10% or more of the voting stock of Green Tree and is not a controlled foreign corporation with respect to Green Tree). Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization (or bank or other financial institution that holds the Offered Certificates on behalf of the customer in the ordinary course of its trade or business) (i) IRS Form W-8 signed under penalties of perjury by the beneficial owner of the

  Offered Certificates stating that the owner is not a U.S. person and providing the owner's name and address, (ii) IRS Form 1001 signed by the beneficial owner of the Offered Certificates or the owner's agent claiming exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the beneficial owner of the Offered Certificates or the owner's agent claiming exemption from withholding of tax on income connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the owner is a U.S. person or that any certification on the form is false.

    (b) An owner of an Offered Certificate who is a Foreign Person will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of the Offered Certificate, provided that (i) the gain is not effectively connected to a trade or business carried on by the owner in the United States, (ii) in the case of an owner who is an individual, the owner is not present in the United States for 183 days or more during the taxable year in which the sale, exchange or redemption occurs, (iii) in the case of gain representing accrued interest, the conditions described in clause (a) are satisfied, and (iv) the Offered Certificate was held as a capital asset.

    (c) If the interest, gain or income on an Offered Certificate held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

    (d) An Offered Certificate owned by an individual who at the time of death is a nonresident alien will not be subject to United States federal estate tax as a result of the owner's death if, immediately before his death, (i) the decedent did not actually or constructively own 10% or more of the voting stock of Green Tree Financial Corporation and (ii) the ownership of the Offered Certificate was not effectively connected with the conduct by the decedent of a trade or business in the United States.

  If the IRS were to contend successfully that the Offered Certificates are equity interests in a partnership (not taxable as a corporation), an Offered Certificate Owner that is a Foreign Person might be required to file a U.S. income tax return and pay tax on its share of partnership income at regular U.S. rates, including, in the case of a corporation, the branch profits tax (and would be subject to withholding tax on its share of partnership income). If the Offered Certificates are recharacterized as equity interests in an association taxable as a corporation or a publicly traded partnership taxable as a corporation, an owner who is a Foreign Person would generally be taxed (and be subject to withholding) on the gross amount of the distributions on the Offered Certificates, to the extent they are treated as dividends, at the rate of 30% (unless the rate is reduced by applicable treaty).

STATE AND LOCAL TAX CONSEQUENCES

  The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in Minnesota. The State of Minnesota imposes an income tax on individuals, trusts and estates and a franchise tax measured by net income on corporations. This discussion of Minnesota taxation is based upon current statutory provisions and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change (which may be retroactive). No ruling on any of the issues discussed below will be sought from the Minnesota Department of Revenue.

  If the Offered Certificates are treated as debt for federal income tax purposes, in the opinion of Counsel this treatment will also apply for Minnesota tax purposes, and the Trust will not be characterized as an association, publicly traded partnership or taxable mortgage pool taxable as a corporation for Minnesota tax purposes.

Certificate Owners not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their ownership of the Offered Certificates. Certificate Owners already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income generated from ownership of the Offered Certificates.

  If the Trust is treated as a partnership (not taxable as a corporation) for federal income tax purposes, in the opinion of Counsel the Trust would also be treated as such a partnership for Minnesota income tax purposes. The partnership therefore would not be subject to Minnesota taxation. Certificate Owners that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the constructive partnership. Certificate Owners already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the constructive partnership.

  If the Offered Certificates are treated as ownership interests in an association or publicly traded partnership taxable as a corporation, in the opinion of Counsel this treatment would also apply for Minnesota income and franchise tax purposes. Pursuant to this treatment, the Trust would be subject to the Minnesota franchise tax measured by net income (which could result in reduced distributions to Certificate Owners). Certificate Owners that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the constructive corporation. Certificate Owners already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the constructive corporation.

  Because state tax laws vary, it is not possible to describe the tax consequences to the Certificate Owners in all of the states. Certificate Owners are therefore urged to consult their own tax advisors with respect to the state tax treatment of the Offered Certificates and income derived therefrom.

                     EMPLOYEE BENEFIT PLAN CONSIDERATIONS

  Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan that is subject to such provisions from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

  Plan fiduciaries must determine whether the acquisition and holding of the Offered Certificates and the operations of the Trust would result in direct or indirect prohibited transactions under ERISA and the Code. The operations of the Trust could result in prohibited transactions if Benefit Plans that purchase the Offered Certificates are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the responsibility to manage Benefit Plan assets if Benefit Plans that purchase the Offered Certificates are deemed to own an interest in the underlying assets of the Trust.

  Pursuant to a final regulation (the "Final Regulation") issued by the Department of Labor (the "DOL") concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to Title I of ERISA or
Section 4975 of the Code, or an individual retirement account ("IRA") (collectively referred to as "Benefit Plans"), the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Offered Certificates, the Trust could be deemed to hold plan assets unless one of the exceptions under the Final Regulation is applicable to the Trust.

  The Final Regulation applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that interests in Offered Certificates are equity interests, the Final Regulation contains an exception that provides that if a Benefit Plan acquires a "publicly offered security," the issuer of the security is not deemed to hold plan assets. A publicly offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) part of a class of securities registered under
Section 12(b) or 12(g) of the Exchange Act or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. In addition, the Final Regulation provides that if at all times less that 25% of the value of all classes of equity interests in Certificates are held by benefit plan investors (which is defined as including plans subject to ERISA, government plans and IRA's), the investing plan's assets will not include any of the underlying assets of the Trust.

  It is anticipated that interests in the Class A Certificates will meet the criteria of publicly offered securities as set forth above. The Underwriters expect, although no assurances can be given, that interests in the Class A Certificates will be held by at least 100 independent investors at the conclusion of the offering; there are no restrictions imposed on the transfer of interests in the Class A Certificates; and interests in the Class A Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and thereafter will be timely registered under the Exchange Act.

  The Underwriter of the Class B Certificates expects that the Class B Certificates will not be held by at least 100 persons. Consequently, the publicly offered security exception contained in the regulations will not be met with respect to the Class B Certificates. Consequently, no transfer of a Class B Certificate will be permitted to be made to a Benefit Plan unless such Benefit Plan, at its expense, delivers to the Trustee and the Transferor an opinion of counsel satisfactory to them to the effect that the purchase or holding of a Class B Certificate by such Benefit Plan will not result in the assets of the Trust being deemed to be "assets of the Benefit Plan" or subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Transferor or the Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. Unless such opinion is delivered, each person acquiring a Class B Certificate or the beneficial ownership of a Class B Certificate will be deemed to represent to the Trustee, the Transferor and the Servicer that such person is not a Benefit Plan subject to ERISA or Section 4975 of the Code.

  If interests in a Class of the Offered Certificates fail to meet the criteria of publicly offered securities, the Trust's assets may be deemed to include assets of Benefit Plans that are holders of the Certificates of such Class, and transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such Benefit Plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. In addition, the Transferor or any of the Underwriters may be considered to be a party in interest, disqualified person or fiduciary with respect to an investing Benefit Plan. Accordingly, an investment by a Benefit Plan in Offered Certificates may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption. Thus, for example, if a participant in any Benefit Plan is an Obligor, under DOL interpretations the purchase of interests in Offered Certificates by such plan could constitute a prohibited transaction. Five class exemptions issued by the DOL that could apply in such event are DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and 96-23 (Class Exemption for Plan Asset Transactions Determined by In-house Asset Managers). There is no assurance that these exemptions even if all of the conditions specified therein are satisfied, or any other exemption will apply to all transactions involving the Trust's assets.

  In light of the foregoing, fiduciaries of a Benefit Plan considering the purchase of interests in Offered Certificates should consult their own counsel as to whether the assets of the Trust which are represented by such interests would be considered plan assets, and whether, under the general fiduciary standards of investment prudence and diversification, an investment in Offered Certificates is appropriate for the Benefit Plan taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio. In addition, fiduciaries should consider the consequences that would apply if the Trust's assets were considered plan assets, the applicability of exemptive relief from the prohibited transaction rules, and, whether all conditions for such exemptive relief would be satisfied. In this regard, purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 144 S.Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Offered Certificates.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in an Underwriting Agreement dated December 11, 1996 (the "Underwriting Agreement"), among the Transferor, Green Tree and the underwriters named below (the "Underwriters"), the Transferor has agreed to sell to each of the Underwriters, and each of the Underwriters has severally agreed to purchase from the Transferor, the principal amount of the Offered Certificates set forth opposite its name below.

                                                       AMOUNT OF    AMOUNT OF
                                                        CLASS A      CLASS B
                 UNDERWRITER                          CERTIFICATES CERTIFICATES
                 -----------                          ------------ ------------
      Merrill Lynch, Pierce, Fenner & Smith
               Incorporated.......................... $335,160,000 $21,500,000
      First Chicago Capital Markets, Inc.............  143,640,000      --
                                                      ------------ -----------
          Total...................................... $478,800,000 $21,500,000
                                                      ============ ===========

  In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Offered Certificates offered hereby if any Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriter may be increased or the Underwriting Agreement may be terminated.

  The Transferor has been advised by the Underwriters that the Underwriters propose initially to offer the Class A Certificates to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of .175% of the principal amount of the Class A Certificates. The Underwriters may allow, and such dealers may reallow, a discount with respect to the Class A Certificates not in excess of .125% of such principal amount to certain other dealers. The Transferor has been advised by Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Underwriter of the Class B Certificates, that the Underwriter of the Class B Certificates proposes initially to offer the Class B Certificates to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of .4% of the principal amount of the Class B Certificates. The Underwriter of the Class B Certificates may allow, and such dealers may reallow, a discount with respect to the Class B Certificates not in excess of .3% of such principal amount to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

  The Underwriting Agreement provides that the Transferor and Green Tree will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

  Each Underwriter has represented and agreed that (i) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Class A or Class B Certificates to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Class A or Class B Certificates in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Class A or Class B Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995, or is a person to whom such document may otherwise lawfully be issued or passed on.

                        LISTING AND GENERAL INFORMATION

  The Transferor has taken all reasonable care to ensure that the information in this Prospectus in relation to the Transferor, the Trust, the Offered Certificates and the Servicer is true and accurate in all material respects and that in relation to the Transferor, the Trust, the Offered Certificates and the Servicer there are no material facts the omission of which would make misleading any statement herein, whether fact or opinion. The Transferor accepts responsibility for the information contained in this Prospectus.

  Application has been made to list the Offered Certificates on the Luxembourg Stock Exchange. In connection with the listing application, the Certificate of Incorporation and Bylaws of the Transferor, as well as legal notice relating to the issuance of the Offered Certificates will be deposited prior to listing with the Chief Registrar of the District Court of Luxembourg, where copies thereof may be obtained upon request. Once the Certificates have been so listed, trading of the Offered Certificates may be effected on the Luxembourg Stock Exchange. The Class A Certificates and the Class B Certificates have been accepted for clearance through the facilities of DTC, Cedel and Euroclear under the following common codes: 7184352 for the Class A Certificates and 7184417 for the Class B Certificates. The ISIN number for the Class A Certificates is US393510AC65 and for the Class B Certificates is US393510AD49.

  The transactions contemplated in this Prospectus were authorized by resolutions adopted by the Transferor on September 13, 1995 and December 11, 1996.

  Copies of the Purchase Agreement, the Pooling and Servicing Agreement, the Series 1996-2 Supplement, a form of Floorplan Agreement, the annual report of independent public accountants described in "Description of the Offered Certificates--Evidence as to Compliance" in the Prospectus, the documents listed under "Available Information" and the reports to Certificateholders referred to under "Reports to Certificateholders" and "Description of the Offered Certificates--Reports to Certificateholders" in the Prospectus will be available at the office of the Listing Agent of the Trust in Luxembourg, whose address is 80, place de la Gare 1616, Luxembourg. Financial information regarding the Transferor will be included in the consolidated financial statements of Green Tree Financial Corporation in its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, which will be available at the office of the Listing Agent in Luxembourg, along with future quarterly and annual reports of Green Tree Financial Corporation. In the event that the Listing Agent is changed or replaced, in any manner, the Trustee will publish or will cause to be published in the Luxemburger Wort a notice to the effect that a change in the Listing Agent has occurred and other relevant information.

  If the Offered Certificates are listed on the Luxembourg Stock Exchange, the Trustee will publish or will cause to be published following each Distribution Date in the Luxemburger Wort a notice to the effect that copies of the statements described under "Description of the Offered Certificates--Reports to Certificateholders" will be available for collection at the main office of the Listing Agent of the Trust in Luxembourg.

  If the Offered Certificates are listed on the Luxembourg Stock Exchange, all notices to Certificateholders will be given by publication in the Luxemburger Wort. In the event that Definitive Certificates are issued, notices to Certificateholders will also be given by mail to the address of such holders as they appear in the Certificate Register.

  The Offered Certificates, the Pooling and Servicing Agreement, the 1996-2 Series Supplement and the Receivables Purchase Agreement are governed by the laws of the State of Minnesota. The Trust was organized under the laws of the State of Minnesota.

  The Certificates, the Pooling and Servicing Agreement and the Series 1996-2 Supplement are governed by the laws of the State of Minnesota.

                                 LEGAL MATTERS

  The legality of the Offered Certificates will be passed upon for the Transferor and Green Tree by Dorsey & Whitney LLP, Minneapolis, Minnesota. The material federal income tax consequences of the Certificates will be passed upon for the Transferor by Dorsey & Whitney LLP. Certain legal matters relating to the Offered Certificates will be passed upon for the Underwriters by Brown & Wood LLP.

                               GLOSSARY OF TERMS

  There follows abbreviated definitions of certain capitalized terms used in the Prospectus. The Pooling and Servicing Agreement and the 1996-2 Series Supplement may contain a more complete definition of certain of the terms defined herein and reference should be made to the Pooling and Servicing Agreement and the 1996-2 Series Supplement for a more complete definition of all such terms.

  "ABC Fixed/Floating Allocation Percentage" means, for any business day, the percentage equivalent of a fraction, the numerator of which is the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount at the end of the last day of the Revolving Period and the denominator of which is the greater of (a) the sum of the aggregate amount of the Pool Balance and the amount on deposit in the Excess Funding Account at the end of the preceding business day and (b) the sum of the numerators used to calculate the allocation percentages with respect to Principal Receivables for all Series.

  "ABC Investor Default Amount" means an amount equal to the product of (a) the sum of the Class A Floating Allocation Percentage, the Class B Floating Allocation Percentage and the Class C Floating Allocation Percentage applicable on such business day and (b) the aggregate principal amount of Defaulted Receivables identified since the prior reporting date.

  "Accounts" mean the revolving credit agreements entered into with Green Tree or one of its subsidiaries by dealers, manufacturers and distributors located throughout the United States to finance their production and inventory of consumer and commercial products.

  "Accumulation Period Commencement Date" means the first day of the August 1999 Monthly Period, if the Accumulation Period Length is four months, the first day of the September 1999 Monthly Period, if the Accumulation Period Length is three months, the first day of the October 1999 Monthly Period, if the Accumulation Period Length is two months and the first day of the November 1999 Monthly Period if the Accumulation Period Length is one month; provided, however, if the Accumulation Period Length has been determined to be less than four months and, after such determination, any outstanding Series enters into an early amortization period, the Accumulation Period Commencement Date shall be the earlier of (i) the date that such outstanding Series entered into its early amortization period and (ii) the Accumulation Period Commencement Date, as previously determined.

  "Accumulation Period Length" means the one, two, three or four month(s) period, determined on July 13, 1999, and shall be calculated as the product, rounded upwards to the nearest integer, of (a) four and (b) a fraction, the numerator of which is the Invested Amount as of July 13, 1999 (after giving effect to all changes therein on such date) and the denominator of which is the sum of such Invested Amount and the invested amounts as of July 13, 1999 (after giving effect to all changes therein on such date) of all other outstanding Series whose respective revolving periods are not scheduled to end before the last day of the November 1999 Monthly Period.

  "Accumulation Shortfall" means, for the succeeding Monthly Period, the amount by which the Controlled Deposit Amount exceeds the amount deposited in the Principal Account for any Monthly Period.

  "Addition Date" means in the case of an Additional Account, the date of its designation for inclusion as an Account and the date the related Receivables are transferred to the Trust.

  "Additional Accounts" means the additional Eligible Accounts which the Transferor and Green Tree have the right (subject to certain limitations and conditions), and in some circumstances are obligated, to designate from time to time to be included as Accounts and to convey to the Trust the Receivables of such Additional Accounts.

  "Additional Cut-off Date" means with respect to Additional Accounts, the date specified in the Addition Notice delivered with respect to such Additional Accounts pursuant to Section 2.6(c) of the Pooling and Servicing Agreement.

  "Additional Class D Invested Amount" means any increase in the Class D Invested Amount agreed to in connection with an increase by the Transferor in any of the percentages used to calculate the Overconcentration Amounts.

  "Affiliate" means, with respect to a particular Person, any Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.

  "Asset-Based Receivable Overconcentration" on any Distribution Date means the excess of (a) the aggregate of all amounts of Principal Receivables in Accounts for Asset-Based Receivables on the last day of the Monthly Period immediately preceding such Distribution Date over (b) 20% of the Principal Receivables on the last day of such immediately preceding Monthly Period. Notwithstanding the above, in the case of such Overconcentration, the percentage in clause (b) may be increased by the Transferor, without the consent of any Certificateholder, to a level acceptable to each Rating Agency without any reduction or withdrawal of its rating of the Class A or Class B Certificates (but which may involve an adjustment, upward or downward, of the Class D Invested Amount).

  "Asset-Based Receivables" represent extensions of credit generally to manufacturers and distributors to finance their production and inventory, and are secured by finished goods inventory, accounts receivable, certain work-in-process, raw materials and component parts, as well as other assets of the borrower, which may include commercial real estate in some cases.

  "Automatic Addition Condition" means, with respect to the addition of Accounts, that (i) during the calendar quarter in which such addition occurs, the number of new Accounts for Dealers that are financing products of the type already being financed by Green Tree does not exceed 5% of the number of all Accounts at the end of the preceding calendar quarter, (ii) during the twelve months ending at the beginning of such calendar quarter, the number of such new Accounts does not exceed 20% of the number of all Accounts at the beginning of such twelve month period, (iii) the average for the three months preceding the month of such addition of the aggregate balance of Receivables that have been delinquent for more than 30 days does not exceed 1.25% of the Pool Balance at the end of the month preceding the month of such addition, and
(iv) the annualized average for such three month period of the net losses incurred in respect of the Receivables does not exceed 1.75% of the Pool Balance at the end of the month preceding the month of such addition.

  "Available Series Interest Collections" means, for any business day, the Floating Allocation Percentage of Interest Collections for such business day.

  "Bankruptcy Code" means Title 11 of the United States Code.

  "Base Rate" means the sum of (i) the weighted average of the Class A Certificate Rate and the Class B Certificate Rate plus (ii) 2% per annum.

  "Benefit Plans" means an employee benefit plan subject to Title I of ERISA or Section 4975 of the Code, or an individual retirement account (an "IRA").

  "Cash Equivalents" mean, unless otherwise provided in the Supplement with respect to any Series, (a) negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations of or fully guaranteed by the United States of America; (ii) time deposits, promissory notes, or certificates of deposit of any depositary institution or trust company; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depositary institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and from Moody's of P-1; (iii) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1+ and from Moody's of P-1; (iv) banker's acceptances issued by any depositary institution or trust company described in clause (a)(ii) above; and (v) investments in money market funds rated AAA-m or AAA-mg by Standard & Poor's and Aaa by Moody's or otherwise approved in writing by Moody's and Standard & Poor's; (b) time deposits and demand deposits in the name of the Trust or the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above; (c) securities not represented by an instrument that are registered in the name of the Trustee or its nominee (which may not be Green Tree or an Affiliate) upon books maintained for that purpose by or on behalf of the issuer thereof and identified on books maintained for that purpose by the Trustee as held for the benefit of the Trust or the Certificateholders, and consisting of (x) shares of an open end diversified investment company which is registered under the Investment Company Act which (i) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Cash Equivalents, (ii) guarantees to maintain a constant net asset value per share, (iii) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares and (iv) which each Rating Agency designates in writing will not result in a withdrawal or downgrading of its then current rating of any Series rated by it or (y) Eurodollar time deposits of a depository institution or trust company that are rated A-1+ by Standard & Poor's and P-1 by Moody's; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the Eurodollar deposits of such depositary institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and P-1 by Moody's; and (d) any other investment if each Rating Agency confirms in writing that such investment will not adversely affect its then current rating of the Investor Certificates.

  "Cede & Co." means DTC's nominee. Cede & Co. is expected to be the holder of record of the Offered Certificates.

  "Cedel" means Cedel Bank, societe anonyme, the professional depository, incorporated under the laws of Luxembourg, which holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in the accounts of such Cedel Participants.

  "Cedel Participants" means the participating organizations for which Cedel holds securities.

  "Certificate Owners" means the owners of the beneficial interests in the Offered Certificates.

  "Certificateholders" means the holders of record of the Class A, Class B, Class C and Class D Certificates.

  "Certificateholders' Interest" means the interest in the assets of the Trust allocated to the Certificateholders.

  "Certificate Rates" means the Class A Certificate Rate and the Class B Certificate Rate.

  "Certificates" means each of the Offered Certificates, the Floorplan Receivable Trust Certificates, Series 1996-2, Class C and the Floorplan Receivable Trust Certificates, Series 1996-2, Class D.

  "CFD" means Green Tree's Commercial Finance Division.

  "Class" means, with respect to any Series, any one of the classes of Certificates of that Series as specified in the related Series Supplement.

  "Class A Certificate Rate" means the rate at which interest on the outstanding principal balance of the Class A Certificates will accrue, which will be at a rate per annum equal to the lesser of (i) the applicable LIBOR plus .08% per annum or (ii) the applicable Net Receivables Rate.

  "Class A Certificateholder" means the Person in whose name a Class A Certificate is registered in the Certificate Register.

  "Class A Certificates" means each of the Floating Rate Floorplan Receivable Trust Certificates, Series 1996-2, Class A.

  "Class A Certificateholders' Interest" means the portion of the Certificateholders' Interest evidenced by the Class A Certificates.

  "Class A Fixed/Floating Allocation Percentage" means, with respect to any business day, the percentage equivalent of a fraction, the numerator of which is the Class A Invested Amount at the end of the last day of the Revolving Period and the denominator of which is the greater of (a) the sum of the Pool Balance and the amount on deposit in the Excess Funding Account at the end of the preceding business day and (b) the sum of the numerators used to calculate the allocation percentages with respect to Principal Collections for all Series.

  "Class A Floating Allocation Percentage" means, with respect to any business day, the percentage equivalent of a fraction, the numerator of which is the Class A Invested Amount as of the end of the preceding business day and the denominator of which is the greater of (a) the Pool Balance and the amount on deposit in the Excess Funding Account as of the end of the preceding business day and (b) the sum of the numerators with respect to all Classes of all Series then outstanding used to calculate the applicable allocation percentage.

  "Class A Invested Amount" means an amount equal to (a) the initial principal balance of the Class A Certificates less the Class A Percentage of the initial deposit to the Pre-Funding Account plus the Class A Percentage of any withdrawals from the Pre-Funding Account in connection with (i) during the Funding Period, the addition of Receivables to the Trust or (ii) at the end of the Funding Period for deposit into the Excess Funding Account, minus (b) the aggregate amount of principal payments made to Class A Certificateholders prior to such date, minus (c) the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates, equal to the amount by which the Class A Invested Amount has been reduced to fund the Investor Default Amount on all prior Distribution Dates, and plus (d) the aggregate amount of Available Series Interest Collections, Excess Interest Collections and Reallocated Principal Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (c).

  "Class A Investor Charge-Off" has the meaning assigned under "Description of the Offered Certificates--Investor Charge-Offs" on page 72.

  "Class A Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class A Certificate Rate for the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) the outstanding principal balance of the Class A Certificates at the close of business on the first day of such Interest Accrual Period.

  "Class A Percentage" means the percentage derived from the fraction the numerator of which is the Class A original principal amount and the denominator of which is the sum of the Class A original principal amount, the Class B original principal amount and the Class C original principal amount.

  "Class A Principal" with respect to any Distribution Date during the Controlled Accumulation Period or Early Amortization Period will equal the sum of (i) an amount equal to the ABC Fixed/Floating Allocation Percentage of all Principal Collections (less the amount of Reallocated Class B Principal Collections and Reallocated Class C Principal Collections) received during the Monthly Period immediately preceding such Distribution Date, (ii) any amount on deposit in the Excess Funding Account (other than any amount in the Class D Subaccount) or the Pre-Funding Account allocated to the Class A Certificates with respect to the preceding Monthly Period, (iii) the aggregate ABC Investor Default Amount paid from Available Series Interest Collections, Excess Interest Collections or Reallocated Principal Collections with respect to the preceding Monthly Period and any reimbursements from Available Series Interest Collections, Excess Interest Collections or Reallocated Principal Collections of unreimbursed Class A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor Charge-Offs and (iv) Shared Principal Collections allocated to the Class A Certificates; provided, however, that with respect to any Distribution Date during the Controlled Accumulation Period, Class A Principal will not exceed the lesser of (i) the Controlled Deposit Amount and (ii) the Class A Invested Amount; provided, further, that with respect to the Series 1996-2 Termination Date, Class A Principal will be an amount equal to the Class A Invested Amount.

  "Class A Required Amount" means the amount determined by the Servicer on each business day equal to the excess, if any, of (x) the sum of (i) Class A Interest for the prior Monthly Period, (ii) any Class A Interest due but not paid on any previous Distribution Date plus any Class A Additional Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (iii) if Green Tree or an Affiliate of Green

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Tree is no longer the Servicer, the Class A Floating Allocation Percentage of
the Servicing Fee for the prior Monthly Period and (iv) the Class A Floating Allocation Percentage of the Default Amount, to the extent not previously paid, for any business day in the prior Monthly Period over (y) the Available Series 1996-2 Interest Collections plus any Excess Interest Collections from other Series allocated with respect to the amounts described in clauses (x)(i) through (iv).

  "Class A Scheduled Payment Date" means the Distribution Date in December
1999.

  "Class B Certificate Rate" means the rate at which interest on the outstanding principal balance of the Class B Certificates will accrue, which shall be at a rate per annum equal to the lesser of (i) the applicable LIBOR plus .30% per annum or (ii) the applicable Net Receivables Rate.

  "Class B Certificateholder" means the Person in whose name a Class B Certificate is registered in the Certificate Register.

  "Class B Certificates" means each of the Floating Rate Floorplan Receivable Trust Certificates, Series 1996-2, Class B.

  "Class B Certificateholders' Interest" means the portion of the Certificateholders' Interest evidenced by the Class B Certificates.

  "Class B Fixed/Floating Allocation Percentage" means, with respect to any business day, the percentage equivalent of a fraction, the numerator of which is the Class B Invested Amount at the end of the last day of the Revolving Period and the denominator of which is the greater of (a) the sum of the Pool Balance and the amount on deposit in the Excess Funding Account at the end of the preceding business day and (b) the sum of the numerators used to calculate the allocation percentages with respect to Principal Collections for all Series.

  "Class B Floating Allocation Percentage" means, with respect to any business day, the percentage equivalent of a fraction, the numerator of which is the Class B Invested Amount as of the end of the preceding business day and the denominator of which is the greater of (a) the sum of the Pool Balance and the amount on deposit in the Excess Funding Account as of the end of the preceding business day and (b) the sum of the numerators with respect to all Classes of all Series then outstanding used to calculate the applicable allocation percentage.

  "Class B Invested Amount" for any date means an amount equal to (a) the initial principal balance of the Class B Certificates less the Class B Percentage of the initial deposit to the Pre-Funding Account plus the Class B Percentage of any withdrawals from the Pre-Funding Account in connection with
(i) during the Funding Period, the addition of Receivables to the Trust or
(ii) at the end of the Funding Period for deposit into the Excess Funding Account, minus (b) the aggregate amount of principal payments (except principal payments made from the Pre-Funding Account) made to Class B Certificateholders prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Determination Dates, minus (d) the aggregate amount of Reallocated Class B Principal Collections for which neither the Class D Invested Amount nor the Class C Invested Amount has been reduced for all prior Distribution Dates, and plus (e) the aggregate amount of Available Series Interest Collections, Excess Interest Collections and Reallocated Class C Principal Collections and Reallocated Class D Principal Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d).

  "Class B Investor Charge-Off" has the meaning assigned under "Description of the Offered Certificates--Investor Charge-Offs" on page 72.

  "Class B Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class B Certificate Rate for the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by 360 and (iii) with respect to the Funding Period, the outstanding principal balance of the Class B Certificates at the close of business on the first day of such Interest Accrual Period and after the Funding Period, the Class B Invested Amount at the close of business on the first day of such Interest Accrual Period.

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

  "Class B Percentage" means the percentage derived from the fraction the numerator of which is the Class B original principal amount and the denominator of which is the sum of the Class A original principal amount, the Class B and the Class C original principal amount.

  "Class B Principal" with respect to any Distribution Date on or after the Class A Scheduled Payment Date will equal the sum of (i) an amount equal to the ABC Fixed/Floating Allocation Percentage of all Principal Collections (less the amount of Reallocated Class B Principal Collections and Reallocated Class C Principal Collections) received during the Monthly Period immediately preceding such Distribution Date (or, in the case of the first Distribution Date following the date on which an amount equal to the Class A Invested Amount is deposited in the Principal Amount to be applied to the payment of Class A Principal, the ABC Fixed/Floating Allocation Percentage of Principal Collections from the date on which such deposit is made), (ii) any amount on deposit in the Excess Funding Account (other than the Class D Subaccount) or the Pre-Funding Account allocated to the Class B Certificates with respect to the preceding Monthly Period, and (iii) the aggregate ABC Investor Default Amount paid from Available Series Interest Collections, Excess Interest Collections or Reallocated Principal Collections with respect to the preceding Monthly Period and any reimbursements from Available Series Interest Collections, Excess Interest Collections or Reallocated Principal Collections of unreimbursed Class B Investor Charge-Offs and Class C Investor Charge-Offs and (iv) Shared Principal Collections allocated to the Class B Certificates; provided, however, that with respect to any Distribution Date during the Controlled Accumulation Period, Class B Principal will not exceed the lesser of (i) the Controlled Deposit Amount and (ii) the Class B Invested Amount; provided, further that with respect to the Series 1996-2 Termination Date, Class B Principal will be an amount equal to the Class B Invested Amount.

  "Class B Principal Commencement Date" means the earliest of (a) the Class B Scheduled Payment Date, (b) the Distribution Date during the Early Amortization Period or following the Initial Principal Payment Date on which the Class A Invested Amount is paid in full or, if there are no Principal Collections allocable to the Series 1996-2 Investor Certificates remaining after payments have been made to the Class A Certificates on such Distribution Date, the Distribution Date following the Distribution Date on which the Class A Invested Amount is paid in full and (c) the Distribution Date following a sale or repurchase of the Receivables as set forth in the Pooling and Servicing Agreement and the 1996-2 Series Supplement.

  "Class B Required Amount" means the amount determined by the Servicer on each business day equal to the excess, if any, of (x) the sum of (i) Class B Interest for the prior Monthly Period, (ii) any Class B Interest due but not paid on any previous Distribution Date plus any Class B Additional Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, (iii) if Green Tree or an Affiliate of Green Tree is no longer the Servicer, the Class B Floating Allocation Percentage of the Servicing Fee for the prior Monthly Period and (iv) the Class B Floating Allocation Percentage of the Default Amount, to the extent not previously paid, for any business day in the prior Monthly Period over (y) the Available Series 1996-2 Interest Collections plus any Excess Interest Collections from other Series allocated with respect to the amounts described in clauses (x)(i) through (iv).

  "Class B Scheduled Payment Date" means the Distribution Date in January
2000.

  "Class C Certificates" means each of the Floorplan Receivable Trust Certificates, Series 1996-2, Class C.

  "Class C Certificateholder" means the Person in whose name a Class C Certificate is registered in the Certificate Register.

  "Class C Certificateholders' Interest" means the portion of the Certificateholders' Interest evidenced by the Class C Certificates.

  "Class C Fixed/Floating Allocation Percentage" means, with respect to any business day, the percentage equivalent of a fraction, the numerator of which is the Class C Invested Amount at the end of the last day of the Revolving Period and the denominator of which is the greater of (a) the sum of the Pool Balance and the amount

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

on deposit in the Excess Funding Account at the end of the preceding business day and (b) the sum of the numerators used to calculate the allocation percentages with respect to Principal Collections for all Series.

  "Class C Floating Allocation Percentage" means, with respect to any business day, the percentage equivalent of a fraction, the numerator of which is the Class C Invested Amount as of the end of the preceding business day and the denominator of which is the greater of (a) the sum of the Pool Balance and the amount on deposit in the Excess Funding Account as of the end of the preceding business day and (b) the sum of the numerators with respect to all Classes of all Series then outstanding used to calculate the applicable allocation percentage.

  "Class C Invested Amount" for any date means an amount equal to (a) the initial principal balance of the Class C Certificates less the Class C Percentage of the initial deposit to the Pre-Funding Account plus the Class C Percentage of any withdrawals from the Pre-Funding Account in connection with
(i) during the Funding Period, the addition of Receivables to the Trust or
(ii) at the end of the Funding Period for deposit into the Excess Funding Account, minus (b) the aggregate amount of principal payments (except principal payments made from the Pre-Funding Account) made to Class C Certificateholders prior to such date, minus (c) the aggregate amount of Class C Investor Charge-Offs for all prior Distribution Dates, equal to the amount by which the Class C Invested Amount has been reduced to fund the Investor Default Amount on all prior Distribution Dates, minus (d) the aggregate amount of Reallocated Class C Principal Collections for which the Class D Invested Amount has not been reduced for all prior Distribution Dates, and plus (e) the aggregate amount of Available Series Interest Collections, Excess Interest Collections, Reallocated Class D Principal Collections and certain other amounts as may be available applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d).

  "Class C Investor Charge-Off" has the meaning assigned under "Description of the Offered Certificates--Investor Charge-Offs" on page 72.

  "Class C Percentage" means the percentage derived from the fraction the numerator of which is the Class C original principal amount and the denominator of which is the sum of the Class A original principal amount, the Class B original principal amount and the Class C original principal amount.

  "Class C Principal" with respect to any Distribution Date on or after the Class C Principal Commencement Date will equal the sum of (i) an amount equal to the ABC Fixed/Floating Allocation Percentage of all Principal Collections (less the amount of Reallocated Class C Principal Collections) received during the Monthly Period immediately preceding such Distribution Date (or, in the case of the first Distribution Date following the date on which an amount equal to the Class B Invested Amount is deposited in the Principal Account to be applied to the payment of Class B Principal, the ABC Fixed/Floating Allocation Percentage of Principal Collections from the date on which such deposit is made), (ii) any amount on deposit in the Excess Funding Account (other than the Class D Subaccount) or the Pre-Funding Account allocated to the Class C Certificates with respect to the preceding Monthly Period, (iii) the aggregate ABC Investor Default Amount paid from Available Series Interest Collections, Excess Interest Collections or Reallocated Principal Collections with respect to the preceding Monthly Period and any reimbursements from Available Series Interest Collections, Excess Interest Collections or Reallocated Principal Collections of unreimbursed Class C Investor Charge-Offs and (iv) Shared Principal Collections allocated to the Class C Certificates; provided, that with respect to the Series 1996-2 Termination Date, Class C Principal will be an amount equal to the Class C Invested Amount.

  "Class C Principal Commencement Date" means the earlier of (a) the Distribution Date on which the Class B Invested Amount is paid in full or, if there are no Principal Collections allocable to the Series 1996-2 Investor Certificates remaining after payments have been made to the Class B Certificates on such Distribution Date, the Distribution Date following the Distribution Date on which the Class B Invested Amount is paid in full and (b) the Distribution Date following a sale or repurchase of the Receivables as set forth in the Pooling and Servicing Agreement and the 1996-2 Series Supplement.

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

  "Class C Required Amount" means the amount determined by the Servicer on each business day equal to the excess, if any, of (x) the sum of (i) if Green Tree or an Affiliate of Green Tree is no longer the Servicer, the Class C Floating Allocation Percentage of the Servicing Fee for the prior Monthly Period and (ii) the Class C Floating Allocation Percentage of the Default Amount, to the extent not previously paid, for any business day in the prior Monthly Period over (y) the Available Series 1996-2 Interest Collections plus any Excess Interest Collections from other Series allocated with respect to the amounts described in clauses (x)(i) and (ii).

  "Class D Certificateholder" means the person in whose name a Class D Certificate is registered in the Certificate Register.

  "Class D Certificates" means each of the Floorplan Receivable Trust Certificates, Series 1996-2, Class D.

  "Class D Certificateholders' Interest" means the portion of the Certificateholders' Interest evidenced by the Class D Certificates.

  "Class D Fixed/Floating Allocation Percentage" means, with respect to any business day, the percentage equivalent of a fraction, the numerator of which is the Class D Invested Amount at the end of the last day of the Revolving Period and the denominator of which is the greater of (a) the sum of the Pool Balance and the amount on deposit in the Excess Funding Account as of the end of the preceding business day and (b) the sum of the numerators used to calculate the allocation percentages with respect to Principal Collections for all Series.

  "Class D Floating Allocation Percentage" means, with respect to any business day, the percentage equivalent of a fraction, the numerator of which is the Class D Invested Amount as of the end of the preceding business day and the denominator of which is the greater of (a) the total amount of Principal Receivables and the amount on deposit in the Excess Funding Account at the end of the preceding business day and (b) the sum of the numerators with respect to all Classes of all Series then outstanding used to calculate the applicable allocation percentage.

  "Class D Incremental Invested Amount" means for any Monthly Period the product of (a) a fraction, the numerator of which the Invested Amount (exclusive of the Class D Incremental Invested Amount) on the last day of the immediately preceding Monthly Period and the denominator of which is the Pool Balance on such last day times (b) the Overconcentration Amount for such Monthly Period.

  "Class D Invested Amount" means an amount equal to (a) the initial principal balance of the Class D Certificates, plus (b) the Class D Incremental Invested Amount for the related Monthly Period, plus (c) any Additional Class D Invested Amount, minus (d) the aggregate amount of principal payments made to Class D Certificateholders prior to such date, minus (e) the aggregate amount of Class D Investor Charge-Offs for all prior Distribution Dates, equal to the amount by which the Class D Invested Amount has been reduced to fund the Investor Default Amount on all prior Distribution Dates minus (f) the aggregate amount of Reallocated Class D Principal Collections for all prior Distribution Dates, plus (g) the aggregate amount of Interest Collections and Excess Interest Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (e) and plus (f).

  "Class D Investor Charge-Off" has the meaning assigned under "Description of the Offered Certificates--Investor Charge-Offs" on page 72.

  "Class D Investor Default Amount" means the portion of all Defaulted Receivables in an amount equal to the product of (a) the Class D Floating Allocation Percentage and (b) the aggregate principal amount of Defaulted Receivables identified since the prior reporting date.

  "Class D Principal" means, beginning on the Transfer Date preceding the Class D Principal Commencement Date, the amounts that the Trustee, acting in accordance with instructions from the Servicer, will withdraw from amounts deposited into the Principal Account in respect of Principal Collections processed during the related Monthly Period and, to the extent of the Class D Invested Amount, shall deposit in the Distribution Account for distribution to the Class D Certificateholders on the next succeeding Distribution Date.

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

  "Class D Principal Payment Commencement Date" means the earlier of (a) the Distribution Date on which the Class C Invested Amount is paid in full or, if there are no Principal Collections allocable to the Series 1996-2 Investor Certificates remaining after payments have been made to the Class C Certificates on such Distribution Date, the Distribution Date following the Distribution Date on which the Class C Invested Amount is paid in full and (b) the Distribution Date following a sale or repurchase of the Receivables as set forth in the Pooling and Servicing Agreement and the 1996-2 Series Supplement.

  "Class D Subaccount" means a subaccount of the Excess Funding Account, into which Principal Collections allocable to Class D Certificates will be deposited during any Early Amortization Period.

  "Closing Date" means December 20, 1995.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Collateral Security" means an assignment of a security interest in the consumer and commercial products or other assets securing each Receivable.

  "Collection Account" means a segregated account established by and maintained by the Servicer with a Qualified Institution in the name of the Trust, for the benefit of certificateholders of all Series.

  "Collections" means the Principal Collections and Interest Collections.

  "Commission" means the Securities and Exchange Commission.

  "Companion Series" means one or more other Series with which the Series 1996-2 Certificates may be paired.

  "Controlled Accumulation Amount" means an amount sufficient to amortize the Class A Invested Amount given the Accumulation Period Length.

  "Controlled Accumulation Period" means, unless a Pay Out Event has occurred, the period commencing on the Accumulation Period Commencement Date and ending upon the earliest to occur of (i) the commencement of the Early Amortization Period, (ii) payment to the Investor Certificateholders of the full Invested Amount, and (iii) the Series 1996-2 Termination Date.

  "Controlled Deposit Amount" means, for any Monthly Period, the sum of the
(i) Controlled Accumulation Amount for such Monthly Period plus (ii) the Accumulation Shortfall for the related Monthly Period.

  "Cooperative" means the Euroclear Clearance System, S.C., a Belgian cooperative corporation.

  "Counsel" means Dorsey & Whitney LLP.

  "Cut-off Date" means December 1, 1995.

  "DHI Fees" means, with respect to the Floorplan Receivables, the documentation, handling and inspection fee charged to each Dealer by Green Tree for each unit financed.

  "DOL" means the United States Department of Labor.

  "DTC" means The Depository Trust Company.

  "DTC Participants" means the participating organizations of DTC.

  "Dealer Overconcentration" means, on any Distribution Date with respect to any Account with a Dealer, the excess of (a) the aggregate amount of Principal Receivables in such Account on the last day of Monthly Period immediately preceding such Distribution Date over (b) 2% of the Principal Receivables on the last day of

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

such immediately preceding Monthly Period. Certain Dealers may be subject to a higher percentage limit with Rating Agency approval, but in no case higher than 3%. Notwithstanding the above, in the case of such Overconcentration, the percentage in clause (b) may be increased by the Transferor, without the consent of any Certificateholder, to a level acceptable to each Rating Agency without any reduction or withdrawal of its rating of the Class A or Class B Certificates (but which may involve an adjustment, upward or downward, of the Class D Invested Amount).

  "Dealers" means those dealers, manufacturers and distributors who are obligated under the Receivables.

  "Defaulted Receivables" means the Receivables that will be charged off as uncollectible in accordance with the Servicer's customary and usual policies.

  "Definitive Certificates" means definitive, fully registered Certificates issued to Certificate Owners pursuant to the Pooling and Servicing Agreement.

  "Depositaries" means Cede, Cedel and Euroclear.

  "Depository" means the nominee of DTC (together with any successor depository selected by the Transferor).

  "Determination Date" means the second business day preceding each Distribution Date.

  "Discount Factor" means a specified percentage of Principal Collections to be treated as interest collections. The Discount Factor, if any, may vary from time to time and initially will be zero.

  "Distribution Account" means a non-interest bearing segregated demand deposit account established by the Trustee with a Qualified Institution for the benefit of the certificateholders of each Series.

  "Distribution Date" means the 13th day of each month, or if such day is not a business day, the next succeeding business day, beginning January 13, 1997.

  "Early Amortization Period" means the period beginning on the date that a Pay Out Event occurs and ending on the earlier of (i) the date on which the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount and the Class D Invested Amount have been paid in full and (ii) the Series 1996-2 Termination Date.

  "Eligible Account" means as of the Cut-off Date (or, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust), an arrangement to provide a revolving extension of credit by Green Tree or one of its subsidiaries to a Dealer (i) in order to finance the purchase by a Dealer of consumer and commercial product inventory or (ii) as a line of credit secured by unencumbered assets of such Dealer, which extension of credit, as of the date of determination thereof, (a) is in existence and maintained with Green Tree or such subsidiary, (b) is payable in United States dollars, (c) is with a Dealer whose most recent billing address is in the United States or its territories or possessions, (d) has been originated by Green Tree or such subsidiary in the ordinary course of its business or acquired by Green Tree through the acquisition of an Eligible Account from another lender upon satisfying Green Tree's customary underwriting standards
(e) in respect of which no amounts have been charged off by Green Tree or such subsidiary as uncollectible in its customary and usual manner as of the Cut-off Date (or, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust), and (f) is with a Dealer that is not involved in insolvency proceedings.

  "Eligible Portfolio" means all the accounts that were Eligible Accounts at the Cut-off Date.

  "Eligible Receivable" means a Receivable (a) that was originated by Green Tree or one of its subsidiaries in the ordinary course of business or acquired by Green Tree through the acquisition of an Eligible Account from another lender upon satisfying Green Tree's customary underwriting standards, (b) that has arisen under an

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

Eligible Account, (c) that was created in compliance with all requirements of law applicable thereto and pursuant to a floorplan or asset-based financing agreement that complies with all requirements of law applicable thereto, (d) with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by Green Tree or such subsidiary or the Transferor in connection with the creation of such Receivable, or the transfer thereof to the Trust or the execution, delivery, creation and performance by Green Tree or such subsidiary of the related floorplan or asset-based financing agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable, (e) as to which, at the time of its creation, the Transferor had good and marketable title free and clear of all liens and security interests (other than certain liens permitted pursuant to the Pooling and Servicing Agreement), and at all times following the transfer of such Receivables to the Trust, the Trust will have good and marketable title free and clear of all liens and security interests (other than certain liens permitted pursuant to the Pooling and Servicing Agreement) or the grant of a first priority security interest therein, (f) that is the legal, valid, binding and assignable payment obligation of the related Dealer, legally enforceable against such Dealer in accordance with its terms (with certain bankruptcy related exceptions), (g) that constitutes "chattel paper," an "account" or a "general intangible" under Article 9 of the UCC as then in effect in the State of Minnesota, (h) if such Receivable has the benefit of a Floorplan Agreement with a Manufacturer, such Floorplan Agreement provides, subject to the specific terms thereof and any limitations therein (which may vary among Floorplan Agreements), that the Manufacturer is obligated to repurchase the products securing the Receivables upon the Servicer's repossession thereof upon the related Dealer's default, (i) which has been the subject of a valid transfer and assignment from the Transferor to the Trust of all the Transferor's interest therein and in the related Collateral Security (including any proceeds thereof), (j) which at the time of transfer to the Trust is not subject to any right of rescission, setoff, or any other defense (including defenses arising out of violations of usury laws) of the Dealer,
(k) as to which, at the time of transfer of such Receivable to the Trust, Green Tree (or such subsidiary) and the Transferor have satisfied all their respective obligations with respect to such Receivable required to be satisfied at such time, (l) as to which, at the time of transfer of such Receivable to the Trust, neither Green Tree (or such subsidiary) nor the Transferor has taken or failed to take any action which would impair the rights of the Trust or the certificateholders therein and (m) which represents the obligation of a Dealer to repay an advance made to or on behalf of such Dealer to finance products or the accounts receivable arising from the sale of such products.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

  "Euroclear" or "Euroclear Operator" means Morgan Guaranty Trust Company of New York, Brussels, Belgium office as operator of the Euroclear System.

  "Euroclear Participants" means participants of the Euroclear System. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates.

  "Euroclear System" means the system created in 1968 to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

  "Excess Funding Account" means the segregated account established by and maintained by the Servicer in the name of the Trust with a Qualified Institution for the benefit of the certificateholders of all Series.

  "Excess Interest Collections" means Interest Collections allocable to any Series in excess of the amounts necessary to make required payments with respect to such Series.

  "Exchange" means a transaction whereby the Transferor may tender the Exchangeable Transferor Certificate or, if provided in the relevant Supplement, certificates comprising any Series and the Exchangeable Transferor Certificate, to the Trustee in exchange for certificates comprising one or more new Series and a reissued Exchangeable Transferor Certificate.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

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

  "Exchangeable Transferor Certificate" means a certificate representing the Transferor's interest in the Trust, which shall be the remaining undivided interest in the Trust not represented by the Certificates and any other investor certificates issued by the Trust.

  "FDIC" means the United States Federal Deposit Insurance Corporation.

  "Final Regulation" means the final regulation issued by the DOL concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to Title I of ERISA or Section 4975 of the Code, or an IRA.

  "Finance Charge Collections" means, for any business day, the aggregate of
(a) all collections on the Receivables with respect to interest or other fees,
(b) investment earnings on amounts on deposit in all Trust Accounts on such business day and (c) Recoveries.

  "Fixed/Floating Allocation Percentage" means the percentage equivalent of a fraction, the numerator of which is the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount or the Class D Invested Amount, respectively, at the end of the last day of the Revolving Period and the denominator of which is the greater of (a) the Pool Balance (plus amounts, if any, on deposit in the Excess Funding Account) at the end of the preceding business day and (b) the sum of the numerators used to calculate the allocation percentages with respect to Principal Collections for all Series.

  "Floating Allocation Percentage" means on any business day, the percentage equivalent of a fraction, the numerator of which is the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount, or the Class D Invested Amount, respectively, at the end of the preceding business day and the denominator of which is the greater of (a) the Pool Balance (plus amounts, if any, on deposit in the Excess Funding Account) as of the end of the preceding business day and (b) the sum of the numerator for all classes of all Series then outstanding used to calculate the applicable allocation percentage.

  "Floorplan Agreement" means the agreement Green Tree enters into with a Manufacturer providing financing for products for Dealers.

  "Floorplan Receivables" represent extensions of credit to finance product inventory for dealers, and are secured by the related dealer's product inventory.

  "Foreign Person" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source.

  "Free Flooring Period" means a period during which no interest or finance charges accrue on a Dealer's account.

  "Funding Period" means the period from and including the Series 1996-2 Issuance Date to but excluding the earliest of (x) the first day for which the Invested Amount equals the Full Invested Amount; (y) the first day on which a Pay Out Event is deemed to occur; and (z) the last day of the June 1997 Monthly Period.

  "Full Invested Amount" means $538,000,000.

  "Global Securities" means the globally offered Floorplan Receivable Trust Certificates, Series 1996-2.

  "Green Tree" means Green Tree Financial Corporation.

  "Holders" means the holders of record of the Class A, Class B, Class C and Class D Certificates.

  "Imputed Yield Collections" means the specified percentage of Principal Collections which the Transferor elects to be treated as interest collections.

  "Independent Director" means a person who is not now, and has never been, a director or officer of, employed by, or the holder of any beneficial economic interest in any Affiliate of the Transferor, and who may at no time hold any beneficial or economic interest in the Transferor.

  "Indirect Participants" means securities brokers and dealers, banks, and trust companies that have an indirect access to the DTC system and that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

  "Ineligible Receivable" means any Receivable that does not satisfy the definition of Eligible Receivable.

  "Initial Invested Amount" means, with respect to any Series of Certificates, the amount stated in the related Supplement.

  "Insolvency Event" means the event whereby, pursuant to certain provisions of federal law, the Transferor voluntarily enters liquidation or a trustee in bankruptcy is appointed for the Transferor.

  "Insolvency Laws" means the United States Bankruptcy Code or similar applicable state laws.

  "Interest Accrual Period" means, with respect to a Distribution Date, the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Series 1996-2 Issuance
Date) to but excluding such Distribution Date.

  "Interest Collections" for any business day means the sum of (A) all Finance Charge Collections and (B) all Imputed Yield Collections (if a Discount Factor is then in effect) for such business day.

  "Interest Free Period" means a period during which no interest or finance charges accrue on a Dealer's account.

  "Interest Funding Account" means a segregated trust account (which need not be a deposit account) established and maintained by the Trustee with a Qualified Institution in the name of the Trust, for the benefit of the Certificateholders.

  "Interest Receivables" means, with respect to any Account, all amounts billed to the related Dealer in respect of interest and all other non-principal charges, plus any Imputed Yield Receivables.

  "Invested Amount" means the sum of the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount and the Class D Invested Amount.

  "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time.

  "Investor Default Amount" means a portion of all Defaulted Receivables which will be allocated to the Certificateholders in an amount equal to the product of the Floating Allocation Percentage applicable during the related Monthly Period and the Principal Amount of Defaulted Receivables for such Monthly Period.

  "IRA" means an individual retirement account.

  "IRS" means the Internal Revenue Service.

  "LIBOR" for any Interest Accrual Period is described under "Description of the Offered Certificates-- Interest Payments."

  "LIBOR Determination Date" has the meaning assigned under "Description of the Offered Certificates--Interest Payments" on page 49.

  "Manufacturer" means the manufacturer, distributor or vendor of products for sale or lease to Dealers in the ordinary course of business.

  "Manufacturer Overconcentration" means, on any Distribution Date, the excess of (a) the aggregate of all amounts of Principal Receivables in Accounts created pursuant to Floorplan Agreements with a single Manufacturer on the last day of the Monthly Period immediately preceding such Distribution Date over (b) 15% of the Principal Receivables on the last day of such immediately preceding Monthly Period. Notwithstanding the above, in the case of each such Overconcentration, the percentage in clause (b) for such Overconcentration may be increased by the Transferor, without the consent of any Certificateholder, to a level acceptable to each Rating Agency without any reduction or withdrawal of its rating of the Class A or Class B Certificates (but which may involve an adjustment, upward or downward, of the Class D Invested Amount).

  "Minimum Aggregate Principal Receivables" means the sum of all numerators used to calculate the allocation percentages with respect to Principal Collections for all Series.

  "Minimum Transferor Interest" means, as of any date of determination, the sum of the product for each Series of (i) the Minimum Transferor Percentage for such Series, times (ii) the Invested Amount for such Series.

  "Minimum Transferor Percentage" is 4% with respect to the Series 1996-2 Certificates.

  "Monthly Payment Rate" means, for any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the aggregate of the Receivables balances (without deducting therefrom the discount portion, if any) collected during such Monthly Period and the denominator of which is the average daily aggregate Receivables balance (without deducting therefrom the discount portion, if any) for such Monthly Period.

  "Monthly Period" means the period from and including the first day of each calendar month to and including the last day of such calendar month.

  "Monthly Servicing Fee" means the portion of the servicing fee allocable to the Certificateholders' Interest during each Monthly Period, which will be equal to one-twelfth of the product of (x) the Servicing Fee Rate per annum and (y) the Invested Amount on the preceding Record Date or, in the case of the first Distribution Date, the initial principal amount of the Certificates.

  "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

  "Negative Carry Amount" means the difference between the amount of interest actually earned on investments in the Excess Funding Account and the Pre-Funding Account on any day and the amount of interest that would have been earned on such investments at the Base Rate on such day.

  "Net Receivables Rate" means for a Distribution Date (i) the weighted average of the interest rates borne by the Receivables during the second preceding Monthly Period (because interest payments on the Receivables at such rates will be due and payable in the Monthly Period preceding such Distribution Date), plus (ii) the product of (x) the Monthly Payment Rate for the Monthly Period preceding such Distribution Date, the (y) Discount Factor, if any, for such Distribution Date and (z) twelve, less 2% per annum, unless the Servicing Fee has been waived for such Monthly Period.

  "New Issuance" means one or more new Series of Certificates that the Transferor may cause the Trustee to issue pursuant to any one or more Supplements to the Pooling and Servicing Agreement.

  "Offered Certificates" means the Class A Certificates and the Class B Certificates.

  "OID" means original issue discount.

  "Overconcentration Amount" means on each Distribution Date, the aggregate principal amount of Receivables in the Trust on such Distribution Date which are Asset-Based Receivable Overconcentrations, Dealer Overconcentrations, Manufacturer Overconcentrations and Product Line Overconcentrations.

  "Participants" means the participating organizations of DTC.

  "Pay Out Event" is described under "Description of the Offered
Certificates--Pay Out Event."

  "Paying Agent" means the agent making payments to the Certificateholders.

  "Permitted Lien" means, with respect to the Receivables, (i) liens in favor of the Transferor created pursuant to the Purchase Agreement assigned to the Trustee pursuant to the Pooling and Servicing Agreement; (ii) liens in favor of the Trustee pursuant to Pooling and Servicing Agreement; and (iii) liens which secure the payment of taxes, assessments and governmental charges or levies, if such taxes are either (a) not delinquent or (b) being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves in accordance with generally accepted accounting principles shall have been established.

  "Pool Balance" means the product of (i) the total amount of Principal Receivables and (ii) one minus the Discount Factor.

  "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of
December 1, 1995, among the Transferor, the Servicer, and the Trustee, as supplemented or amended in accordance with its terms. Unless the context requires otherwise, the term "Pooling and Servicing Agreement" refers to the Pooling and Servicing Agreement as supplemented by the 1996-2 Series Supplement.

  "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of the aggregate amount of Available Series Interest Collections for such Monthly Period, calculated on a cash basis, minus the aggregate Investor Default Amount for such Monthly Period, and the denominator of which is the average daily Invested Amount during the preceding Monthly Period.

  "Pre-Funded Amount" means, as of any date during the Funding Period, the amount of the initial deposit to the Pre-Funding Account less the amounts of any increases in the Invested Amount pursuant to the Series 1996-2 Supplement in connection with the increase in the amount of the Receivables in the Trust.

  "Pre-Funding Account" means a segregated trust account established and maintained in the name of the Trustee, on behalf of the Trust, with the trust department of a Qualified Institution.

  "Presold" means the financing program offered by Green Tree to dealers through which floorplan financing is provided to a dealer on units for which Green Tree has already approved a retail financing contract for sale to a customer.

  "Principal Account" means a segregated trust account (which need not be a deposit account) established and maintained by the Trustee with a Qualified Institution in the name of the Trust, for the benefit of the Certificateholders.

  "Principal Collections" means all Collections other than Interest
Collections.

  "Principal Funding Investment Shortfall" means, for any day, the difference between the amount of interest actually earned on investments in the Principal Account on any day and the amount of interest that would have been earned on such investments at the Base Rate for such day.

  "Principal Investment Proceeds" means investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Account during the Controlled Accumulation Period.

  "Principal Receivables" means, with respect to an Account, amounts shown on the Servicer's records as Receivables (other than such amounts that represent Interest Receivables, Defaulted Receivables or interest payable by the related Dealer).

  "Principal Shortfalls" means the amounts representing scheduled or permitted principal distributions to certificateholders and deposits to principal funding accounts, if any, for any Series that have not been covered out of the Principal Collections allocable to such Series and certain other amounts.

  "Principal Terms" means certain terms, with respect to any newly issued Series, including: (i) its name or designation; (ii) its initial invested amount (or method for calculating such amount); (iii) its certificate rate (or the method of allocating interest payments or other cash flows to such Series); (iv) the closing date; (v) the rating agency or agencies, if any, rating the Series; (vi) the interest payment date or dates and the date or dates from which interest shall accrue; (vii) the name of the clearing agency, if any; (viii) the method for allocating collections to certificateholders of such Series with respect to Principal Collections, Interest Collections, and Defaulted Receivables and the method by which the principal amount of such Series will amortize or accrue; (ix) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts; (x) the percentage used to calculate monthly servicing fees; (xi) the Minimum Transferor Interest; (xii) the credit enhancement provider, if applicable, and the terms of any credit enhancement with respect to such Series; (xiii) the base rate applicable to such Series; (xiv) the terms on which the certificates of such Series may be repurchased or remarketed to other investors; (xv) the termination date of such Series; (xvi) any deposit into any account provided for such Series; (xvii) the number of classes of such Series and, if more than one class, the rights and priorities of each such class; (xviii) the fees, if any, to be included in funds available to certificateholders in such Series;
(xix) the subordination, if any, of such new Series with respect to any other Series; (xx) the rights, if any, of the holder of the Exchangeable Transferor Certificate that have been transferred to the holders of such Series; (xxi) whether such Series will be part of a group or subject to being paired with any other prefunded Series; (xxii) whether such Series will be prefunded; and (xxiii) any other relevant terms, including whether or not such Series will be pledged as collateral for an issuance of any other securities, including commercial paper.

  "Product Line Overconcentration" on any Distribution Date means the excess of (a) the aggregate of all amounts of Principal Receivables in the Accounts that represent financing for a single product line (other than Asset-Based Receivables and Receivables that represent financing for manufactured housing) on the last day of the Monthly Period immediately preceding such Distribution Date over (b) 5% for marine products, 15% for recreational vehicles, and 5% for any other products in total, of the Principal Receivables on the last day of such immediately preceding Monthly Period. Notwithstanding the above, in the case of each such Overconcentration, the percentage in clause (b) for such Overconcentration may be increased by the Transferor, without the consent of any Certificateholder, to a level acceptable to each Rating Agency without any reduction or withdrawal of its rating of the Class A or Class B Certificates (but which may involve an adjustment, upward or downward, of the Class D Invested Amount).

  "Purchase Agreement" means the Receivables Purchase Agreement dated as of December 1, 1995, between the Transferor and Green Tree Financial Corporation.

  "Qualified Institution" means a depository institution or trust company, which may include the Trustee, organized under the laws of the United States or any one of the states thereof, which at all times has a certificate of deposit rating of P-1 by Moody's and of A-1+ by Standard & Poor's or long-term unsecured debt obligation (other than such obligation the rating of which is based on collateral or on the credit of a person other than such institution or trust company) rating of Aaa by Moody's and of AAA by Standard & Poor's and deposit insurance provided by the FDIC, or a depository institution, which may include the Trustee, which is acceptable to the Rating Agencies; provided, however, that no such rating shall be required of an institution which shall have corporate trust powers and which maintains the Collection Account, any principal account, any interest funding account or any other account maintained for the benefit of Certificateholders as a fully segregated trust account with the trust department of such institution which is rated at least Baa3 by Moody's.

  "Rating Agency" means each of Standard & Poor's and Moody's.

  "Reallocated Class B Principal Collections" is described in "Description of the Offered Certificates--Reallocated Principal Collections."

  "Reallocated Class C Principal Collections" is described in "Description of the Offered Certificates--Reallocated Principal Collections."

  "Reallocated Class D Principal Collections" is described in "Description of the Offered Certificates--Reallocated Principal Collections."

  "Reallocated Principal Collections" means the sum of Reallocated Class D Principal Collections, Reallocated Class C Principal Collections and Reallocated Class B Collections.

  "Receivables" means, with respect to an Account, all amounts payable (including interest, finance charges and other charges), and the obligation to pay such amounts, by the related Dealer from time to time in respect of advances made by Green Tree (or one of its subsidiaries) to or on behalf of such Dealer in connection with the Floorplan Business or the Asset Based Lending Business, as the case may be, together with the group of writings evidencing such amounts and the security interest created in connection therewith and all of the rights, remedies, powers and privileges thereunder (including under the related Financing Agreement). Receivables which become Defaulted Receivables will cease to be included as Receivables on the day on which they become Defaulted Receivables. Receivables which Green Tree is unable to transfer to the Transferor pursuant to the Purchase Agreement or which the Transferor is unable to transfer to the Trust as provided in the Pooling and Servicing Agreement and Receivables which arise in Designated Accounts from and after the related Removal Commencement Date shall not be included in calculating the amount of Receivables.

  "Record Date" means, with respect to any Distribution Date, the third business day preceding such Distribution Date, except that, with respect to any Definitive Certificates, Record Date shall mean the fifth day of the then current Monthly Period.

  "Recoveries" means any amounts received by the Servicer with respect to Receivables that were previously charged off as uncollectible in accordance with the Servicer's customary and usual servicing procedures.

  "Reference Banks" means four major banks in the London interbank market selected by the Servicer to determine and provide LIBOR on the basis of quotations of the offered rates for one-month United States dollar deposits following the LIBOR Determination Date.

  "Removal Date" means, with respect to the Transferor's removal from the Trust of Eligible Accounts, the Determination Date on which such removal will occur.

  "Removal Notice" means, with respect to the Transferor's removal from the Trust of Eligible Accounts, the written notice furnished to the Trustee, any credit enhancement provider and each Rating Agency specifying the Removal Date of such Removed Accounts.

  "Removed Accounts" means the Accounts that were removed from the Trust, as identified on a computer file, microfiche list or other list furnished by the Transferor to the Trustee.

  "Required Amount" means on the first business day following a Monthly Period, the amount, if any, by which the full amount to be paid pursuant to clauses (i)-(xi) in "Description of the Offered Certificates--Payments of Fees, Interest, and Other Items" for such prior Monthly Period exceeds the portion of the Available Series Interest Collections applied to the payment of the amounts described in such clauses for such prior Monthly Period.

  "Revolving Period" with respect to Series 1996-2 means the period from and including the Series 1996-2 Issuance Date to, but not including, the earlier of (a) the commencement of the Controlled Accumulation Period and (b) the commencement of the Early Amortization Period.

  "SAU" means "sold and unpaid" and refers to inventory that the Dealer has sold without immediate repayment to Green Tree.

  "SAU/NSF" means an account that is deemed delinquent when (i) there is an unpaid receivable balance as to which the related product has been sold and such receivable balance has not been paid by the related Dealer or (ii) a payoff check from the related Dealer has been returned because of insufficient funds.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Series" means any series of certificates issued by the Trust pursuant to a Supplement, including the 1996-2 Series Supplement.

  "Series Allocation Percentage" means, on any date of determination, the percentage equivalent of a fraction the numerator of which is the Invested Amount of such Series and the denominator of which is the sum of the Invested Amounts of all Series then outstanding.

  "Series Available Interest Collections" means the amount of the Floating Allocation Percentage of Interest Collections available in the Collection Account.

  "Series Issuance Date" means the date of issuance of any other Series.

  "Series 1996-2" means the Offered Certificates, the Class C Certificates and the Class D Certificates.

  "Series 1996-2 Issuance Date" means December 18, 1996.

  "Series 1996-2 Supplement" means the Supplement, dated as of December 1, 1996, among the Transferor, the Servicer and the Trustee, relating to the Series 1996-2 Certificates.

  "Series 1996-2 Termination Date" means the earlier of (i) the Distribution Date on which the Invested Amount is paid in full and (ii) the December 2001 Distribution Date.

  "Service Transfer" means, in the event of a Servicer Default, the termination of all rights and obligations of the Servicer as servicer under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and the appointment by the Trustee of a new Servicer.

  "Servicer" means Green Tree Financial Corporation or an Affiliate or successor of Green Tree Financial Corporation, and any replacement Servicer as provided in the Pooling and Servicing Agreement.

  "Servicer Default" means any of the following events: (i) failure by the Servicer to make any payment, transfer, or deposit, or to give instructions to the Trustee to make certain payments, transfers, or deposits within five business days after the date the Servicer is required to do so under the Pooling and Servicing Agreement or any Supplement; provided, however, that any such failure caused by a nonwillful act of the Servicer shall not constitute a Servicer Default if the Servicer promptly remedies such failure within five business days after receiving notice of such failure or otherwise becoming aware of such failure; (ii) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the certificateholders of any Series then outstanding and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by holders of Certificates evidencing undivided interests aggregating not less than 50% of the Invested Amount of any Series materially adversely affected thereby and continues to have a material adverse effect on the certificateholders of any Series then outstanding for such period; or the delegation by the Servicer of its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder; (iii) any representation, warranty, or certification made by the Servicer in the Pooling and Servicing Agreement, or in any certificate delivered pursuant to the Pooling and Servicing Agreement, proves to have been incorrect when made which has a material adverse effect on the certificateholders of any Series then outstanding, and which continues to be incorrect in any material respect for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and Trustee by the holders of Certificates evidencing undivided interests aggregating not less than 50% of the Invested Amount of any Series materially adversely affected thereby and continues to have a material adverse effect on such certificateholders for such period; or (iv) the occurrence of certain events of bankruptcy, insolvency, or receivership of the Servicer.

  "Servicing Fee Rate" means 2.00% per annum.

  "Servicing Compensation" means the Monthly Servicing Fee and certain other amounts (as specified in the Pooling and Servicing Agreement and the Series Supplement) which the Servicer will receive from the Trust.

  "Shared Principal Collections" means the amount of Principal Collections for any business day allocated by the Servicer to the Class A, Class B and Class C Certificateholders' Interest (other than amounts allocated to the Transferor Retained Class) remaining after covering required deposits or payments to the Certificateholders and any similar amount remaining for any other Series.

  "Standard & Poor's" means Standard & Poor's Rating Services, a Division of The McGraw-Hill Companies, Inc., or any successor thereto.

  "Supplement" means any supplement to the Pooling and Servicing Agreement.

  "Supplemental Certificate" means a second certificate issued in addition to a newly issued Exchangeable Transferor Certificate which was exchanged for an Exchangeable Transferor Certificate.

  "Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law which govern securities clearance accounts and cash accounts within the Euroclear System.

  "Transfer Agent and Registrar" means the transfer agent and registrar, which initially will be the Trustee.

  "Transfer Date" means, with respect to any Series, the business day immediately prior to the Distribution Date on which the Servicer may make deposits and payments.

  "Transfer Deposit Amount" means, on any date on which a reassignment of an Ineligible Receivable is to occur, the amount of the deposit by the Transferor into the Collection Account in immediately available funds, equal to the amount by which the Transferor Interest is less than the Minimum Transferor Interest.

  "Transferor" means Green Tree Floorplan Funding Corp.

  "Transferor Interest" means the Transferor's right to the assets of the Trust not allocated to the Series 1996-2 Certificateholders' interest or the interest of the holders of certificates of any future Series pursuant to the Pooling and Servicing Agreement and applicable Supplements.

  "Transferor Interest Collections" means, on any business day, the Series Allocation Percentage of the Interest Collections allocable to the Transferor Interest for such business day.

  "Transferor Percentage" (a) when used with respect to Principal Collections during the Revolving Period and Interest Collections and the amount of Defaulted Receivables at all times, 100% minus the sum of the Floating Allocation Percentage and the floating allocation percentages for all other Series and (b) when used with respect to Principal Collections during the Controlled Accumulation Period or Early Amortization Period, 100% minus the sum of the Fixed/Floating Allocation Percentage and the allocation percentages used with respect to Principal Collections for all other Series.

  "Transferor Retained Class" means any class of investor certificates of any Series that the Transferor is initially required to retain pursuant to the terms of any Supplement.

  "Trust" means the Green Tree Floorplan Receivables Master Trust.

  "Trust Accounts" means the Interest Funding Account, the Principal Account, the Distribution Account, the Collection Account, the Excess Funding Account, the Pre-Funding Account and the Class D Subaccount of the Excess Funding Account.

  "Trust Portfolio" means the Receivables conveyed to the Trust that arise in Accounts selected from Green Tree's portfolio of accounts on the basis of criteria set forth in the Pooling and Servicing Agreement and the 1996-2 Series Supplement as applied on the Cut-off Date and, with respect to Additional Accounts, as of the related date of their designation.

  "Trust Termination Date" means the date in which the Trust will terminate on the earlier of (a) the day after the Distribution Date following the date on which funds shall have been deposited in the Distribution Account for the payment to certificateholders outstanding sufficient to pay in full the aggregate investor interest of all Series outstanding plus interest thereon at the applicable certificate rates to the next Distribution Date and (b) a date which shall not be later than December 20, 2025, or (c) if the Receivables are sold, disposed of or liquidated following the occurrence of an Insolvency Event, immediately following such sale, disposition or liquidation, unless the Servicer and the holder of the Exchangeable Transferor Certificate instruct the Trustee otherwise.

  "Trustee" means Norwest Bank Minnesota, National Association.

  "UCC" means the Uniform Commercial Code, as amended from time to time, as in effect in the applicable jurisdiction.

  "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source.

  "Underwriters" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and First Chicago Capital Markets, Inc.

  "Underwriting Agreement" means the underwriting agreement dated December 11, 1996, among the Transferor, Green Tree and the Underwriters.

                                                                        ANNEX A

         GLOBAL CLEARANCE SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the globally offered Floating Rate Floorplan Receivable Trust Certificates, Series 1996-2 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

  Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional credit card certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

SECONDARY MARKET TRADING

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and Transferor's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to conventional credit card certificate issues in same-day funds.

  Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC Transferor and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the accounts of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be bad-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

  Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process De-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue form the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC Transferor on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between Cedel or Euroclear Transferor and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The Transferor will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

  Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase form the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

  Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) and a certificate under penalties of perjury (the "Tax Certificate") that such beneficial owner is (i) not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) that is related (within the meaning of
Section 864(d)(4) of the Code) to the Trust or the Transferor and (ii) not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Trust or the Transferor. If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.

  Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

  Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

  Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

  U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States trustees have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                                                        ANNEX B

                                 OTHER SERIES

  The table below sets forth the principal characteristics of Series 1995-1 and Series 1996-1, the only Series heretofore issued by the Trust. Series 1996-1 is a series of variable funding certificates, meaning that the aggregate outstanding principal amount of Series 1996-1 Certificates may be increased or decreased from time to time subject to a maximum amount. It is expected that the aggregate outstanding principal amount of the Series 1996-1 Certificates will be zero on the Series 1996-2 Issuance Date. For more specific information with respect to any Series, any prospective investor should contact the Servicer at (612) 293-3400. The Servicer will provide, without charge, to any prospective purchaser of the Certificates, a copy of the disclosure documents for any previous publicly issued Series.

SERIES 1995-1

Scheduled Series Termination Date............................. December 13, 2000
Series Issuance Date.......................................... December 1995
Annual Servicing Fee Percentage............................... 2.00%

CLASS A CERTIFICATES

Initial Invested Amount.............. $409,400,000
Expected Invested Amount as of        $409,400,000
 Closing Date........................
Certificate Rate..................... LIBOR + 0.16%
Commencement of Controlled            August 1998 (extendible)
 Accumulation Period.................
Enhancement.......................... Subordination of Class B Certificates,
                                                                              Class C Certificates and Class D
CLASS B CERTIFICATES                   Certificates

Initial Invested Amount.............. $18,400,000
Certificate Rate..................... LIBOR + 0.32%
Enhancement.......................... Subordination of Class C Certificates and
                                                                              Class D Certificates
CLASS C CERTIFICATES

Initial Invested Amount.............. $6,900,000
Certificate Rate..................... None
Enhancement.......................... Subordination of Class D Certificates

CLASS D CERTIFICATES

Initial Invested Amount.............. $25,300,000 (exclusive of the Class D
                                       Incremental Invested Amount)
Certificate Rate..................... None

SERIES 1996-1

Scheduled Series Termination Date............................ September 13, 2000
Series Issuance Date......................................... June 12, 1996
Annual Servicing Fee Percentage.............................. 2.0%

CLASS A CERTIFICATES

Invested Amount....................... Variable (subject to a maximum of
                                        $382,700,000)
Certificate Rate...................... Variable
Commencement of Amortization Period... June 1999
Enhancement........................... Subordination of Class B Certificates,
                                                                               Class C Certificates and Class D
CLASS B CERTIFICATES                    Certificates

Invested Amount....................... Variable (subject to a maximum of
                                        $17,200,000)
Certificate Rate...................... Variable
Enhancement........................... Subordination of Class C Certificates and
                                                                               Class D Certificates
CLASS C CERTIFICATES

Invested Amount....................... Variable (subject to a maximum of
                                        $6,450,000)
Certificate Rate...................... None
Enhancement........................... Subordination of Class D Certificates

CLASS D CERTIFICATES

Invested Amount....................... Variable
Certificate Rate...................... None

                              PRINCIPAL OFFICE OF
                                 THE TRANSFEROR

                              500 Landmark Towers
                             345 St. Peter Street,
                        Saint Paul, Minnesota 55102-1639

                                    TRUSTEE
                              AND TRUST'S ADDRESS

                  Norwest Bank Minnesota, National Association
                                 Norwest Center
                       Sixth Street and Marquette Avenue
                       Minneapolis, Minnesota 55479-0669

                                 PAYING AGENTS

    Norwest Bank Minnesota, National           Banque Generale du Luxembourg
              Association                         50, avenue J.F. Kennedy
             Norwest Center                               L-2951
   Sixth Street and Marquette Avenue                    Luxembourg
   Minneapolis, Minnesota 55479-0669

                                 LISTING AGENT

                         Banque Generale du Luxembourg
                            50, avenue J.F. Kennedy
                                     L-2951
                                   Luxembourg

    LEGAL ADVISOR TO THE TRANSFEROR          LEGAL ADVISOR TO THE UNDERWRITER
        AS TO UNITED STATES LAW                   AS TO UNITED STATES LAW


          Dorsey & Whitney LLP                       Brown & Wood LLP
         220 South Sixth Street                   One World Trade Center
      Minneapolis, Minnesota 55402               New York, New York 10048

                    SPECIAL LEGAL ADVISOR TO THE TRANSFEROR
                        AS TO UNITED STATES TAX MATTERS

                              Dorsey & Whitney LLP
                             220 South Sixth Street
                          Minneapolis, Minnesota 55402

                   INDEPENDENT ACCOUNTANTS TO THE TRANSFEROR

                             KPMG Peat Marwick LLP
                              4200 Norwest Center
                              90 South 7th Street
                       Minneapolis, Minnesota 55402-3900

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 NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION
OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PRO-SPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRANSFEROR OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UN-DER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF GREEN TREE FINANCIAL CORPORATION, GREEN TREE FLOORPLAN FUNDING CORP. OR THE RECEIVABLES SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CON-STITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SO-LICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                ---------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Reports to Certificateholders..............................................   2
Available Information......................................................   2
Other Information..........................................................   2
Prospectus Summary.........................................................   3
Risk Factors...............................................................  24
The Trust..................................................................  30
The Transferor.............................................................  30
Green Tree Financial Corporation and its Commercial Finance Division.......  30
The Receivables............................................................  34
The Accounts...............................................................  36
Maturity Considerations....................................................  40
Use of Proceeds............................................................  44
Description of the Offered Certificates....................................  44
Description of the Purchase Agreement......................................  81
Certain Legal Aspects of the Receivables...................................  82
Certain Federal Income Tax
 Consequences..............................................................  85
Employee Benefit Plan Considerations.......................................  90
Underwriting...............................................................  92
Listing and General Information............................................  93
Legal Matters..............................................................  94
Glossary of Terms..........................................................  95
Annex A.................................................................... A-1
Annex B.................................................................... B-1

                                ---------------

 UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANS-ACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DIS-TRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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                               $500,300,000


            [LOGO OF GREEN TREE FINANCIAL CORPORATION APPEARS HERE]

                 GREEN TREE FLOORPLAN RECEIVABLES MASTER TRUST

                           $478,800,000 FLOATING RATE
                    FLOORPLAN RECEIVABLE TRUST CERTIFICATES,
                             SERIES 1996-2, CLASS A

                            $21,500,000 FLOATING RATE
                    FLOORPLAN RECEIVABLE TRUST CERTIFICATES,
                             SERIES 1996-2, CLASS B

                      GREEN TREE FLOORPLAN FUNDING CORP.
                                   TRANSFEROR

                       GREEN TREE FINANCIAL CORPORATION
                                    SERVICER

                            ----------------------

                                  PROSPECTUS
                               DECEMBER 11, 1996

                            ----------------------

                           MERRILL LYNCH & CO.

                   FIRST CHICAGO CAPITAL MARKETS, INC.

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